Filed Pursuant to Rule 424(b)(3)

Registration No. 333-280767

PROSPECTUS SUPPLEMENT NO. 4

(to prospectus dated July 31, 2024)

ENDO, INC.

31,130,096 Shares of Common Stock

This prospectus supplement amends and supplements the prospectus dated July 31, 2024 (as supplemented to date, the “Prospectus”) which forms a part of our Registration Statement on Form S-1 (Registration Statement No. 333-280767). This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2024 (the “Form 8-K”). Accordingly, we have attached the Form 8-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock is not currently traded on any national securities exchange. Our common stock is currently quoted and trades on the OTCQX® Best Market, where it has been trading since June 28, 2024, under the symbol “NDOI.” On October 28, 2024, the closing price of our common stock as reported on the OTCQX® Best Market was $25.65 per share.

Investing in shares of our common stock involves risks. See “Risk Factors” beginning on page 15 of the Prospectus to read about factors you should consider before buying shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be offered and sold under the Prospectus or determined if the Prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 29, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2024

Endo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-280767	30-1390281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Atwater Drive Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 484-216-0000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None (1)

(1)	On June 28, 2024, Endo, Inc. common stock was quoted and began trading on the OTCQX® Best Market under the symbol “NDOI.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 29, 2024, Endo, Inc. (“Endo”) entered into the First Amendment (the “Amendment”) to the Credit Agreement, dated as of April 23, 2024 (the “Existing Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement”), among Endo, Endo Finance Holdings, Inc., the lenders party thereto and Goldman Sachs Bank USA, as administrative agent, collateral agent, issuing bank and swingline lender. The Amendment provides for, among other things, the refinancing of all outstanding initial term loans with a new tranche of term loans that bears interest at a rate per annum equal to, at our option, (x) Term SOFR plus a range of 3.75% to 4.00% or (y) an alternate base rate plus a range of 2.75% to 3.00%, in each case based upon our First Lien Net Leverage Ratio (as defined in the Amended Credit Agreement). The Amendment resulted in a 0.50% reduction in our term loan interest rate margins.

The foregoing summary of the Amendment (including the Amended Credit Agreement attached therein) does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Amendment (including the Amended Credit Agreement attached therein), a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Number	Description

10.1	First Amendment, dated as of October 29, 2024, among Endo, Inc., Endo Finance Holdings, Inc., each of the subsidiary guarantors party thereto, the lenders party thereto and Goldman Sachs Bank USA, as administrative agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO, INC.

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: October 29, 2024

Exhibit 10.1

Execution Version

FIRST AMENDMENT

FIRST AMENDMENT, dated as of October 29, 2024 (this “Amendment”), to the Credit Agreement, dated as of April 23, 2024 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”), among Endo, Inc., as parent (“Parent”), Endo Finance Holdings, Inc., as the borrower representative (the “Borrower Representative”), Goldman Sachs Bank USA (“Goldman Sachs”), as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender, and each other lender from time to time party thereto (collectively, the “Lenders”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower has requested that (i) the 2024 Refinancing Term Lenders (as defined in the Amended Credit Agreement) provide, in accordance with Section 2.25 of the Credit Agreement, Other Refinancing Term Loans in an aggregate principal amount of $1,500,000,000 (the “2024 Refinancing Term Loans”), and (ii) certain other modifications to the Credit Agreement be made in accordance with Sections 2.25 and 9.02(b) thereof;

WHEREAS, each Lender with an Initial Term Loan immediately prior to the First Amendment Effective Date (the “Existing Initial Term Loans” and such Lender, an “Existing Initial Term Lender”) that shall have executed and delivered a consent to this Amendment substantially in the form of Exhibit A hereto (each, a “2024 Refinancing Term Loan Consent”) indicating (i) the “Cashless Settlement Option” (each such Existing Initial Term Lender, a “2024 Refinancing Cashless Settlement Term Lender”) shall be deemed to have exchanged all of its Existing Initial Term Loans (or, in each case, such lesser amount as allocated by the Lead Arrangers to such 2024 Refinancing Cashless Settlement Term Lender on or prior to the First Amendment Effective Date) for 2024 Refinancing Term Loans in an aggregate principal amount equal to its 2024 Refinancing Term Loan Exchange Commitment (as defined in the Amended Credit Agreement) and such Lender shall thereafter become a 2024 Refinancing Term Lender or (ii) the “Post-Closing Settlement Option” (each such Existing Initial Term Lender, a “2024 Refinancing Post-Closing Settlement Term Lender”) shall be deemed to have agreed to the terms of this Amendment and to have 100% of the outstanding principal amount of its Existing Initial Term Loans prepaid on the First Amendment Effective Date and to purchase by assignment from the Additional 2024 Refinancing Term Lenders 2024 Refinancing Term Loans in an aggregate principal amount equal to the aggregate principal amount of such Existing Initial Term Loans so prepaid (or, in each case, such lesser amount as allocated by the Lead Arrangers to such 2024 Refinancing Post-Closing Settlement Term Lender on or prior to the First Amendment Effective Date);

WHEREAS, with respect to any portion of the 2024 Refinancing Term Loans not being provided by any 2024 Refinancing Cashless Settlement Term Lender, the Borrower has requested that the Additional 2024 Refinancing Term Lenders (as defined in the Amended Credit Agreement) provide Additional 2024 Refinancing Term Loans (as defined in the Amended Credit Agreement) in an aggregate principal amount of $76,851,984.56, which constitutes such remaining portion of the 2024 Refinancing Term Loans and the proceeds of which will be used by the Borrower to (i) repay in full the outstanding principal amount of Existing Initial Term Loans that are not “cashlessly” exchanged for 2024 Refinancing Term Loans together with any accrued and unpaid interest and fees with respect thereto and (ii) pay the fees and expenses in connection with this Amendment. Each Additional 2024 Refinancing Term Lender who executes and delivers a signature page to this Amendment as an Additional 2024 Refinancing Term Lender will provide an Additional 2024 Refinancing Term Loan Commitment (as defined in the Amended Credit Agreement) in the amount set forth under the heading “Additional 2024 Refinancing Term Loan Commitment” on Schedule I hereto; and

WHEREAS, Parent, the Borrower, the 2024 Refinancing Term Lenders and the Administrative Agent are willing to agree to this Amendment on the terms set forth herein.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Term Loan Refinancing. (a) Subject to the terms and conditions set forth herein and in the Amended Credit Agreement, each Additional 2024 Refinancing Term Lender agrees to make Additional 2024 Refinancing Term Loans to the Borrower on the First Amendment Effective Date in a principal amount not to exceed its Additional 2024 Refinancing Term Loan Commitment set forth on Schedule I hereto. The Borrower shall prepay in full all Existing Initial Term Loans of each Existing Initial Term Lender that did not execute and deliver a 2024 Refinancing Term Loan Consent as a 2024 Refinancing Cashless Settlement Term Lender on or prior to the First Amendment Effective Date. Unless previously terminated, the Additional 2024 Refinancing Term Loan Commitments shall terminate at 11:59 p.m., New York City time, on the First Amendment Effective Date.

(b) Subject to the terms and conditions set forth herein, each 2024 Refinancing Cashless Settlement Term Lender hereby agrees that its Existing Initial Term Loans will be automatically exchanged for a like principal amount, without constituting a novation, of 2024 Refinancing Term Loans on the First Amendment Effective Date (or a lesser amount allocated to such Lender by the Lead Arrangers on or prior to the First Amendment Effective Date).

(c) Subject to the terms and conditions set forth herein, each 2024 Refinancing Post-Closing Settlement Term Lender hereby agrees that its Existing Initial Term Loans will be prepaid and it shall purchase by assignment from the Additional 2024 Refinancing Term Lenders 2024 Refinancing Term Loans in an aggregate principal amount equal to the aggregate principal amount of such Existing Term Loans so prepaid on the First Amendment Effective Date (or, in each case, such lesser amount as allocated by the Lead Arrangers to such Lender on or prior to the First Amendment Effective Date).

(d) From and after the First Amendment Effective Date, each reference to a “Term Loan” or “Term Lender” in the Amended Credit Agreement shall be deemed to include the 2024 Refinancing Term Loans (whether established by “cashless” exchange or otherwise) and the 2024 Refinancing Term Lenders, respectively, and related terms will have correlative meanings mutatis mutandis (in each case, unless the context otherwise requires).

(e) The execution and delivery of this Amendment shall constitute a deemed delivery of a prepayment notice pursuant to Section 2.11 of the Credit Agreement, and this Amendment shall constitute a Refinancing Amendment.

SECTION 2. 2024 Refinancing Term Lenders. Each 2024 Refinancing Term Lender hereby: (i) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender and based on such documents and information as it has deemed appropriate, make its own credit analysis and decision in taking or not taking action under the Amended Credit Agreement or the other applicable Loan Documents, including entering into this Amendment and making 2024 Refinancing Term Loans, (ii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent or the

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Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto and (iii) acknowledges and agrees that upon the First Amendment Effective Date such Lender shall be a “Lender” and “Term Lender” under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender and a Term Lender thereunder.

SECTION 3. Amendments. Effective as of the First Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth on Annex A hereto.

SECTION 4. Effectiveness. This Amendment and the transactions contemplated hereby shall become effective as of the date (the “First Amendment Effective Date”) on which the following conditions have been satisfied (or waived):

(i) the Administrative Agent (or its counsel) shall have received (A) a duly executed and completed counterpart hereof that bears the signature of (1) each Loan Party, (2) each Additional 2024 Refinancing Term Lender and (3) the Administrative Agent and (B) a duly executed and completed 2024 Refinancing Term Loan Consent from each 2024 Refinancing Cashless Settlement Term Lender and each 2024 Refinancing Post-Closing Settlement Term Lender;

(ii) the Borrower shall deliver to the Administrative Agent legal opinions of Skadden, Arps, Slate, Meagher & Flom LLP, New York and Delaware counsel for the Loan Parties;

(iii) the Borrower, Parent and each Loan Party that is a Domestic Subsidiary shall deliver to the Administrative Agent a certificate of an authorized officer of such Loan Party, dated the First Amendment Effective Date, and executed by an authorized officer of such Loan Party (i) certifying that the charters, governing documents and incumbencies delivered in connection with the closing of the Credit Agreement remain true, correct, complete and effective in all respects and (ii) certifying and attaching certificates of good standing, dated as of a recent date, and resolutions adopted by each such Loan Party approving or consenting to this Amendment;

(iv) the Administrative Agent shall have received a certificate dated the First Amendment Effective Date executed by a Financial Officer of Parent certifying that the conditions set forth in Section 4.02 of the Credit Agreement have been satisfied (with all references in such Section 4.02 of the Credit Agreement to any Credit Event being deemed to be references to this Amendment on the First Amendment Effective Date);

(v) the Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03 of the Credit Agreement;

(vi) the Administrative Agent shall have received all fees due and payable thereto on or prior to the First Amendment Effective Date and, to the extent invoiced at least two (2) Business Days prior to the First Amendment Effective Date, reimbursement of all reasonable and out-of-pocket expenses (including reasonable fees, charges and disbursements of Simpson Thacher & Bartlett LLP) in connection with this Amendment required to be reimbursed and paid by the Loan Parties under the Credit Agreement;

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(vii) the Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA PATRIOT Act, requested not less than ten business days prior to the date hereof; and

(viii) the Administrative Agent shall have received “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each real property subject to a Mortgage and if such real property is located in a special flood hazard area, evidence of flood insurance as required by the Amended Credit Agreement.

SECTION 5. Representations and Warranties. Parent and the Borrower represent and warrant to each of the 2024 Refinancing Term Lenders and the Administrative Agent that as of the First Amendment Effective Date:

(a) this Amendment has been duly authorized, executed and delivered by them and this Amendment and the Amended Credit Agreement constitute their valid and binding obligation, enforceable against them in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) the representations and warranties of Parent and the Borrower set forth in the Credit Agreement shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct), except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects, other than to the extent qualified by materiality or “Material Adverse Effect”, in which case such representation and warranty shall be true and correct on and as of such earlier date; provided that, for purposes of this Section 5(b), the references in the representations and warranties in Section 3.11 of the Existing Credit Agreement to the “Effective Date” and “this Agreement and Loan Documents” shall be deemed to refer instead to the “First Amendment Effective Date” and “the First Amendment and any Loan Document delivered in connection with the First Amendment”, respectively; and

(c) no Default or Event of Default shall have occurred and be continuing.

SECTION 6. Reaffirmation. Each Loan Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (x) with respect to each Guarantor, its guarantee of the Secured Obligations under the Credit Agreement or the Subsidiary Guaranty, as applicable, and (y) its grant of Liens on the Collateral to secure the Secured Obligations pursuant to the Collateral Documents, with all such Liens continuing in full force and effect after giving effect to this Amendment. Each of the Loan Parties confirms, acknowledges and agrees that the 2024 Refinancing Term Lenders are “Lenders” and “Secured Parties” for all purposes under the Loan Documents. Each Loan Party agrees that, notwithstanding the execution and delivery of this Amendment, the Liens previously granted to the Collateral Agent pursuant to the Loan Documents shall be and remain in full force and effect and that any rights and remedies of the Collateral Agent and the Lenders thereunder and obligations of the Loan Parties thereunder shall be and remain in full force and effect, shall not be affected, impaired or discharged thereby and shall secure all of the Loan Parties’ indebtedness, obligations and liabilities owed to the Secured Parties under the Amended Credit Agreement and the other Loan Documents. This Amendment shall constitute a “Loan Document” for purposes of the Amended Credit Agreement. Each of the parties hereto confirms that the amendments to the Credit Agreement pursuant to this Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document.

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SECTION 7. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8. Certain Tax Matters. On and after the First Amendment Effective Date, the parties agree to treat the 2024 Refinancing Term Loans, whether issued for cash or in exchange for Existing Initial Term Loans, as a single fungible tranche for U.S. federal income tax purposes.

SECTION 9. General.

(a) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission (or other electronic transmission) shall be effective as delivery of a manually executed counterpart hereof. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. Nevertheless, upon the request of the Administrative Agent, any Electronic Signature shall be promptly followed by a manually executed counterpart.

(c) Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[remainder of page intentionally left blank]

5

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

ENDO, INC., as Parent

By:	/s/ Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

ENDO FINANCE HOLDINGS, INC., as Borrower Representative

By:	/s/ Deanna Voss
Name: Deanna Voss
Title: Secretary

SUBSIDIARY GUARANTORS:

ENDO ENTERPRISE, INC.
ENDO USA, INC.

By:	/s/ Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

[Signature Page to First Amendment]

ENDO US HOLDINGS LUXEMBOURG I S.A R.L.

By:	/s/ Brian Morrissey
Name: Brian Morrissey
Title: Authorized signatory

[Signature Page to First Amendment]

SIGNED for and on behalf of OPERAND PHARMACEUTICALS HOLDCO I LIMITED by its
lawfully appointed attorney	Mick McGuinness	/s/ Mick McGuinness
Attorney
in the presence of:

/s/ Carol Moran
(Witness’ Signature)

Carol Moran
(Witness’ Name)

1400 Atwater Dr, Malvern, PA 19355
(Witness’ Address)

Exec. Coordinator, Legal
(Witness’ Occupation)

SIGNED for and on behalf of ENDO BIOLOGICS LIMITED by its

lawfully appointed attorney	Mick McGuinness	/s/ Mick McGuinness
Attorney
in the presence of:

/s/ Carol Moran
(Witness’ Signature)

Carol Moran
(Witness’ Name)

1400 Atwater Dr, Malvern, PA 19355
(Witness’ Address)

Exec. Coordinator, Legal
(Witness’ Occupation)

[Signature Page to First Amendment]

SIGNED for and on behalf of ENDO OPERATIONS LIMITED by its

lawfully appointed attorney	Mick McGuinness	/s/ Mick McGuinness
Attorney
in the presence of:

/s/ Carol Moran
(Witness’ Signature)

Carol Moran
(Witness’ Name)

1400 Atwater Dr, Malvern, PA 19355
(Witness’ Address)

Exec. Coordinator, Legal
(Witness’ Occupation)

[Signature Page to First Amendment]

GOLDMAN SACHS BANK USA, as Administrative Agent and an Additional 2024 Refinancing Term Lender

By:	/s/ Dana Siconolfi
Name: Dana Siconolfi
Title: Authorized signatory

[Signature Page to First Amendment]

SCHEDULE I

ADDITIONAL 2024 REFINANCING TERM LOAN COMMITMENTS

ADDITIONAL 2024 REFINANCING TERM LENDER	ADDITIONAL 2024 REFINANCING TERM LOAN COMMITMENT
Goldman Sachs Bank USA	$76,851,984.56
AGGREGATE COMMITMENTS	$76,851,984.56

Exhibit A

CONSENT TO FIRST AMENDMENT

CONSENT (this “Consent”) to First Amendment (the “First Amendment”) to that certain Credit Agreement, dated as of April 23, 2024 (as amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement” and as amended by the First Amendment, the “Amended Credit Agreement”), among ENDO, INC., a Delaware corporation (“Parent”), ENDO FINANCE HOLDINGS, INC., a Delaware corporation (the “Borrower Representative”), each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and GOLDMAN SACHS BANK USA, as Administrative Agent, Collateral Agent, Issuing Bank and Swing Line Lender. Unless otherwise defined herein, terms used herein shall have the meanings given to them in the First Amendment or, if not defined therein, in the Credit Agreement.

Existing Initial Term Loan Lenders

The undersigned Lender hereby irrevocably and unconditionally approves the First Amendment and consents as follows (check ONE option):

Cashless Settlement Option: to exchange 100% of the outstanding principal amount of the Existing Initial Term Loans held by such Lender for 2024 Refinancing Term Loans in an equal principal amount (or such lesser amount as may be allocated to such Lender by the Lead Arrangers).	Post-Closing Settlement Option: to have 100% of the outstanding principal amount of the Existing Initial Term Loans held by such Lender prepaid on the First Amendment Effective Date and agrees to purchase by assignment from the Additional 2024 Refinancing Term Lenders 2024 Refinancing Term Loans in an equal principal amount (or in such lesser amount as may be allocated to such Lender by the Lead Arrangers).

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Name of Fund Manager (if any):

Annex A

Credit Agreement

[See attached.]

~~EXECUTION VERSION~~Annex A to First Amendment

CREDIT AGREEMENT

dated as of April 23, 2024,

as amended by the First Amendment, dated as of October 29, 2024,

among

ENDO, INC.,

as Parent,

ENDO FINANCE HOLDINGS, INC.,

as the Borrower Representative,

The Lenders Party Hereto,

GOLDMAN SACHS BANK USA,

as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender,

GOLDMAN SACHS BANK USA,

JPMORGAN CHASE BANK, N.A.,

BARCLAYS BANK PLC,

DEUTSCHE BANK SECURITIES INC.,

MORGAN STANLEY SENIOR FUNDING, INC.,

BANCO SANTANDER, S.A., NEW YORK BRANCH,

TCBI SECURITIES, INC. (D/B/A TEXAS CAPITAL SECURITIES)

and

BANK OF AMERICA, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

Table of Contents

Page
Article I Definitions		1

Section 1.01	Defined Terms	1
Section 1.02	Classification of Loans and Borrowings	~~76~~78
Section 1.03	Terms Generally	~~77~~78
Section 1.04	Accounting Terms; GAAP; Pro Forma Calculations	~~78~~80
Section 1.05	Status of Obligations and Secured Obligations	~~82~~83
Section 1.06	Special Luxembourg Provisions	~~82~~84
Section 1.07	Cashless Rollovers	~~83~~85
Section 1.08	Divisions	~~83~~85

Article II The Credits		~~83~~85

Section 2.01	Commitments and Loans	~~83~~85
Section 2.02	Loans and Borrowings	~~84~~86
Section 2.03	Requests for Borrowings	~~86~~87
Section 2.04	Determination of Dollar Amounts	~~87~~88
Section 2.05	Swingline Loans	~~87~~89
Section 2.06	Letters of Credit	~~89~~90
Section 2.07	Funding of Borrowings	~~95~~97
Section 2.08	Interest Elections	~~96~~97
Section 2.09	Termination and Reduction of Commitments	~~97~~99
Section 2.10	Repayment and Amortization of Loans; Evidence of Debt	~~98~~100
Section 2.11	Prepayment of Loans	~~99~~102
Section 2.12	Fees	~~103~~105
Section 2.13	Interest	~~104~~107
Section 2.14	Alternate Rate of Interest	~~105~~108
Section 2.15	Increased Costs	~~108~~111
Section 2.16	Break Funding Payments	~~110~~112
Section 2.17	Taxes	~~110~~113
Section 2.18	Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs	~~114~~117
Section 2.19	Mitigation Obligations; Replacement of Lenders	~~119~~122
Section 2.20	Incremental Credit Extensions	~~120~~122
Section 2.21	Judgment Currency	~~122~~125
Section 2.22	Defaulting Lenders	~~123~~126
Section 2.23	Extensions of Loans and Commitments	~~125~~128
Section 2.24	Loan Repurchases	~~129~~131
Section 2.25	Refinancing Amendment	~~131~~133
Section 2.26	Illegality	~~132~~134

Article III Representations and Warranties		~~133~~135

Section 3.01	Organization; Powers; Subsidiaries	~~133~~135
Section 3.02	Authorization; Enforceability	~~133~~136

i

Section 3.03	Governmental Approvals; No Conflicts	~~133~~136
Section 3.04	Financial Condition; No Material Adverse Change	~~134~~136
Section 3.05	Properties	~~134~~136
Section 3.06	Litigation, Environmental and Labor Matters	~~134~~137
Section 3.07	Compliance with Laws and Agreements	~~135~~137
Section 3.08	Investment Company Status	~~135~~138
Section 3.09	Taxes	~~135~~138
Section 3.10	Benefit Plans	~~135~~138
Section 3.11	Disclosure	~~136~~138
Section 3.12	Federal Reserve Regulations	~~136~~139
Section 3.13	Security Interest in Collateral	~~136~~139
Section 3.14	Solvency	~~137~~139
Section 3.15	Sanctions; Anti-Corruption	~~137~~139
Section 3.16	Beneficial Ownership Certificate	~~137~~140
Section 3.17	Affected Financial Institutions	~~137~~140
Section 3.18	Luxembourg Regulatory Matters	~~137~~140

Article IV Conditions		~~138~~141

Section 4.01	Effective Date	~~138~~141
Section 4.02	Each Credit Event	~~140~~143

Article V Affirmative Covenants		~~141~~143

Section 5.01	Financial Statements and Other Information	~~141~~143
Section 5.02	Notices of Material Events	~~144~~146
Section 5.03	Existence; Conduct of Business	~~144~~147
Section 5.04	Payment of Obligations	~~145~~147
Section 5.05	Maintenance of Properties; Insurance	~~145~~147
Section 5.06	Books and Records; Inspection Rights	~~145~~147
Section 5.07	Compliance with Laws and Material Contractual Obligations	~~146~~148
Section 5.08	Use of Proceeds	~~146~~148
Section 5.09	Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances	~~146~~149
Section 5.10	Designation of Subsidiaries	~~149~~151
Section 5.11	Ratings	~~149~~152
Section 5.12	Post-Closing Obligations	~~150~~152

Article VI Negative Covenants		~~150~~152

Section 6.01	Indebtedness	~~150~~152
Section 6.02	Liens	~~156~~158
Section 6.03	Fundamental Changes and Asset Sales	~~159~~162
Section 6.04	Investments, Loans, Advances, Guarantees and Acquisitions	~~162~~165
Section 6.05	Swap Agreements	~~166~~168
Section 6.06	Transactions with Affiliates	~~166~~168
Section 6.07	Restricted Payments	~~167~~169
Section 6.08	Restrictive Agreements	~~169~~171
Section 6.09	Amendments to Subordinated Indebtedness	~~170~~172
Section 6.10	Sale and Leaseback Transactions	~~170~~172
Section 6.11	Financial Covenant	~~170~~173

Article VII Events of Default		~~171~~173

Section 7.01	Events of Default	~~171~~173
Section 7.02	Right to Cure	~~174~~177

Article VIII The Administrative Agent and the Collateral Agent		~~176~~178

Article IX Miscellaneous		~~181~~183

Section 9.01	Notices	~~181~~183
Section 9.02	Waivers; Amendments	~~183~~185
Section 9.03	Expenses; Indemnity; Damage Waiver	~~187~~189
Section 9.04	Successors and Assigns	~~189~~191
Section 9.05	Survival	~~198~~200
Section 9.06	Integration; Counterparts; Electronic Signature	~~198~~200
Section 9.07	Severability	~~198~~200
Section 9.08	Right of Setoff	~~199~~201
Section 9.09	Governing Law; Jurisdiction; Consent to Service of Process; Foreign Process Agent	~~199~~201
Section 9.10	WAIVER OF JURY TRIAL	~~200~~202
Section 9.11	Headings	~~200~~202
Section 9.12	Confidentiality	~~200~~202
Section 9.13	Release of Liens and Guarantees	~~201~~203
Section 9.14	USA Patriot Act	~~202~~204
Section 9.15	Appointment for Perfection	~~202~~204
Section 9.16	No Fiduciary Relationship	~~202~~204
Section 9.17	Interest Rate Limitation	~~202~~205
Section 9.18	Additional Borrowers	~~203~~205
Section 9.19	Acknowledgement and Consent to Bail-In of Affected Financial Institution	~~204~~206
Section 9.20	Intercreditor Agreement	~~205~~207
Section 9.21	Certain ERISA Matters	~~205~~207
Section 9.22	Acknowledgment Regarding Any Supported QFCs	~~206~~208

Article X Parent Guaranty		~~208~~210

Section 10.01	Guaranty	~~208~~210
Section 10.02	Obligations Unconditional	~~208~~210
Section 10.03	Reinstatement	~~209~~211
Section 10.04	Certain Additional Waivers	~~209~~211
Section 10.05	Remedies	~~209~~211
Section 10.06	Rights of Contribution	~~210~~212
Section 10.07	Guarantee of Payment; Continuing Guarantee	~~210~~212

SCHEDULES:

Schedule 1.01A	–	Agreed Security Principles
Schedule 2.01	–	Commitments
Schedule 2.06	–	Existing Letters of Credit
Schedule 3.01	–	Subsidiaries
Schedule 3.06	–	Material Litigation
Schedule 3.07	–	Compliance with Laws
Schedule 5.12	–	Post-Closing Obligations
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Existing Investments
Schedule 6.08	–	Existing Restrictions

EXHIBITS:

Exhibit A	–	Additional Borrower Joinder
Exhibit B-1	–	Form of Assignment and Assumption
Exhibit B-2	–	Form of Affiliated Lender Assignment and Assumption
Exhibit C	–	Auction Procedures
Exhibit D	–	Form of Letter of Credit Request
Exhibit E	–	Form of Solvency Certificate
Exhibit F-1	–	Form of U.S. Tax Compliance Certificate
Exhibit F-2	–	Form of U.S. Tax Compliance Certificate
Exhibit F-3	–	Form of U.S. Tax Compliance Certificate
Exhibit F-4	–	Form of U.S. Tax Compliance Certificate

CREDIT AGREEMENT, dated as of April 23, 2024 (this “Agreement”), among Endo, Inc., a Delaware corporation (“Parent”), Endo Finance Holdings, Inc., a Delaware corporation (the “Borrower Representative”), the Additional Borrowers from time to time party hereto, the LENDERS from time to time party hereto and Goldman Sachs Bank USA, as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2024 Refinancing Cashless Settlement Term Lender” has the meaning set forth in the First Amendment.

“2024 Refinancing Term Lender” means, as of any date of determination, each Lender that holds 2024 Refinancing Term Loan Commitments or 2024 Refinancing Term Loans.

“2024 Refinancing Term Loan Commitments” means, collectively, (i) the 2024 Refinancing Term Loan Exchange Commitment and (ii) the Additional 2024 Refinancing Term Loan Commitment. The aggregate principal amount of the 2024 Refinancing Term Loan Commitments on the First Amendment Effective Date is $1,500,000,000.

“2024 Refinancing Term Loan Exchange Commitment” means the agreement of each 2024 Refinancing Cashless Settlement Term Lender to exchange its Existing Initial Term Loans for an equal aggregate principal amount of 2024 Refinancing Term Loans to the Borrower on the First Amendment Effective Date (or such lesser amount as allocated to such 2024 Refinancing Cashless Settlement Term Lender by the Lead Arrangers on or prior to the First Amendment Effective Date).

“2024 Refinancing Term Loans” means (i) the term loans made or continued, as the case may be, by the 2024 Refinancing Term Lenders to the Borrower Representative on the First Amendment Effective Date pursuant to Section 1 of the First Amendment and (ii) any Incremental Term Loans (which do not constitute Other Term Loans) made from time to time pursuant to Section 2.20.

“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional 2024 Refinancing Term Lender” means a Person with an Additional 2024 Refinancing Term Loan Commitment on the First Amendment Effective Date. For the avoidance of doubt, an Existing Initial Term Lender immediately prior to the First Amendment Effective Date may also be an Additional 2024 Refinancing Term Lender.

“Additional 2024 Refinancing Term Loan” means a Loan that is made pursuant to Section 1(a) of the First Amendment.

“Additional 2024 Refinancing Term Loan Commitment” means, with respect to each Additional 2024 Refinancing Term Lender, the commitment of such Additional 2024 Refinancing Term Lender to make Additional 2024 Refinancing Term Loans to the Borrower on the First Amendment Effective Date. The amount of each Lender’s Additional 2024 Refinancing Term Loan Commitment as of the First Amendment Effective Date is set forth under the heading “Additional 2024 Refinancing Term Loan Commitments” on Schedule I to the First Amendment.

“Additional Borrower Joinder” means a joinder agreement substantially in the form of Exhibit A.

“Additional Borrowers” means, collectively, the Restricted Subsidiaries which are designated as a Borrower by Parent pursuant to Section 9.18(a).

“Adjusted Daily Simple CORRA” means an interest rate per annum equal to (a) the Daily Simple CORRA, plus (b) 0.29547%; provided that if the Adjusted Daily Simple CORRA as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term CORRA Rate” means, for the purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) 0.29547% for a one month interest period or 0.32138% for a three month interest period; provided that if the Adjusted Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means Goldman Sachs Bank USA, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Agent Fee Letter” shall mean that certain Administrative Agent Fee Letter, dated as of the Effective Date, by and among the Borrower Representative and the Administrative Agent.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender” means, at any time, any Lender that is an Affiliate of Parent (other than (a) Parent or any Subsidiary, (b) any Debt Fund Affiliate or (c) any natural person) at such time.

“Affiliated Lender Assignment and Assumption” has the meaning specified in Section 9.04(g)(vi).

“Affiliated Lender Cap” has the meaning specified in Section 9.04(g).

“Agent Parties” has the meaning assigned to such term in Section 9.01(c).

“Agreed Currencies” means (i) Dollars, (ii) euros, (iii) Japanese Yen, (iv) Pounds Sterling, (v) Canadian Dollars and (vi) any other Foreign Currency agreed to by the Administrative Agent and each of the Multicurrency Tranche Lenders.

“Agreed Security Principles” means the Agreed Security Principles set forth on Schedule 1.01A. For the avoidance of doubt, the Agreed Security Principles shall only apply to Guarantees proposed to be granted by, assets of, and Equity Interests in, Foreign Subsidiaries.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) Term SOFR for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate, the Federal Funds Effective Rate or Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Ancillary Document” has the meaning assigned to such term in Section 9.06.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Applicable Excess Cash Flow Percentage” means 50%, with a step down to 25% upon the achievement and maintenance of a First Lien Net Leverage Ratio of less than or equal to 2.50 to 1.00 and a further step down to 0% upon the achievement and maintenance of a First Lien Net Leverage Ratio of less than or equal to 2.00 to 1.00.

“Applicable Lender” has the meaning assigned to such term in Section 2.06(d).

“Applicable Percentage” means, (a) with respect to any Multicurrency Tranche Lender in respect of a Multicurrency Tranche Credit Event, its Multicurrency Tranche Percentage, (b) with respect to any Dollar Tranche Lender in respect of a Dollar Tranche Credit Event, its Dollar Tranche Percentage and (c) with respect to any Term Lender, a percentage equal to a fraction the numerator of which is the outstanding principal amount of such Lender’s Term Loans and the denominator of which is the aggregate outstanding amount of the Term Loans of all Term Lenders. When references herein to the “Applicable Percentage” refer to the aggregate outstandings hereunder, the Applicable Percentage of each Lender shall be determined in a manner consistent with the foregoing, but taking into account all of their relevant Revolving Commitments (or related Revolving Credit Exposures) and outstanding Term Loans hereunder. In making the foregoing determinations, if any of the relevant amounts are denominated in a currency other than Dollars, the Dollar Amounts thereof (as determined by the Administrative Agent in good faith) shall be utilized. If the context indicates that the “Applicable Percentage” is to be determined for a relevant Class or Tranche, then only the respective Class or Tranche shall be included as otherwise provided above in determining the relevant Applicable Percentages.

“Applicable Rate” means, for any day, (a) with respect to any Term SOFR Revolving Loan, any Term CORRA Loan, any Canadian Prime Rate Loans, any ABR Revolving Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Term SOFR/ Term CORRA Spread for Revolving Loans”, “ABR/Canadian Prime Rate Spread for Revolving Loans”, or “Commitment Fee Rate”, as the case may be, based upon the First Lien Net Leverage Ratio applicable on such date:

Category	First Lien Net Leverage Ratio:	Commitment Fee Rate	Term SOFR/ Term CORRA Spread for Revolving Loans	ABR/Canadian Prime Rate Spread for Revolving Loans
I	< 2.00x	0.250%	3.000%	2.000%
II	≥ 2.00x but < 2.50x	0.375%	3.250%	2.250%
III	≥ 2.50x	0.500%	3.500%	2.500%

~~and~~ (b) with respect to any Term SOFR Initial Term Loan and any ABR Initial Term Loan, as the case may be, the applicable rate per annum set forth below under the caption “Term SOFR Spread for Initial Term Loans” and “ABR Spread for Initial Term Loans”, as the case may be, based upon the First Lien Net Leverage Ratio applicable on such date:

Category	First Lien Net Leverage Ratio:	Term SOFR Spread for Initial Term Loans	ABR Spread for Initial Term Loans
I	< 2.50x	4.250%	3.250%
II	> 2.50x	4.500%	3.500%

and (c) with respect to any Term SOFR 2024 Refinacing Term Loan and any ABR 2024 Refinancing Term Loan, as the case may be, the applicable rate per annum set forth below under the caption “Term SOFR Spread for 2024 Refinancing Term Loans” and “ABR Spread for 2024 Refinancing Term Loans”, as the case may be, based upon the First Lien Net Leverage Ratio applicable on such date:

Category	First Lien Net Leverage Ratio:	Term SOFR Spread for 2024 Refinancing Term Loans	ABR Spread for 2024 Refinancing Term Loans
I	< 2.50x	3.750%	2.750%
II	> 2.50x	4.000%	3.000%

For purposes of the foregoing,

(i) if at any time Parent fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, (1) for purposes of clause (a) above, Category III shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable and (2) for purposes of clause (b) above, Category II shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable; and

(ii) adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change).

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Approved Intercreditor Agreement” means (i) with respect to Indebtedness secured on a pari passu basis with the Secured Obligations, the Intercreditor Agreement (or any other intercreditor agreement reasonably acceptable to the Administrative Agent and the Required Revolving Lenders; provided that, to the extent such other intercreditor agreement is substantially similar in all material respects (including as to priority of payment from and on account of the Collateral) to the Intercreditor Agreement as in effect on the Effective Date or otherwise does not alter the priority, or any material rights or remedies in respect, of the Revolving Facility, such other intercreditor agreement shall be deemed acceptable to the Required Revolving Lenders) and (ii) with respect to any Indebtedness secured on a junior basis to the Secured Obligations, any intercreditor agreement reasonably acceptable to the Administrative Agent.

“Asset Sale” means any Disposition of property or series of related Dispositions of property in respect of which either the fair market value of such property or the Disposition Consideration payable to Parent or any of its Restricted Subsidiaries exceeds $5,000,000.

“Asset Sale Step Down” has the meaning set forth in Section 2.11(c).

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit B-1 or any other form approved by the Administrative Agent.

“Attributable Receivables Indebtedness” means the principal amount of Indebtedness (other than any subordinated Indebtedness owing by a Receivables Entity to a Receivables Seller or a Receivables Seller to another Receivables Seller in connection with the transfer, sale and/or pledge of Permitted Receivables Facility Assets) which (i) if a Permitted Receivables Facility is structured as a secured lending agreement or other similar agreement, constitutes the principal amount of such Indebtedness or (ii) if a Permitted Receivables Facility is structured as a purchase agreement or other similar agreement, would be outstanding at such time under such Permitted Receivables Facility if the same were structured as a secured lending agreement rather than a purchase agreement or such other similar agreement.

“Auction Manager” has the meaning assigned to such term in Section 2.24(a).

“Auction Procedures” means the auction procedures with respect to Purchase Offers set forth in Exhibit C hereto.

“Auto-Extension Letter of Credit” has the meaning assigned to such term in Section 2.06(c).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date with respect to the Revolving Commitments (or with respect to any Extended Revolving Commitments, the Maturity Date with respect thereto) and the date of termination of all of the Revolving Commitments.

“Available Amount” means, at any time, an amount equal to, without duplication:

(a) the sum of:

(i) the greater of (x) $230,000,000 and (y) 30.0% of Consolidated EBITDA as of the end of the Reference Period; plus

(ii) the greater of:

(1) 50.0% of the Consolidated Net Income of Parent and the Restricted Subsidiaries for the period (taken as one accounting period) commencing on April 1, 2024 to the end of the most recently ended fiscal quarter for which Financials of Parent have been delivered, or in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit; and

(2) 100.0% of Retained Excess Cash Flow of Parent and the Restricted Subsidiaries for the period (taken as one accounting period) commencing on April 1, 2024 to the end of the most recently ended fiscal quarter for which Financials of Parent have been delivered; plus

(iii) 100.0% of the aggregate Net Proceeds and the fair market value (as determined in good faith by Parent) of marketable securities or other property received by Parent and its Restricted Subsidiaries since the Effective Date from any capital contributions to, or the sale or issuance of Equity Interests of Parent (other than (i) Disqualified Equity Interests, (ii) Equity Interests issued or sold to a Restricted Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by Parent or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination, (iii) Equity Interests the Net Proceeds of which are used to repay long-term Indebtedness for borrowed money (other than (x) revolving loans or (y) Indebtedness of a Person, or Indebtedness secured by a Lien on the assets, being acquired in connection with acquisitions permitted hereunder for which Parent issues Equity Interests as consideration) and (iv) any exercise of the cure rights set forth in Section 7.02); plus

(iv) 100% of the Net Proceeds of Indebtedness and Disqualified Equity Interests of Parent and its Restricted Subsidiaries, in each case, issued after the Effective Date, which have been exchanged or converted into Equity Interests (other than of Disqualified Equity Interests) of Parent, together with any cash and Permitted Investments and the fair market value (as determined in good faith by Parent) of any assets that are received by Parent or any Restricted Subsidiary upon such exchange or conversion; plus

(v) 100% of the aggregate Net Proceeds and the fair market value of marketable securities or other property received by Parent and its Restricted Subsidiaries since the Effective Date from Dispositions of Investments made using the Available Amount; plus

(vi) 100% of the returns, profits, distributions and similar amounts received in cash or Permitted Investments by Parent and its Restricted Subsidiaries on Investments made using the Available Amount (including Investments in Unrestricted Subsidiaries); plus

(vii) 100% of (x) the Investments of Parent and its Restricted Subsidiaries made using the Available Amount in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into Parent or any of its Restricted Subsidiaries (up to the fair market value (as determined in good faith by Parent) of the Investments of Parent and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation) and (y) the fair market value (as determined in good faith by Parent) of the assets of any Unrestricted Subsidiary acquired by such Unrestricted Subsidiary with the proceeds of Investments of Parent and its Restricted Subsidiaries made using the Available Amount in such

Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed to Parent and its Restricted Subsidiaries (up to the fair market value (as determined in good faith by Parent) of the Investments of Parent and its respective Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such transfer, conveyance or other distribution); plus

(viii) 100% of the aggregate amount of any Declined Prepayment Amounts; minus, without duplication,

(b) an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.07(j), plus (ii) Investments made pursuant to Section 6.04(cc), in each case, after the Effective Date and prior to such time or contemporaneously therewith.

“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitments of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise or for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.14.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to Parent or any Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Borrower or any Subsidiary in connection with Banking Services.

“Banking Services Obligations” means any and all obligations of Parent or any other Loan Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, and any successor thereto.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, examiner, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the applicable Relevant Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to such Relevant Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) in the case of any Loan denominated in Dollars, Daily Simple SOFR;

(2) in the case of any Loan denominated in Canadian Dollars, Adjusted Daily Simple CORRA;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Parent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the relevant Governmental Authority or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time and (b) if applicable, the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Parent for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the relevant Governmental Authority on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Canadian Prime Rate,” the definition of “Benchmark,” the definition of “Business Day,” the definition of “CORRA Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion (in consultation with Parent) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and/or Term Benchmark Loan and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement and/or Term Benchmark Loan exists, in such other manner of administration as the Administrative Agent decides (in consultation with Parent) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3) in the case of clause (4) of the definition of “Benchmark Transition Event”, the date of determination by the Administrative Agent referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(4) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(5) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the Term CORRA Administrator, the Bank of Canada, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(6) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative, or, as of a specified future date will no longer be representative; or

(7) the Administrative Agent determines, in consultation with the Borrower, that reporting of the Benchmark for all Available Tenors has ceased or will cease.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Benefit Plans” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Beneficial Ownership Certificate” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Big Boy Letter” means a letter from a Lender acknowledging that (1) an assignee may have information regarding Parent, any Borrower and any Subsidiary of Parent, their ability to perform the Obligations or any other material information that has not previously been disclosed to the Administrative Agent and the Lenders (“Excluded Information”), (2) the Excluded Information may not be available to such Lender, (3) such Lender has independently and without reliance on any other party made its own analysis and determined to assign Term Loans to such assignee pursuant to Section 9.04(g) and Section 9.04(k) notwithstanding its lack of knowledge of the Excluded Information and (4) such Lender waives and releases any claims it may have against the Administrative Agent, such assignee, Parent, any Borrower and the Subsidiaries of Parent with respect to the nondisclosure of the Excluded Information; or otherwise in form and substance reasonably satisfactory to such assignee, the Administrative Agent and assigning Lender.

“Blocking Law” has the meaning assigned to such term in Section 5.08(c).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Borrower Representative and/or any Additional Borrower (subject to Section 9.18), as applicable.

“Borrower Materials” has the meaning assigned to such term in the final paragraph of Section 5.01.

“Borrowing” means (a) Revolving Loans of the same Class, Type and currency made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, (b) Term Loans of the same Class and Type made on the same date and, in the case of Term Benchmark Loans meeting the foregoing requirements, as to which a single Interest Period is in effect or (c) a Swingline Loan.

“Borrowing Request” means a request by the applicable Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with (i) a Borrowing denominated in Canadian Dollars and in relation to the calculation or computation of Term CORRA or the Canadian Prime Rate, the term “Business Day” shall also exclude any day that is not a CORRA Business Day and (ii) an ABR Loan or a Term SOFR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the applicable market or the principal financial center of the country of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in euro).

“Canadian Dollar Revolving Loans” means Multicurrency Tranche Revolving Loans denominated in Canadian Dollars. Each Canadian Dollar Revolving Loan shall be a Term CORRA Loan or Canadian Prime Rate Loan.

“Canadian Dollars” or “CAD” refers to the lawful currency of Canada (expressed in Canadian dollars).

“Canadian Domiciled Subsidiary” means each Restricted Subsidiary incorporated or otherwise organized under the laws of Canada or any province or territory thereof.

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the “Canadian Prime Rate”, as in effect from time to time, or if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Bank of Canada as its policy rate and (ii) the Adjusted Term CORRA Rate for an Interest Period of one (1) month plus 1.00%; provided that if any the above rates shall be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the quoted or published prime rate pursuant to the foregoing clause (i) or the Adjusted Term CORRA Rate shall be effective from and including the effective date of such change in such prime rate or Adjusted Term CORRA Rate.

“Canadian Prime Rate Loans” means any Canadian Dollar Revolving Loan during the period which it bears interest at a rate determined by reference to the Canadian Prime Rate.

“Canadian Statutory Liens” means any Lien in respect of any property or assets of a Canadian Domiciled Subsidiary created by or arising pursuant to any applicable legislation in favour of any Person (such as but not limited to a Governmental Authority), including, without limitation, a Lien for the purpose of securing such Canadian Domiciled Subsidiary’s obligation to deduct and remit employee source deductions and goods and services tax pursuant to the Income Tax Act (Canada), the Excise Tax Act (Canada), the Canada Pension Plan (Canada), the Employment Insurance Act (Canada) and any legislation in any jurisdiction similar to or enacted in replacement of the foregoing from time to time.

“Capital Expenditures” means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Parent and its Restricted Subsidiaries prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided, however, all obligations of any Person that are or would have been treated as operating leases (including for avoidance of doubt, any network lease or any Operating IRU) for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements to be delivered pursuant to Section 5.01.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Captive Insurance Subsidiary” means any Subsidiary of Parent that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Cash Collateralized” means, with respect to any Letter of Credit, as of any date, that the applicable Borrower shall have deposited in the LC Collateral Account, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 103% of the LC Exposure as of such date plus any accrued and unpaid interest thereon pursuant to such documentation and arrangements as are reasonably satisfactory to the Administrative Agent. “Cash Collateralize” shall have the correlative meaning.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Effective Date) other than one or more Permitted Holders, of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Parent; (b) the occurrence of a change of control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing); or (c) any Borrower ceasing to be a direct or indirect wholly-owned subsidiary of Parent. Notwithstanding the foregoing, a transaction will not be deemed to constitute a Change in Control if (1) Parent becomes a direct or indirect wholly-owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of such voting stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof shall be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented and (ii) all reports, notes, guidelines, rules, requests and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Chapter 11 Cases” means the jointly administered chapter 11 bankruptcy cases of PLC and certain of its affiliates as debtors and debtors in possession.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Loans of a particular Tranche; provided that any Loans within a Tranche having different Maturity Dates, currency of denomination (except pursuant to a Class of revolving commitments allowing extensions of credit thereunder in multiple currencies), interest rates, repayments or other terms shall be regarded as separate Classes of Loans and Borrowings for purposes of this Agreement, (b) any Commitment, refers to whether such Commitment is a Commitment of a particular Tranche; provided that any Commitments within a Tranche having different Maturity Dates, currency of denomination (except pursuant to a Class of revolving commitments allowing extensions of credit thereunder in multiple currencies), interest rates, repayments or other terms shall be regarded as separate Classes of Commitments for purposes of this Agreement and (c) any Lender, refers to whether such Lender is a Lender of a particular Tranche; provided that any Lender holding Loans or Commitments within a Tranche having different Maturity Dates, currency of denomination (except pursuant to a Class of revolving commitments allowing extensions of credit thereunder in multiple currencies), interest rates, repayments or other terms shall be regarded as a Lender with respect to separate Classes of Loans and/or Commitments (as applicable) for purposes of this Agreement.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets of a Loan Party covered by the Collateral Documents, but only so long as the Collateral Documents are then in effect, and any and all other assets of any Loan Party, now existing or hereafter acquired and wherever located, that may at any time be or become subject to a security interest or Lien in favor of the Collateral Agent, on behalf of itself and the Secured Parties, to secure the Secured Obligations; provided that Collateral shall exclude Excluded Assets.

“Collateral Agent” means Goldman Sachs Bank USA, in its capacity as collateral agent for the Secured Parties.

“Collateral Documents” means, collectively, the US Security Agreement, the Irish Security Documents, the Luxembourg Pledge Agreement, the Mortgages and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, and shall also include, without limitation, all other security agreements, pledge agreements, mortgages, short-form intellectual property security agreements, deeds of trust, loan agreements, notes, guarantees, subordination agreements, intercreditor agreements, pledges and each of the other agreements, instruments or documents that creates, perfects or evidences, or purports to create, perfect or evidence a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means, with respect to each Lender, the sum of such Lender’s Multicurrency Tranche Commitment, Dollar Tranche Commitment, Term Loan Commitment, Incremental Revolving Commitment, Other Refinancing Revolving Commitment and Incremental Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Competitor” shall mean any person that is a bona fide operating company engaged in the same or a line of similar business as the Borrower or its Subsidiaries.

“Compliance Certificate” means a certificate of a Financial Officer of Parent required to be delivered with the Financials pursuant to Section 5.01(c).

“Compliance Date” means the last day of any Reference Period that the aggregate outstanding Revolving Credit Exposure (other than (a) undrawn Letters of Credit in an amount not to exceed $20 million and (b) Letters of Credit to the extent Cash Collateralized or backstopped (whether drawn or undrawn) on terms reasonably acceptable to the applicable Issuing Bank) exceeds an amount equal to 40% of the Revolving Commitments then in effect.

“Computation Date” has the meaning assigned to such term in Section 2.04(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Assets” means, with respect to Parent and its Restricted Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Permitted Investments) that would, in accordance with GAAP, be classified on a consolidated balance sheet of Parent and its Restricted Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding (i) assets held for sale, (ii) permitted loans to third parties, (iii) Plan assets, (iv) deferred bank fees, and (v) derivative financial instruments).

“Consolidated Current Liabilities” means, with respect to Parent and its Restricted Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of Parent and its Restricted Subsidiaries as current liabilities at such date of determination, other than (i) the current portion of any Indebtedness, (ii) the current portion of interest, (iii) accruals for current or deferred Taxes based on income or profits, (iv) accruals of any costs or expenses related to restructuring reserves, (v) the aggregate amount of outstanding Revolving Loans and Swingline Loans and LC Exposure and (vi) the current portion of pension liabilities.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries, including the amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses and the amortization of Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:

(c) increased (without duplication) by the following, in each case (other than clauses (x) and (xiv)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, any losses on Swap Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Swap Obligations or such derivative instruments, and bank and letter of credit fees, letter of guarantee and bankers’ acceptance fees and costs of surety bonds in connection with financing activities, together with items excluded from the definition of “Consolidated Interest Expense”; plus

(ii) provision for taxes based on income, profits, revenue or capital, including federal, foreign and state income, franchise, excise, value added and similar taxes, property taxes and similar taxes, and foreign withholding taxes paid or accrued during such period (including any future taxes or other levies that replace or are intended to be in lieu of taxes, and any penalties and interest related to taxes or arising from tax examinations) and the net tax expense associated with any adjustments made pursuant to the definition of “Consolidated Net Income,”plus

(iii) Consolidated Depreciation and Amortization Expense for such period; plus

(iv) any non-recurring charges, costs, fees and expenses directly incurred or paid directly as a result of discontinued operations; plus

(v) any cost, expense or other charge (including any legal fees and expenses) associated with the bankruptcy proceedings and related restructuring, adequate protection payments and the application of fresh-start accounting, or the payment of any legal settlement, fine, judgment or order, including all settlement payments paid to Governmental Authorities, as described in Parent and/or PLC’s public filings with the SEC or, in connection with the Chapter 11 Cases, the Reorganization Plan or the Reorganization Plan Documents; plus

(vi) Milestone Payments and Upfront Payments; plus

(vii) minority interest expense, the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any non-wholly-owned Restricted Subsidiary, excluding cash distributions in respect thereof, and the amount of any reductions in arriving at Consolidated Net Income resulting from the application of Accounting Standards Codification Topic No. 810, Consolidation; plus

(viii) (i) the amount of board of director or similar fees and (ii) the amount of payments made to optionholders of such Person in connection with, or as a result of, any distribution being made to equityholders of such Person, which payments are being made to compensate such optionholders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted hereunder; plus

(ix) the amount of loss or discount on sale of any Receivables Assets to any Restricted Subsidiary or Receivables Entity in connection with a Permitted Receivables Facility; plus

(x) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any prior period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (b) below for any previous period and not added back; plus

(xi) any costs or expenses incurred pursuant to any management equity plan, stock option plan or any other management or employee benefit plan, agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such Person (other than Disqualified Equity Interest); plus

(xii) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification Topic 715—Compensation—Retirement Benefits, and any other items of a similar nature, plus

(xiii) [reserved]; plus

(xiv) the amount of “run-rate” cost savings, synergies and operating expense reductions related to restructurings, cost savings initiatives or other initiatives that are projected by Parent in good faith to result from actions either taken or with respect to which substantial steps have been taken or are expected to be taken within 18 months after the end of such period, calculated as though such cost savings, synergies and operating expense reductions had been realized on the first day of such period and net of the amount of actual benefits received during such period from such actions; provided that (A) any such pro forma adjustments in respect of such cost savings, synergies and operating expense reductions shall not exceed 20.0% of Consolidated EBITDA (prior to giving effect to such pro forma adjustment) as of the end of the Reference Period at such time, (B) such cost savings and synergies are reasonably expected and factually supportable in the good faith judgment of Parent and (C) no cost savings or synergies shall be added pursuant to this clause (xiv) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period (it is understood and agreed that “run rate” means the full recurring benefit that is associated with any action taken or with respect to which substantial steps have been taken or are expected to be taken, whether prior to or following the Effective Date) (which adjustments may be incremental to (but not duplicative of) pro forma cost savings, synergies or operating expense reduction adjustments made pursuant to Section 1.04); provided that such cost savings, synergies and operating expenses are reasonably identifiable and factually supportable; plus

(xv) the aggregate amount of all other non-cash charges, expenses or losses reducing Consolidated Net Income during such period (including all reserves taken during such period on account of contingent cash payments that may be required in a future period) and

(d) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(1) any cash payments made during such period in respect of items described in clause (xv) above subsequent to the period in which the relevant non-cash expenses or losses were incurred;

(2) any non-recurring income or gains directly as a result of discontinued operations;

(3) any unrealized income or gains in respect of Swap Agreements; and

(4) the amount of any loss attributable to non-controlling interests of third parties in any non-wholly owned Restricted Subsidiary added to (and not deducted from) Consolidated Net Income in such period.

For the avoidance of doubt, Consolidated EBITDA shall be calculated, including pro forma adjustments, in accordance with Section 1.04.

“Consolidated First Lien Secured Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, Capital Lease Obligations and purchase money Indebtedness, in each case secured by a first priority lien on any asset or property of Parent or any other Loan Party; provided, Consolidated First Lien Secured Debt will not include Non-Recourse Indebtedness, undrawn amounts under revolving credit facilities and Indebtedness in respect of any (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within two (2) Business Days and (2) Swap Obligations.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the most recently completed four fiscal quarters to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” means, with reference to any period, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of Parent and its Restricted Subsidiaries calculated on a consolidated basis for such period with respect to (a) all outstanding Indebtedness of Parent and its Restricted Subsidiaries allocable to such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs and benefits under interest rate Swap Agreements to the extent such net costs and benefits are allocable to such period in accordance with GAAP) and (b) the interest component of all Attributable Receivables Indebtedness of Parent and its Restricted Subsidiaries for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding (and excluding the effect of), without duplication,

(1) extraordinary, non-recurring or unusual gains, losses, fees, costs, charges or expenses (including relating to any strategic initiatives and accruals and reserves in connection with such gains, losses, charges or expenses); restructuring costs, charges, accruals or reserves; severance and relocation costs and expenses, one-time compensation costs and expenses, consulting fees, signing, retention or completion bonuses, and executive recruiting costs; costs and expenses incurred in connection with strategic initiatives; transition costs and duplicative running costs; costs incurred in connection with acquisitions (or purchases of assets) prior to or after the Effective Date (including integration costs); business optimization expenses; operating expenses attributable to the implementation of cost-savings initiatives;

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP;

(3) Transaction Expenses;

(4) any gain (loss) on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

(5) the net income for such period of any Person that is an Unrestricted Subsidiary and, solely for the purpose of determining the amount available for Restricted Payments under clause (a)(vii) of the definition of “Available Amount”, the net income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting, in each case except to the extent of any dividends or distributions or other payments that are actually paid in cash or Permitted Investments (or to the extent converted into cash or Permitted Investments) to such Person or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (a)(vii) of the definition of “Available Amount”, the net income for such period of any Restricted Subsidiary (other than any Guarantor) to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of a Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Permitted Investments (or to the extent converted into cash or Permitted Investments), or the amount that could have been paid in cash or Permitted Investments without violating any such restriction or requiring any such approval, to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) related to the application of recapitalization accounting or purchase accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items);

(8) income (loss) from the early extinguishment or conversion of (a) Indebtedness, (b) Swap Obligations or (c) other derivative instruments;

(9) any impairment charge or asset write-off or write-down in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(10) (a) any equity based or non-cash compensation charge or expense, including any such charge or expense arising from grants of stock appreciation, equity incentive programs or similar rights, stock options, restricted stock or other rights to, and any cash charges associated with the rollover, acceleration or payout of, Equity Interests by management of such Person or of a Restricted Subsidiary, (b) noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation or Accounting Standards Codification Topic 505-50, Equity-Based Payments to Non-Employees, and (c) any income (loss) attributable to deferred compensation plans or trusts;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Senior Secured Notes), issuance of Equity Interests, recapitalization, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Senior Secured Notes and other securities and this Agreement) and including, in each case, any such transaction whether consummated on, after or prior to the Effective Date and any such transaction undertaken but not completed, and any charges or nonrecurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt, the effects of expensing all transaction related expenses in accordance with Accounting Standards Codification Topic No. 805, Business Combinations);

(12) accruals and reserves that are established or adjusted in connection with the Transactions, an Investment or an acquisition that are required to be established or adjusted as a result of the Transactions, such Investment or such acquisition, in each case in accordance with GAAP;

(13) any expenses, charges or losses to the extent covered by insurance that are, directly or indirectly, reimbursed or reimbursable by a third party, and any expenses, charges or losses that are covered by indemnification or other reimbursement provisions only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so excluded to the extent not so reimbursed within such 365 days);

(14) any non-cash gain (loss) attributable to the mark to market movement in the valuation of Swap Obligations or other derivative instruments pursuant to FASB Accounting Standards Codification Topic 815—Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification Topic 825—Financial Instruments;

(15) any net unrealized gain or loss (after any offset) resulting in such period from currency transaction or translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from (a) Swap Obligations for currency exchange risk and (b) resulting from intercompany indebtedness) and any other foreign currency transaction or translation gains and losses, to the extent such gain or losses are non-cash items;

(16) any adjustments resulting from the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation;

(17) any non-cash rent expense;

(18) any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures; and

(19) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, Consolidated Net Income will include the amount of proceeds received or receivable from business interruption insurance, the amount of any expenses or charges incurred by such Person or its Restricted Subsidiaries during such period that are, directly or indirectly, reimbursed or reimbursable by a third party, and amounts that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so excluded to the extent not so reimbursed within such 365 days).

For the avoidance of doubt, Consolidated Net Income shall be calculated, including pro forma adjustments, in accordance with Section 1.04.

“Consolidated Secured Debt” means, the aggregate principal amount of Indebtedness of Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, Capital Lease Obligations and purchase money Indebtedness, in each case secured by a lien on any asset or property of Parent or any other Loan Party; provided, Consolidated Secured Debt will not include Non-Recourse Indebtedness, undrawn amounts under revolving credit facilities and Indebtedness in respect of any (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within two (2) Business Days and (2) Swap Obligations.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of Parent and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date (and, in the case of any determination relating to any Specified Transaction, on a pro forma basis including any property or assets being acquired in connection therewith).

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of Parent and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting only of Indebtedness for borrowed money, Capital Lease Obligations and purchase money Indebtedness; provided, Consolidated Total Indebtedness will not include Non-Recourse Indebtedness, undrawn amounts under revolving credit facilities and Indebtedness in respect of any (1) letter of credit, bank guarantees and performance or similar bonds, except to the extent of obligations in respect of drawn standby letters of credit which have not been reimbursed within two (2) Business Days and (2) Swap Obligations.

“Consolidated Working Capital” means, at any time, Consolidated Current Assets (but excluding therefrom all cash and Permitted Investments) less Consolidated Current Liabilities at such time; provided that increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (x) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (y) the effects of purchase accounting or (z) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under Swap Agreements.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Affiliate” has the meaning assigned to such term in Section 3.15(a).

“Controlled Foreign Corporation” means any Subsidiary of Parent (i) which is a “controlled foreign corporation” within the meaning of Section 957 of the Code or (ii) that has no material assets other than Equity Interests (including any debt instrument treated as equity for U.S. federal income tax purposes) or other securities of Persons described in clause (i).

“Convertible Debt Security” means debt securities, the terms of which provide for conversion into, or exchange for, Equity Interests (other than Disqualified Equity Interests) of Parent, cash in lieu thereof and/or a combination of such Equity Interests and cash in lieu thereof.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Business Day” means, for any Loan denominated in Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in Toronto are authorized or required by law to remain closed.

“CORRA Determination Date” has the meaning specified in the definition of “Daily Simple CORRA”.

“CORRA Rate Day” has the meaning specified in the definition of “Daily Simple CORRA”.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Agreement Refinancing Indebtedness” means any (a) Permitted Pari Passu Secured Refinancing Debt, (b) Permitted Junior Secured Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, any existing Class of Term Loans or Revolving Commitments (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness (including, if such Indebtedness includes any Other Refinancing Revolving Commitments, the unused portion of such Other Refinancing Revolving Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments, Incremental Revolving Commitments, Extended Revolving Commitments or Other Refinancing Revolving Commitments, the amount thereof) except by an amount equal to unpaid accrued interest and premium (including tender premium) thereon plus reasonable upfront fees and original issue discount on such exchanging, extending, renewing, replacing or refinancing Indebtedness, plus other reasonable and customary fees and expenses in connection with such exchange, modification, refinancing, refunding, renewal, replacement or extension, (ii) such Indebtedness has a later maturity date than, and, except in the case of Other Refinancing Revolving Commitments, a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt (other than such Indebtedness incurred under the Inside Maturity Basket), (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, premiums and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable to the lenders or holders providing such Indebtedness in any material respect, than those applicable to the Loans or Commitments being refinanced (as determined in good faith by Parent), or, except with respect Indebtedness incurred pursuant to a

Refinancing Amendment pursuant to clause (d) above, are otherwise current market terms (in each case except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness); (iv) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained in accordance with Section 2.11(c)(2) and (v) such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (ii) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover~~”~~” provisions, such extended credit facility would comply with clause (ii) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, clause (iii) in this definition shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions.

“Credit Event” means a Borrowing, the issuance of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Exposure” means, as to any Lender at any time, the sum of (a) such Lender’s Revolving Credit Exposure at such time, plus (b) an amount equal to the aggregate principal amount of its Term Loans outstanding at such time.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Daily Simple CORRA” means, for any day (a “CORRA Rate Day”), a rate per annum equal to CORRA for the day (such day “CORRA Determination Date”) that is five (5) CORRA Business Days prior to (i) if such CORRA Rate Day is a CORRA Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not a CORRA Business Day, the CORRA Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the Term CORRA Administrator on the Term CORRA Administrator’s website. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to the Borrower Representative. If by 5:00 p.m. (Toronto time) on any given CORRA Determination Date, CORRA in respect of such CORRA Determination Date has not been published on the Term CORRA Administrator’s website and a Benchmark Replacement Date with respect to the Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Date will be CORRA as published in respect of the first preceding CORRA Business Day for which such CORRA was published on the Term CORRA Administrator’s website, so long as such first preceding CORRA Business Day is not more than five (5) Business Days prior to such CORRA Determination Day.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the

SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower Representative. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Daily Simple SOFR Loan”, when used in reference to any a Loan or Borrowing, means a Loan, or the Loans comprising such Borrowing, bearing interest at rate determined by reference to Daily Simple SOFR.

“Debt Fund Affiliate” means any Lender that is an Affiliate of Parent and is a bona fide debt fund or an investment vehicle that is primarily engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business and whose managers have fiduciary duties to the investors therein independent of or in addition to their duties to any Affiliate of Parent that beneficially owns Equity Interests of Parent.

“Debtor Relief Law” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, examinership or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debtors” shall have the meaning given to such term in the definition of “Reorganization Plan Transactions”.

“Declined Prepayment Amount” has the meaning assigned to such term in Section 2.11(f).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within three (3) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified Parent or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied), (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized signatory of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent (d) has become the subject of a Bankruptcy Event or (e) become the subject of a Bail-In Action.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Designated Representative” means, with respect to any series of Permitted Pari Passu Secured Refinancing Debt, Permitted First Lien Indebtedness or Permitted Junior Secured Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Discharge of Priority Revolving Credit Obligations” shall have the meaning given to such term in the Intercreditor Agreement.

“Disposition” means a sale, transfer, lease, disposition or Exclusive License.

“Disposition Consideration” means (a) for any Disposition (other than an Exclusive License), the aggregate fair market value of any assets sold, transferred, leased or otherwise disposed of and (b) for any Exclusive License, the aggregate cash payment paid to Parent or any Restricted Subsidiary on or prior to the consummation of the Exclusive License (and which, for the avoidance of doubt, shall not include any royalty, earnout, contingent payment or any other deferred payment that may be payable thereafter).

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(e) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person or of Parent that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(f) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person or of Parent that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(g) is or may be redeemable (other than solely for Equity Interests in such Person or of Parent that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is or may be required to be repurchased by such Person or any of its Affiliates (other than, at the option of such Person, solely for Equity Interests in such Person or of Parent that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that occurs 91 days after the Latest Maturity Date; provided that (i) any Equity Interests that would constitute Disqualified Equity Interests solely because the holders thereof have the right to require Parent to repurchase such Disqualified Equity Interests upon the occurrence of a change of control or asset sale shall not constitute Disqualified Equity Interests if the terms of such Equity Interests (and all securities into which it is convertible or for which it is ratable or exchangeable) provide that Parent may not repurchase or redeem any such Equity Interests (and all securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision unless the Obligations are fully satisfied simultaneously therewith and (ii) only the portion of the Equity Interests meeting one of the foregoing clauses (a) through (c) prior to the date that is ninety-one (91) days after the Latest Maturity Date will be deemed to be Disqualified Equity Interests. Notwithstanding the preceding sentence, (A) if such Equity Interest is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of Parent or any Restricted Subsidiary, such Equity Interest shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Equity Interest held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or immediate family members) of Parent (or any Subsidiary) shall be considered Disqualified Equity Interests because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Lenders” means (a)(i) Persons identified in writing by the Borrower Representative to the Administrative Agent from time to time that are Competitors of Parent, the Borrower Representative or their respective Subsidiaries and (ii) any Affiliates of any such Competitors that are either (x) separately identified in writing by the Borrower Representative to the Administrative Agent from time to time or (y) known or clearly identifiable solely on the basis of such Affiliate’s name and (b) other Persons separately identified by the Borrower Representative to the Administrative Agent in writing prior to the Effective Date or any of their Affiliates that are either (x) separately identified in writing by the Borrower Representative to the Administrative Agent prior to the Effective Date or (y) known or clearly identifiable solely on the basis of such Affiliate’s name. With respect to any Disqualified Lender that is designated after the Effective Date, such designation shall not have retroactive effect.

“Dollar Amount” of any currency at any date means (i) the amount of such currency if such currency is Dollars or (ii) the equivalent in such currency of Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Revaluation Date provided for in Section 2.04.

“Dollar Tranche Commitment” means, with respect to each Dollar Tranche Lender, the commitment, if any, of such Dollar Tranche Lender to make Dollar Tranche Revolving Loans and to acquire participations in Dollar Tranche Letters of Credit and Swingline Loans hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Dollar Tranche Lender’s Dollar Tranche Commitment as of the Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption (or other documentation contemplated by this Agreement) pursuant to which such Dollar Tranche Lender shall have assumed its Dollar Tranche Commitment, as applicable. The aggregate principal amount of the Dollar Tranche Commitments on the Effective Date is $0.

“Dollar Tranche Credit Event” means a Dollar Tranche Revolving Borrowing of any Class, the issuance of a Dollar Tranche Letter of Credit, an LC Disbursement with respect to a Dollar Tranche Letter of Credit or any of the foregoing.

“Dollar Tranche LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Dollar Tranche Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements in respect of Dollar Tranche Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Dollar Tranche LC Exposure of any Dollar Tranche Lender at any time shall be its Dollar Tranche Percentage of the total Dollar Tranche LC Exposure at such time.

“Dollar Tranche Lender” means a Lender with a Dollar Tranche Commitment or holding Dollar Tranche Revolving Loans.

“Dollar Tranche Letter of Credit” means any standby or commercial letter of credit issued under the Dollar Tranche Commitments pursuant to this Agreement.

“Dollar Tranche Percentage” the percentage equal to a fraction the numerator of which is such Lender’s Dollar Tranche Commitment and the denominator of which is the aggregate Dollar Tranche Commitments of all Dollar Tranche Lenders (if the Dollar Tranche Commitments of any Class have terminated or expired, the Dollar Tranche Percentages shall be determined based upon the Dollar Tranche Commitments of such Class most recently in effect, giving effect to any assignments).

“Dollar Tranche Revolving Borrowing” means a Borrowing comprised of Dollar Tranche Revolving Loans of any Class.

“Dollar Tranche Revolving Credit Exposure” means, with respect to any Dollar Tranche Lender at any time, and without duplication, the sum of the outstanding principal amount of such Dollar Tranche Lender’s Dollar Tranche Revolving Loans and its Dollar Tranche LC Exposure and its Swingline Exposure at such time.

“Dollar Tranche Revolving Loan” means a Loan made by a Dollar Tranche Lender pursuant to Section 2.01(b). Each Dollar Tranche Revolving Loan shall be a Term SOFR Revolving Loan denominated in Dollars or an ABR Revolving Loan denominated in Dollars.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.

“Drug Acquisition” means any acquisition (including any license or any acquisition of any license) solely or primarily of all or any portion of the rights in respect of one or more drugs or pharmaceutical products, whether in development or on market (including related Intellectual Property), but not of Equity Interests in any Person or any operating business unit.

“ECP” means an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means April 23, 2024.

“Effective Yield” means, as to any Loans of any Class, the effective yield on such Loans as reasonably determined by the Administrative Agent, taking into account (a) the applicable interest rate margins, (b) any interest rate floors or similar devices, (c) all recurring fees and other fees, including upfront or similar fees or original issue discount (in the case of clause (c), amortized over the shorter of (i) the life of such Loans and (ii) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding (x) any arrangement, commitment, structuring or other fees payable in connection therewith that are not generally shared with the Lenders thereunder and (y) any customary consent fees paid generally to consenting Lenders; provided that differences in the Effective Yield of Loans denominated in Dollars from loans denominated in other currencies shall be calculated by the Administrative Agent in good faith but ignoring differences due to the currency differences or underlying base rates employed (so long as reasonably equivalent in nature) (but giving effect to any differences in interest rate margins, spreads or upfront fees or floors as otherwise required above).

“Electronic Signature” has the meaning assigned to such term in Section 9.06.

“Eligible Transferee” has the meaning assigned to such term in Section 9.04(b)(i).

“Engagement Letter” means that certain Engagement Letter, dated as of March 31, 2024, by and among the Borrower, PLC and the Lead Arrangers.

“Enterprise Transformative Event” means any merger, acquisition, Investment, dissolution, liquidation, consolidation or Disposition, in any such case by Parent, any Borrower or any Restricted Subsidiary that is either (a) not permitted by the terms of any Loan Document immediately prior to the consummation of such transaction or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction, would not provide Parent, the Borrower and the Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation or expansion of their combined operations following such consummation, as reasonably determined by Parent acting in good faith.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, or binding orders, decrees, judgments, injunctions, notices or agreements issued, promulgated or entered into by any Governmental Authority, relating to pollution or protection of the environment, including management or reclamation of natural resources, and the management, Release or threatened Release of any Hazardous Material or to occupational health and safety matters, as such occupational health and safety matters relate to exposure or handling of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Parent or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing; provided that “Equity Interests” shall not include Convertible Debt Securities or Permitted Convertible Debt Hedge Transactions.

“Equivalent Amount” of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (i) any trade or business (whether or not incorporated) that, together with Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code and (ii) any entity (whether or not incorporated) that is under common control with Parent within the meaning of Section 4001(a)(14) of ERISA.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived with respect to a Plan; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan other than the PBGC premiums due but not delinquent under Section 4007 of ERISA; (e) a determination that any Plan is, or is expected to be considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (f) the receipt by Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of Parent or any of its ERISA Affiliates from any Multiemployer Plan; (h) the receipt by Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Parent or any ERISA Affiliate of any notice, concerning the imposition upon Parent or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; (i) the receipt by Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Parent or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA; (j) the occurrence of any event which would trigger the full or partial wind up of any occupational pension scheme (within the meaning of section 2 of the Irish Pension Act 1990 (as amended) (the “Pensions Act”)) sponsored by Parent or its Subsidiaries or in which Parent or its Subsidiaries participates (an “Irish Pension Scheme”); (k) the failure by an Irish Pension Scheme to meet the minimum funding standard prescribed by Part IV of the Pensions Act; (l) where any funding proposal (within the meaning of section 49 of the Pensions Act) which has been put in place to address a deficit within an Irish Pension Scheme goes off-track (within the meaning of the Irish Pensions Authority’s prescribed guidance under section 49 of the Pensions Act); (m) where a prosecution for an offence is brought under section 3 of the Pensions Act against the sponsoring employer, a participating employer, trustees, administrator or other agent concerning an Irish Pension Scheme or where the Irish Pensions Authority brings proceedings before the Irish High Court concerning an Irish Pension Scheme under Part IX of the Pensions Act; (n) where the Irish Pensions Authority commences an investigation of or appoints an authorised person in respect of an Irish Pension Scheme in accordance with its powers under Part II of the Pensions Act; (o) where the Irish Pensions Authority serves an advisory notice on the trustees of an Irish Pension Scheme or requires the trustees of an Irish Pension Scheme to provide it with an external report in accordance with its powers under Part IIA of the Pensions Act; (p) where the Irish Financial Services and Pensions Ombudsman either makes a determination against or brings enforcement proceedings against the sponsoring employer, a participating employer, trustees, administrator or other agent concerning an Irish Pension Scheme; or (q) where any arbitration proceedings or proceedings before the Irish High Court are initiated relating to a dispute between the sponsoring employer and/or any participating employer and the trustees and/or members of an Irish Pension Scheme.

“Escrow Debt” means Indebtedness incurred in connection with any transaction permitted hereunder for so long as proceeds thereof have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction.

“EU” means the European Union.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“euro” means the single currency of the participating member states of the EU.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any period, the remainder (if positive) of (a) the sum of, without duplication, (i) Consolidated Net Income for such period, (ii) the decrease, if any, in Consolidated Working Capital from the first day to the last day of such period (other than any such decreases arising from Permitted Acquisitions or Dispositions of any person by Parent or any of its Restricted Subsidiaries), (iii) the amount of expenses for Taxes paid or accrued to the extent same reduced Consolidated Net Income for such period, (iv) any expense related to Swap Agreements which decreased Consolidated Net Income for such period, (v) non-cash charges, losses or expenses deducted in calculating Consolidated Net Income such period, (vi) cash charges or expenses reducing Consolidated Net Income during such period in respect of expenditures for which a deduction from Excess Cash Flow was made in a prior period and (vii) items not included in Excess Cash Flow in a previous period as items that were committed to be spent in a future period which are not actually spent during the subsequent period, minus (b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures, Capitalized Software Expenditures or acquisitions of Intellectual Property in cash made by Parent and its Restricted Subsidiaries not expensed during such period (except to the extent made with proceeds of long-term Indebtedness (other than any Indebtedness under any revolving credit facilities)), (ii) the aggregate amount of permanent principal repayments of Indebtedness of Parent and its Restricted Subsidiaries (including (x) the principal component of payments made on Capital Lease Obligations of Parent and its Restricted Subsidiaries during such period and (y) the aggregate principal amount of any mandatory prepayment of Term Loans pursuant to Section 2.11(c)(1), to the extent required due to the circumstances described in clauses (a) or (b) of the definition of “Prepayment Event” that resulted in an increase to Consolidated Net Income and not in excess of such increase), but excluding (A) all repayments and prepayments of Term Loans (other than payments required pursuant to Section 2.10 and mandatory prepayments described in clause (y) of the foregoing parenthetical), (B) all repayments and prepayments of Revolving Loans, Swingline Loans or loans under any Incremental Revolving Commitment or other revolving credit or similar facility unless such prepayments are accompanied by a corresponding permanent reduction of the related revolving or similar commitments and (C) any such repayments and prepayments to the extent made with proceeds of long-term Indebtedness (other than any Indebtedness under any revolving credit facilities), (iii) the increase, if any, in Consolidated Working Capital from the first day to the last day of such period (other than any such increase in Consolidated Working Capital arising from a Permitted Acquisition or Disposition of any person by Parent and/or any of its Restricted Subsidiaries), (iv) to the extent included or not deducted in calculating Consolidated Net Income, the aggregate amount of all cash payments made in respect of all Permitted

Acquisitions and other Investments (including earn-out obligations, Milestone Payments, working capital or similar adjustments paid in connection therewith and in connection with acquisitions or Investments consummated prior to the Effective Date) permitted by Section 6.04 consummated (or committed or budgeted to be consummated in the next succeeding period) by Parent and its Restricted Subsidiaries (other than intercompany Investments among Parent and its Restricted Subsidiaries or Investments in cash or Permitted Investments) during such period or prior to the applicable Excess Cash Payment Date, except to the extent financed with long-term Indebtedness (other than any Indebtedness under any revolving credit facilities), (v) to the extent not expensed or not deducted in calculating Consolidated Net Income, the aggregate amount of any premium, make-whole or penalty payments actually paid, except to the extent financed with long-term Indebtedness (other than any Indebtedness under any revolving credit facilities) during such period that are required to be made in connection with any prepayment of Indebtedness, (vi) cash payments by Parent and its Restricted Subsidiaries during such period in respect of long-term liabilities of Parent and its Restricted Subsidiaries other than Indebtedness, except to the extent financed with long-term Indebtedness (other than any Indebtedness under any revolving credit facilities), (vii) cash expenditures for costs and expenses in connection with acquisitions or Dispositions and the issuance of Equity Interests or Indebtedness or amendments or modifications to any Indebtedness to the extent not deducted in arriving at such Consolidated Net Income (in each case, including any such transactions consummated prior to the Effective Date or transactions undertaken but not completed), except to the extent financed with long-term Indebtedness (other than any Indebtedness under any revolving credit facilities), (viii) the aggregate amount of expenditures actually made by Parent and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period, (ix) any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset (so long as any related amortization or expense in a future period shall be added back in the calculation of Excess Cash Flow in such future period), (x) reimbursable or insured expenses incurred during such fiscal year to the extent that reimbursement has not yet been received (in which case the respective reimbursement shall increase Excess Cash Flow in the period in which it is received), (xi) the aggregate amount of Taxes actually paid or payable by Parent and its Restricted Subsidiaries in cash during such period, (xii) to the extent not expensed or not deducted in calculating Consolidated Net Income, the aggregate amount of any permitted Restricted Payments actually made in cash during such period by Parent and by any Restricted Subsidiary to any Person other than Parent or the Restricted Subsidiaries, in each case, pursuant to Section 6.07, except to the extent financed with long term Indebtedness (other than any Indebtedness under any revolving credit facilities), (xiii) cash expenditures made in respect of Swap Agreements during such period, (xiv) the aggregate net amount of non-cash gains, non-cash income and non-cash credits included in calculating Consolidated Net Income during such period and cash losses, charges, expenses, costs and fees excluded by virtue of the definition of “Consolidated Net Income”, (xv) without duplication of amounts deducted from Excess Cash Flow in other periods, and at the option of Parent, (1) the aggregate consideration required to be paid in cash by Parent or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period and (2) any planned cash expenditures by Parent or any of its Restricted Subsidiaries (the “Planned Expenditures”), in the case of each of the preceding clauses (1) and (2), relating to Permitted Acquisitions or other Investments, Capital Expenditures, Restricted Payments, acquisitions of Intellectual Property and any scheduled payment of Indebtedness that was permitted by the terms of this Agreement to be incurred and paid, in each case, to be consummated or made, as applicable, during the period of four consecutive fiscal quarters of Parent following the end of such period (except to the extent financed with the proceeds of long-term Indebtedness (other than revolving credit facilities)); provided that to the extent that the aggregate amount of internally generated cash flow actually utilized to finance such Permitted Acquisitions or other Investments, Capital Expenditures, Restricted Payments, acquisitions of Intellectual Property or permitted scheduled payments of Indebtedness that were permitted by the terms of this Agreement to be incurred and paid during such following period of four consecutive fiscal quarters is less than the Contract Consideration and Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow, at the end of such period of four consecutive fiscal quarters, (xvi) any fees, expenses or charges incurred during such period, in connection with any acquisition, Investment, Disposition, incurrence or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument and including, in each case, any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful, and (xvii) at the option of Parent, any amounts in respect of Capital Expenditures, Investments, Permitted Acquisitions, Indebtedness and Restricted Payments which could have been deducted if made in such period, but which are made after the end of such period and prior to the Excess Cash Payment Date (which amounts, if so deducted in accordance with this clause (xvii), shall not affect the calculation of Excess Cash Flow in any future period). Notwithstanding anything in the definition of any term used in the definition of Excess Cash Flow to the contrary, all components of Excess Cash Flow shall be computed for Parent and its Restricted Subsidiaries on a consolidated basis.

“Excess Cash Payment Date” means the date occurring five (5) Business Days after the date on which Parent’s annual audited financial statements are required to be delivered pursuant to Section 5.01(a) (commencing with the fiscal year of Parent ended December 31, 2025).

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, displayed by ICE Data Services as the “ask price” at approximately 11:00 a.m., Local Time, on such date for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the applicable market at 11:00 a.m., Local Time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with Parent, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Accounts” (i) any Deposit Account of a Loan Party that is used by such Loan Party solely as a payroll account for the employees of such Loan Party, (ii) Deposit Accounts consisting of withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Loan Party in the ordinary course of business to be paid to the Internal Revenue Service or state or local government agencies with respect to current or former employees of any of the Loan Parties, (iii) Deposit Accounts consisting of amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties, (iv) any Deposit Account the maximum daily balance of which does not exceed $1,000,000 individually, or in the aggregate, together with the maximum daily balance of all such other Deposit Accounts excluded pursuant to this clause (iv) at any time, $3,000,000 and (v) zero balance accounts so long as the balance in such account is zero at the end of each Business Day.

“Excluded Assets” means (a) motor vehicles, aircraft and other assets subject to certificates of title, (b) leasehold interests in real property (except leasehold interests of the kind described in Section (E)1(y) of the Agreed Security Principles), (c) any fee-owned real property with an appraised value of less than $20,000,000 (it being understood there shall be no requirement to obtain any landlord or other third party waivers, estoppels or collateral access letters) or any fixtures affixed to any real property to the extent (A) such real property does not constitute Collateral and (B) a security interest in such fixtures may not be perfected by a UCC or similar financing statement in the jurisdiction of organization of the applicable Loan Party, (d) any assets to the extent a security interest in such assets would result in material adverse Tax consequences as reasonably determined by Parent in consultation with the Administrative Agent; (e) any lease, license, contract, property right or agreement, or any property subject to a purchase money security interest, capital lease obligation or similar arrangement, in each case to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money or similar arrangement or create a right of termination in favor of any other party thereto (other than Parent or any of its Subsidiaries) or otherwise require consent thereunder (other than from Parent or a Restricted Subsidiary) after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law, notwithstanding such prohibition; (f) any Excluded Equity Interests, (g) any assets to the extent expressly excluded pursuant to the Agreed Security Principles, (h) any Margin Stock, (i) any applications for trademarks or service marks filed in the United States Patent and Trademark Office or any successor thereto (the “PTO”) on the basis of the applicant’s intent-to-use such trademark or service mark, prior to the filing of an amendment with the PTO under 15 U.S.C. §1051(c) that brings the application into conformity with 15 U.S.C. §1051(a) or the filing of a verified statement of use with the PTO under 15 U.S.C. §1051(d) that has been examined and accepted by the PTO, to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any trademark or service mark registration that issues from such intent-to-use application under applicable federal law, (j) any Excluded Accounts, (k) commercial tort claims that, in the reasonable determination of Parent, are not expected to result in a judgment in excess of $1,000,000, (l) letter of credit rights (other than to the extent consisting of supporting obligations that can be perfected solely by the filing of a UCC or similar financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights other than filing of a UCC or similar financing statement)), (m) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby (excluding any prohibition or restriction that is ineffective under the UCC or other applicable law), (n) assets to the extent the pledge thereof or grant of security interests therein (x) is prohibited or restricted by applicable law, rule or regulation, (y) would cause the destruction, invalidation or abandonment of such asset under applicable law, rule or regulation, or (z) requires any consent, approval, license or other authorization of any third party or Governmental Authority (excluding any prohibition or restriction that is ineffective under the UCC or other applicable law), (o) assets where the cost of obtaining a security interest therein is excessive in relation to the practical benefit to the Lenders afforded thereby as reasonably determined between Parent and the Administrative Agent, (p) acquired property (including property acquired through acquisition or merger of another entity) if at the time of such acquisition the granting of a security interest therein or the pledge thereof is prohibited by any contract or other agreement (in each case, not created in contemplation thereof) to the extent and for so long as such contract or other agreement prohibits such security interest or pledge (excluding any prohibition or restriction that is ineffective under the UCC or other applicable law) and (q) Permitted Receivables Facility Assets.

“Excluded Equity Interests” means (a) any portion of the issued and outstanding Equity Interests of a Pledge Subsidiary not required to be subject to a perfected lien in favor of the Administrative Agent in accordance with Section 5.09(b), (b) Equity Interests in non-wholly-owned Subsidiaries or in entities where a Loan Party holds 50% or less of the outstanding Equity Interests of such entity, to the extent a pledge of such Equity Interests is prohibited by the organizational documents, or agreements with the other equity holders, of such entity, (c) Equity Interests in any Excluded Subsidiary (other than an Excluded Subsidiary that is a Guarantor and except to the extent a security interest therein can be perfected by filing a Uniform Commercial Code financing statement (or similar filing statements)), (d) other than any Subsidiary Guarantor that is an Irish Subsidiary or Luxembourg Subsidiary, Equity Interests of a Controlled Foreign Corporation in excess of 65% of the total combined voting power of all classes of Equity Interests of such Controlled Foreign Corporation entitled to vote, (e) any other Equity Interests (or any portion thereof) to the extent expressly excluded pursuant to the Agreed Security Principles, and (f) to the extent reasonably agreed to by the Administrative Agent, any Equity Interests or membership interests in an unlimited liability company.

“Excluded Subsidiary” means:

(a) any Subsidiary that is not a wholly-owned Subsidiary of Parent,

(b) any Subsidiary, including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions, that is prohibited or restricted by applicable law, accounting policies or by contractual obligation existing on the Effective Date (or, with respect to any Subsidiary acquired by Parent or a Restricted Subsidiary after the Effective Date (and so long as such contractual obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired) from providing a Guaranty, or if such Guaranty would require governmental (including regulatory) or third party consent, approval, license or authorization (except to the extent that such consent, approval, license or authorization has been obtained),

(c) any Receivables Entity,

(d) any special purpose vehicle (or similar entity),

(e) any Captive Insurance Subsidiary,

(f) any not for profit Subsidiary,

(g) any Immaterial Subsidiary,

(h) any Unrestricted Subsidiary,

(i) any Foreign Subsidiary or Controlled Foreign Corporation (other than any Irish Subsidiary or Luxembourg Subsidiary that is a Subsidiary Guarantor),

(j) any Restricted Subsidiary acquired with Indebtedness assumed pursuant to Section 6.01(f) to the extent such Restricted Subsidiary would be prohibited from providing a Guaranty or consent would be required (that has not been obtained), pursuant to the terms of such Indebtedness,

(k) any Subsidiary with respect to which the Guaranty would result in material adverse Tax consequences to the Borrower or one of its Subsidiaries as reasonably determined by the Parent, and

(l) any other Subsidiary with respect to which the Parent and the Administrative Agent reasonably determine that the burden or cost of providing the Guaranty shall outweigh the benefits to be obtained by the Lenders therefrom.

Notwithstanding anything to the contrary herein, for the avoidance of doubt, in no event shall (i) any Subsidiary that owns any Material IP on the Effective Date be an Excluded Subsidiary and (ii) any Foreign Subsidiary that is party to the Subsidiary Guaranty on the Effective Date be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. For purposes of this definition, “Swap Obligation” means, with respect to any Guarantor, any obligation of Parent or any Restricted Subsidiary to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are

Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) any Taxes attributable to such Recipient’s failure to comply with Section 2.17(e), Section 2.17(f), or Section 2.17(g), (d) any withholding Taxes imposed under FATCA and (e) any Taxes imposed in relation to the Luxembourg law dated 23 December 2005 introducing a final withholding tax on interest payable to Luxembourg resident individual beneficial owners of the payment, as amended from time to time.

“Exclusive License” means any license of material intellectual property owned by the Parent or any Restricted Subsidiary with a term greater than five (5) years and made on an exclusive basis (other than exclusivity of immaterial scope or in respect of an immaterial jurisdiction). “Exclusively License” shall have the correlative meaning.

“Existing Letters of Credit” has the meaning assigned to such term in Section 2.06(a).

“Existing Initial Term Lender” has the meaning set forth in the First Amendment.

“Existing Initial Term Loan” has the meaning set forth in the First Amendment.

“Exit Transactions” means (a) the United States Bankruptcy Court for the Southern District of New York’s issuance of an order confirming the Reorganization Plan (the “Confirmation Order”) at Docket No. 3960 which Confirmation Order shall not be stayed or vacated, and which shall be otherwise in full force and effect without modification in any way materially adverse to the Lenders without the consent of the Administrative Agent, (b) the completion of the Exit Financing Approval Process (as defined in the Confirmation Order) in accordance with the terms of the Confirmation Order pursuant to the Exit Financing Term Sheet Documents (as defined in the Confirmation Order), which Exit Financing Term Sheet Documents shall be in form and substance reasonably acceptable to the Administrative Agent, and (c) the satisfaction or waiver of all conditions precedent to the effectiveness of the Reorganization Plan (to the extent such waiver is not materially adverse to the Lenders) and occurrence of the Effective Date (as defined in the Reorganization Plan) under the Reorganization Plan (which may occur substantially simultaneously with the Effective Date (as defined in this Agreement)) which Reorganization Plan is in full force and effect, without modification in any way materially adverse to the Lenders without the consent of the Administrative Agent.

“Extended Commitments” means the Extended Term Loan Commitment and the Extended Revolving Commitment.

“Extended Loans” means the Extended Term Loans and the Extended Revolving Loans.

“Extended Revolving Commitment” shall have the meaning given to such term in Section 2.23(a)(ii).

“Extended Revolving Loans” means Revolving Loans made by one or more Lenders to the Borrower pursuant to Section 2.23.

“Extended Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.23, to make Extended Term Loans to a Borrower.

“Extended Term Loans” shall have the meaning given to such term in Section 2.23(a)(iv).

“Extending Revolving Lender” shall have the meaning given to such term in Section 2.23(a)(ii).

“Extending Term Lender” shall have the meaning given to such term in Section 2.23(a)(iv).

“Extension” shall have the meaning given to such term in Section 2.23(a).

“Extension Offer” shall have the meaning given to such term in Section 2.23(a).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the greater of (i) 0.00% or (ii) the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Covenant” means the covenant in Section 6.11.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Parent.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of Parent and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).

“First Amendment” means that certain First Amendment to this Agreement, dated as of October 29, 2024.

“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.

“First Lien Net Leverage Ratio” means the ratio of (a) Consolidated First Lien Secured Debt minus the aggregate amount of cash and Permitted Investments of Parent and its Restricted Subsidiaries on such date that (x) would not appear as “restricted” on a consolidated balance sheet of Parent and its Restricted Subsidiaries or (y) are restricted or secured in favor of the Indebtedness incurred under this Agreement or other Indebtedness secured by a pari passu or junior Lien on the Collateral as permitted under this Agreement to (b) Consolidated EBITDA of Parent and its Restricted Subsidiaries for such Reference Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.04.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 and the Biggert –Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.

“Floor” means 0.00% (in the case of Revolving Loans) and 0.50% (in the case of Initial Term Loans and 2024 Refinancing Term Loans).

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Multicurrency Tranche Letter of Credit denominated in a Foreign Currency.

“Foreign Currency Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to Parent and each Lender.

“Foreign Lender” means any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Loan Party” means each Foreign Subsidiary that is a Borrower or a Subsidiary Guarantor.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the federal and state governments of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, agency, tribunal, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning assigned to such term in Section 9.04(f).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the lesser of (a) the stated or determinable amount of the primary payment obligation in respect of which such Guarantee is made and (b) the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary payment obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of the Guarantee shall be such guaranteeing Person’s maximum reasonably possible liability in respect thereof as reasonably determined by Parent in good faith.

“Guarantor” means Parent and the Subsidiary Guarantors.

“Guaranty” means the Subsidiary Guaranty and the Guarantee set forth in Article X.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of similar nature regulated pursuant to any Environmental Law.

“Holding Company” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Immaterial Asset Sale” means any Disposition of property or series of related Dispositions of in respect of which the fair market value of such property and the Disposition Consideration payable to Parent or any of its Restricted Subsidiaries is equal to or less than $20,000,000 for any single Disposition or $40,000,000 in the aggregate in any fiscal year of Parent.

“Immaterial Subsidiary” means any Restricted Subsidiary that is not a Material Subsidiary.

“Incremental Amendment” means an Incremental Amendment among the applicable Borrower, the Administrative Agent and one or more Incremental Term Lenders and/or Incremental Revolving Lenders entered into pursuant to Section 2.20.

“Incremental Amount” means, at any time after the Effective Date, an amount not to exceed (a) in respect of (i) Incremental Revolving Facilities, $100,000,000 and (ii) Incremental Term Facilities and Incremental Equivalent Debt, the greater of (x) $760,000,000 and (y) 100.0% of Consolidated EBITDA as of the end of the Reference Period plus (b)(i) in the case of Indebtedness secured on a pari passu basis with the Obligations, the First Lien Net Leverage Ratio, at the time of incurrence of such Incremental Amount (subject to Section 1.04) and after giving effect thereto on a pro forma basis in accordance with Section 1.04, is less than or equal to 3.50 to 1.00 (assuming for purposes of such calculation that any Incremental Revolving Commitments being incurred at the time of such calculation are fully drawn and without netting cash proceeds of any Incremental Loans or Incremental Equivalent Debt), (ii) in the case of Incremental Term Facilities and Incremental Equivalent Debt secured on a junior basis to the Obligations, the Secured Net Leverage Ratio, at the time of incurrence of such Incremental Amount (subject to Section 1.04) and after giving effect thereto on a pro forma basis in accordance with Section 1.04, is less than or equal to 5.00 to 1.00, or (iii) in the case of unsecured Incremental Term Facilities and Incremental Equivalent Debt, either (x) the Total Net Leverage Ratio, at the time of incurrence of such Incremental Amount (subject to Section 1.04) and after giving effect thereto on a pro forma basis in accordance with Section 1.04, is less than or equal to 6.00 to 1.00 or (y) the Consolidated Interest Coverage Ratio, at the time of incurrence of such Incremental Amount (subject to Section 1.04) and after giving effect thereto on a pro forma basis in accordance with Section 1.04, is more than or equal to 2.00 to 1.00, in each case, an unlimited amount (this clause (b), the “Incremental Ratio Basket”); provided that, if the ratios set forth in clause (b) is satisfied on such date on a pro forma basis, any such Indebtedness may, at the sole discretion of the applicable Borrower, be incurred under clause (b) regardless of whether there is capacity to incur such Indebtedness under clause (a).

“Incremental Commitments” means the Incremental Term Loan Commitment and the Incremental Revolving Commitment.

“Incremental Equivalent Debt” is defined in Section 6.01(w).

“Incremental Loans” means the Incremental Term Loans and the Incremental Revolving Loans.

“Incremental Revolving Commitment” means any increase to an existing Class of Revolving Commitments provided pursuant to Section 2.20.

“Incremental Revolving Lender” means a Lender with a Revolving Commitment or an outstanding Revolving Loan as a result of an Incremental Revolving Commitment.

“Incremental Revolving Loans” means additional Revolving Loans made by one or more Lenders to the Borrower pursuant to Section 2.20.

“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.20, to make Incremental Term Loans to the applicable Borrower.

“Incremental Term Loans” means Term Loans made by one or more Lenders to the applicable Borrower, pursuant to Section 2.20. Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.20 and provided for in the relevant Incremental Amendment, Other Term Loans.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding trade accounts payable incurred in the ordinary course of business), (d) all obligations of such Person in respect of the deferred purchase price of property or services (including payments or other arrangements representing acquisition consideration, in each case entered into in connection with an acquisition, but excluding (i) accounts payable not more than 60 days overdue incurred in the ordinary course of business, (ii) deferred compensation and (iii) any purchase price adjustment, royalty, earnout, contingent payment or deferred payment of a similar nature incurred in connection with an acquisition), (e) all Capital Lease Obligations and synthetic lease obligations of such Person, (f) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (g) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; provided that, if such Person has not assumed or otherwise become liable in respect of such Indebtedness, such obligations shall be deemed to be in an amount equal to the lesser of (i) the amount of such Indebtedness and (ii) fair market value of such property at the time of determination (in Parent’s good faith estimate), (i) all Guarantees by such Person of Indebtedness of others, (j) all Attributable Receivables Indebtedness of such Person and (k) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Equity Interests; provided that, Indebtedness shall not include Escrow Debt. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes imposed on or with respect to any payments made by or on account of any obligation of the Borrower hereunder or under any other Loan Document other than (i) Excluded Taxes and (ii) Other Taxes.

“Information Memorandum” means any confidential information memorandum or lender presentation relating to Parent and its Subsidiaries and the loans and commitments hereunder.

“Initial Term Lender” means, as of any date of determination, each Lender that holds Initial Term Loan Commitments or Initial Term Loans.

“Initial Term Loan Commitments” means, with respect to each Initial Term Lender, the commitment, if any, of such Initial Term Lender to make or continue, as the case may be, Initial Term Loans hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Initial Term Lender’s Initial Term Loan Commitment as of the Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption (or other documentation contemplated by this Agreement) pursuant to which such Initial Term Lender shall have assumed its Initial Term Loan Commitment, as applicable. The aggregate principal amount of the Initial Term Loan Commitments on the Effective Date is $1,500,000,000.

“Initial Term Loans” means (i) the term loans made or continued, as the case may be, by the Initial Term Lenders to the Borrower Representative on the Effective Date pursuant to Section 2.01(a) and (ii) any Incremental Term Loans (which do not constitute Other Term Loans) made from time to time pursuant to Section 2.20. Each Initial Term Loan shall be a Term SOFR Loan denominated in Dollars or an ABR Loan denominated in Dollars.

“Inside Maturity Basket” means Indebtedness that has a maturity date that is earlier than the Latest Maturity Date with respect to the then-existing Term Loans; provided, however, (i) the maturity date of such Indebtedness may not be earlier than the date that is 91 days following the Latest Maturity Date applicable to the Revolving Commitments and (ii) the aggregate principal amount of such Indebtedness shall not exceed the greater of (x) $380,000,000 and (y) 50.0% of Consolidated EBITDA as of the end of the Reference Period at any time outstanding.

“Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) any voluntary or involuntary case or proceeding under any Debtor Relief Law with respect to any such Person, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, examinership or other similar case or proceeding or private or judicial foreclosure with respect to any such Person or with respect to all or any material portion of its assets, (c) any liquidation, dissolution, reorganization or winding up of any such Person whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of all or any material part of the assets and liabilities of any such Person. In addition, in respect of any Luxembourg Guarantor, “Insolvency or Liquidation Proceeding” shall also mean a Luxembourg Insolvency Event.

“Intellectual Property” has the meaning assigned to such term in the US Security Agreement.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Effective Date, among the Collateral Agent, as representative for the Secured Parties, Computershare Trust Company, as collateral agent for the holders of the Senior Secured Notes, the Parent, and each of the other Loan Parties party thereto and agents from time to time parties thereto.

“Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan and any Canadian Prime Rate Loan (other than a Swingline Loan), the last Business Day of each March, June, September and December and the applicable Maturity Date, (b) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the applicable Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Latest Maturity Date with respect to any Revolving Commitments.

“Interest Period” means with respect to (x) any Term Benchmark Borrowing denominated in Dollars, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (or, if acceptable to all Lenders, twelve months thereafter), as the applicable Borrower may elect and (y) any Term Benchmark Borrowing denominated in Canadian Dollars, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one or three months thereafter (or some other period subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for Canadian Dollars), as the applicable Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Parent Entity” means any direct or indirect parent company of the Borrower Representative that is a Restricted Subsidiary of Parent.

“Investment” has the meaning assigned to such term in Section 6.04.

“Irish Debenture” means that certain Irish law debenture (including any and all supplements thereto), dated as of the Effective Date, among Parent and each Irish Loan Party party thereto and the Collateral Agent, for the benefit of the Secured Parties.

“Irish Loan Party” means each Irish Subsidiary that is a Borrower or a Subsidiary Guarantor.

“Irish Pension Scheme” has the meaning assigned to such term in the definition of “ERISA Event”.

“Irish Security Documents” means the Irish Debenture, the Irish Share Charge and any other pledge or security agreement governed by the laws of Ireland entered into by any Loan Party (as required by this Agreement or any other Loan Document).

“Irish Share Charge” means that certain Irish law share charge (including any and all supplements thereto) with respect to the shares in Operand Pharmaceuticals HoldCo I Limited, dated as of the Effective Date, between Endo US Holdings Luxembourg I S.a.r.l. and the Collateral Agent, for the benefit of the Secured Parties.

“Irish Subsidiary” means any Restricted Subsidiary that is incorporated under the laws of Ireland.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means solely with respect to standby Letters of Credit, Goldman Sachs Bank USA and its successors in such capacity as provided in Section 2.06; provided that, solely with respect to the Existing Letters of Credit, each issuer thereof shall be deemed to be an Issuing Bank (and each reference in this Agreement to the “Issuing Bank” solely when made in respect of the Existing Letters of Credit, shall be deemed to refer to each issuer thereof). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Japanese Yen” or “¥” means the lawful currency of Japan.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Other Refinancing Term Loan, any Other Refinancing Term Commitment, any Other Refinancing Revolving Commitment, any Other Term Loan, any Extended Term Loan, any Extended Commitment, any Incremental Term Loan or any Incremental Revolving Commitments, in each case as extended in accordance with this Agreement from time to time.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Multicurrency Tranche Lender at any time shall be its Multicurrency Tranche Percentage of the total Multicurrency Tranche LC Exposure at such time and the LC Exposure of any Dollar Tranche Lender at any time shall be its Dollar Tranche Percentage of the total Dollar Tranche LC Exposure at such time.

“Lead Arrangers” means each of Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., Barclays Bank PLC, Deutsche Bank Securities Inc., Morgan Stanley Senior Funding, Inc., Banco Santander, S.A., New York Branch, TCBI Securities, Inc. (doing business as Texas Capital Securities) and Bank of America, N.A.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20, Section 2.25 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any Multicurrency Tranche Letter of Credit or Dollar Tranche Letter of Credit.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, statutory lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Transactions” means (i) any Permitted Acquisition or other investment permitted hereunder by Parent or one or more of its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third-party financing and (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to Section 2.10(f) of this Agreement, any Letter of Credit applications, the Collateral Documents, the Subsidiary Guaranty, any Incremental Amendment, Extension Amendment or Refinancing Amendment, the Intercreditor Agreement and any other intercreditor agreements and subordination agreements, and all written notices and certificates executed and/or delivered to the Administrative Agent pursuant to this Agreement. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, Parent, the Borrower and the Subsidiary Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) Toronto time in the case of a Loan, Borrowing or LC Disbursement denominated in Canadian Dollars.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Companies Register” means the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés, Luxembourg).

“Luxembourg Guarantor” means any Subsidiary Guarantor incorporated and existing under the Duchy of Luxembourg, or whose registered office or place of effective management is located in Luxembourg.

“Luxembourg Insolvency Event” means, in relation to each Luxembourg Guarantor or any of its assets, any corporate action, legal proceedings or other procedure or step in relation to administrative dissolution without liquidation (dissolution administrative sans liquidation), reprieve from payment (sursis de paiement), out-of-court mutual agreement (réorganisation extra-judiciaire par accord amiable), reorganization by amicable agreement (reorganisation par accord amiable), judicial reorganisation in the form of a stay to enter into a mutual agreement (sursis en vue de la conclusion d’un accord amiable), judicial reorganisation by collective agreement (réorganisation judiciaire par accord collectif), judicial reorganisation by transfer of assets or activities (réorganisation judiciaire par transfert sous autorité de justice), conciliation (conciliation), bankruptcy (faillite) and any other insolvency proceedings (including without limitation administrative dissolution without liquidation proceedings (procédure de dissolution administrative sans liquidation)) under any applicable law.

“Luxembourg Loan Party” means each Luxembourg Subsidiary that is a Borrower or a Subsidiary Guarantor.

“Luxembourg Pledge Agreement” means that certain Luxembourg law Share Pledge Agreement (including any and all supplements thereto), dated as of the Effective Date, between Endo Enterprise, Inc., as pledgor, and the Collateral Agent, for the benefit of the Secured Parties.

“Luxembourg Subsidiary” means any Restricted Subsidiary incorporated and existing under the Grand Duchy of Luxembourg, or whose registered office or place of effective management is located in Luxembourg.

“Majority in Interest” means, at any time (i) in the case of any Class of Revolving Lenders, Lenders having Revolving Credit Exposures with respect to such Class of Revolving Loans and unused Revolving Commitments with respect to such Class of Revolving Loans representing more than 50% of the sum of the aggregate Revolving Credit Exposures with respect to such Class of Revolving Loans and the unused aggregate Revolving Commitments with respect to such Class of Revolving Loans at such time and (ii) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time; provided that the unused Commitments of, and the portion of the Revolving Credit Exposure or Term Loans, as applicable, held or deemed held by, any Defaulting Lender or Net Short Lenders shall be excluded for purposes of making a determination of the Majority in Interest; provided, further, that, to the same extent specified in Section 9.04(h) with respect to determination of Required Lenders, the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Majority in Interest unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on the other Lenders. In making the above calculations, the Dollar Amounts (as determined in good faith by the Administrative Agent) of all amounts denominated in currencies other than Dollars shall be utilized. If the context indicates that the “Majority in Interest” is to be determined for a relevant Class or Tranche, then only the respective Class or Tranche shall be included as otherwise provided above in determining the applicable Majority in Interest. The determination of Majority in Interest with respect to any Class of Revolving Lenders shall also exclude the exposure related to any Persons excluded in the determination of the Required Revolving Lenders.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any and all other Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of Parent and its Restricted Subsidiaries in an aggregate principal amount exceeding the greater of (x) $150,000,000 and (y) 20.0% of Consolidated EBITDA as of the end of the Reference Period. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Parent or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the aggregate amount (giving effect to any netting agreements) that Parent or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material IP” means all trademarks, trade names, copyrights, patents and other Intellectual Property that constitutes Collateral and is material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole.

“Material Subsidiary” means each Restricted Subsidiary (i) which, as of the most recent fiscal quarter of Parent, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01, contributed greater than five percent (5%) of Parent’s Consolidated EBITDA for such period or (ii) which contributed greater than five percent (5%) of Parent’s Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Restricted Subsidiaries that are not Material Subsidiaries exceeds ten percent (10%) of Consolidated EBITDA of Parent and its Restricted Subsidiaries for any such period or ten percent (10%) of Consolidated Total Assets of Parent and its Restricted Subsidiaries as of the end of any such fiscal quarter, Parent (or, in the event Parent has failed to do so within forty-five (45) days, the Administrative Agent) shall designate sufficient Restricted Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Restricted Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries. For purposes of determining whether any entity is a “Material Subsidiary,” (i) all intercompany balances and activity between the entity being tested and its subsidiaries, on the one hand, and Parent and its subsidiaries, on the other hand, shall be excluded and (ii) any assets held by the entity being tested that would be classified as “restricted” on a consolidated balance sheet of such entity with its subsidiaries and which are intended to fund payments related to mesh device related claims shall be excluded. Notwithstanding anything to the contrary contained herein, any Borrower hereunder shall be deemed at all times to be a Material Subsidiary.

“Maturity Date” means (i) with respect to the Initial Term Loans and 2024 Refinancing Term Loans that, in each case, have not been extended pursuant to Section 2.23, the date occurring seven years after the Effective Date, (ii) with respect to the Revolving Commitments of the Revolving Lenders that have not been extended pursuant to Section 2.23, the date occurring five years after the Effective Date and (iii) with respect to any other tranche of Term Loans or Revolving Commitments (including any Extended Term Loans, Other Term Loans, Other Refinancing Term Commitments, Incremental Revolving Commitments and Other Refinancing Revolving Commitments), the maturity dates specified therefor in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment; provided that, in each case, if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately succeeding such day.

“Milestone Payments” means payments made under contractual arrangements existing during the period of twelve months ending on the Effective Date or contractual arrangements arising thereafter, in each case in connection with any Permitted Acquisition to sellers (or licensors) of the assets or Equity Interests acquired (or licensed) therein based on the achievement of specified revenue, profit or other performance targets (financial or otherwise).

“Minimum Extension Condition” shall have the meaning given to such term in Section 2.23(b).

“Minimum Tranche Amount” shall have the meaning given to such term in Section 2.23(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means each mortgage, deed of trust or other agreement which conveys or evidences a Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, on real property of a Loan Party, including any amendment, restatement, modification or supplement thereto.

“Mortgage Instruments” means such title reports, title insurance, flood certifications and flood insurance, opinions of counsel, surveys, appraisals and environmental reports and other similar information and related certifications as are reasonably requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time.

“Multicurrency Tranche Commitment” means, with respect to each Multicurrency Tranche Lender, the commitment, if any, of such Multicurrency Tranche Lender to make Multicurrency Tranche Revolving Loans and to acquire participations in Multicurrency Tranche Letters of Credit hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Multicurrency Tranche Lender’s Multicurrency Tranche Commitment as of the Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption (or other documentation contemplated by this Agreement) pursuant to which such Multicurrency Tranche Lender shall have assumed its Multicurrency Tranche Commitment, as applicable. The aggregate principal Dollar Amount of the Multicurrency Tranche Commitments on the Effective Date is $400,000,000.

“Multicurrency Tranche Credit Event” means a Multicurrency Tranche Revolving Borrowing of any Class, the issuance of a Multicurrency Tranche Letter of Credit, an LC Disbursement with respect to a Multicurrency Tranche Letter of Credit or any of the foregoing.

“Multicurrency Tranche LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Multicurrency Tranche Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements in respect of Multicurrency Tranche Letters of Credit that have not yet been reimbursed by or on behalf of the Borrower at such time. The Multicurrency Tranche LC Exposure of any Multicurrency Tranche Lender at any time shall be its Multicurrency Tranche Percentage of the total Multicurrency Tranche LC Exposure at such time.

“Multicurrency Tranche Lender” means a Lender with a Multicurrency Tranche Commitment or holding Multicurrency Tranche Revolving Loans.

“Multicurrency Tranche Letter of Credit” means any standby or commercial letter of credit issued under the Multicurrency Tranche Commitments pursuant to this Agreement.

“Multicurrency Tranche Percentage” the percentage equal to a fraction the numerator of which is such Lender’s Multicurrency Tranche Commitment and the denominator of which is the aggregate Multicurrency Tranche Commitments of all Multicurrency Tranche Lenders (if the Multicurrency Tranche Commitments of any Class have terminated or expired, the Multicurrency Tranche Percentages shall be determined based upon the Multicurrency Tranche Commitments of such Class most recently in effect, giving effect to any assignments).

“Multicurrency Tranche Revolving Borrowing” means a Borrowing comprised of Multicurrency Tranche Revolving Loans of any Class.

“Multicurrency Tranche Revolving Credit Exposure” means, with respect to any Multicurrency Tranche Lender at any time, and without duplication, the sum of the outstanding principal amount of such Multicurrency Tranche Lender’s Multicurrency Tranche Revolving Loans and its Multicurrency Tranche LC Exposure at such time.

“Multicurrency Tranche Revolving Loan” means a Loan made by a Multicurrency Tranche Lender pursuant to Section 2.01(c). Each Multicurrency Tranche Revolving Loan shall be a Term Benchmark Loan denominated in an Agreed Currency (subject to the limitation set forth in Section 2.01(c)(iv)) or a Canadian Prime Rate Loan denominated in Canadian Dollars or an ABR Loan denominated in Dollars.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a Sale and Leaseback Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer); provided that on the date on which such reserve is no longer required to be maintained, the remaining amount of such reserve shall then be deemed to be Net Proceeds.

“Net Short Lender” has the meaning specified in Section 9.02(f).

“Non-Recourse Indebtedness” means Indebtedness:

(a) as to which neither Parent nor any of the Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise; and

(b) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Parent or any of the Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Non-USD Multicurrency Tranche Revolving Credit Exposure” means, with respect to any Multicurrency Tranche Lender at any time, such Multicurrency Tranche Lender’s Multicurrency Tranche Revolving Credit Exposure with respect to Multicurrency Tranche Revolving Loans and Multicurrency Tranche Letters of Credit, in each case denominated in Agreed Currencies other than Dollars.

“Non-USD Multicurrency Tranche Sublimit” means $200,000,000.

“Non-U.S. Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established, contributed to (regardless of whether through direct contributions or through employee withholding) or maintained outside the United States of America by Parent or any one or more of its Subsidiaries primarily for the benefit of employees of Parent or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest accruing during the pendency of any bankruptcy, insolvency, receivership, examinership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of Parent, the Borrower and the other Loan Parties to any of the Lenders, the Administrative Agent, the Collateral Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“OFAC” means Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Applicable Indebtedness” means Indebtedness permitted hereunder that is secured on a pari passu basis with the Obligations.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Refinancing Commitments” means the Other Refinancing Revolving Commitments and the Other Refinancing Term Commitments.

“Other Refinancing Loans” means the Other Refinancing Revolving Loans and the Other Refinancing Term Loans.

“Other Refinancing Revolving Commitments” means one or more Classes of Revolving Commitments hereunder or Extended Revolving Commitments that result from a Refinancing Amendment.

“Other Refinancing Revolving Loans” means the Revolving Loans made pursuant to any Other Refinancing Revolving Commitment.

“Other Refinancing Term Commitments” means one or more Classes of Term Loan Commitments hereunder that result from a Refinancing Amendment.

“Other Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Other Taxes” means any and all present or future stamp, court, recording, filing, intangible or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except (a) any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)) or (b) any such Taxes, charges or similar levies, incurred in Luxembourg as a result of a registration with the Administration de I’Enregistrement, des Domaines et de la TVA or other action by any or on behalf of any Lenders, the Administrative Agent or the Issuing Bank where such registration or action is not (i) mandatory and (ii) required to enforce the rights of the Lenders, the Administrative Agent or the Issuing Bank under this Agreement and any other Loan Document.

“Other Term Loans” has the meaning set forth in Section 2.20(a).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York as set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as an overnight bank funding rate (from and after such date as the Federal Reserve Bank of New York shall commence to publish such composite rate).

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Parent” has the meaning set forth in the Preamble.

“Participant” has the meaning set forth in Section 9.04(c)(i).

“Participant Register” has the meaning set forth in Section 9.04(c)(ii).

“Payment” has the meaning set forth in Article VIII.

“Payment Notice” has the meaning set forth in Article VIII.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Periodic Term CORRA Determination Day” has the meaning specified in the definition of “Term CORRA”.

“Permitted Acquisition” means the purchase or other acquisition by Parent or any Restricted Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of), any Person, or any Exclusive License of rights to a drug or other product line, in a single transaction or a series of related transactions if (a) (i) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person (including each subsidiary of such Person to the extent such subsidiary was owned by such Person immediately prior to the purchase or acquisition), upon the consummation of such purchase or acquisition, will be a Restricted Subsidiary or (ii) in the case of any purchase, license or other acquisition of other assets, such assets will be owned and/or licensed by Parent or a Restricted Subsidiary; and (b) at the time of and immediately after giving effect (including pro forma effect) to any such purchase, license or other acquisition (subject to Section 1.04), no Event of Default shall have occurred and be continuing and either (x) Parent shall in compliance with the Financial Covenant or (y) the First Lien Net Leverage Ratio after giving effect thereto (including on a pro forma basis subject to Section 1.04) shall be no greater than the First Lien Net Leverage Ratio immediately prior thereto.

“Permitted Bond Hedge” means any Swap Agreement that (i) is settled (after payment of any premium or any prepayment thereunder) through the delivery of cash and/or Equity Interests (other than Disqualified Equity Interests) of Parent or (ii) initially is settled (after payment of any premium or any prepayment thereunder) through the delivery of cash and/or Equity Interests of any entity acquired in an acquisition permitted hereunder and in each case is entered into in connection with any Convertible Debt Securities or securities that became Convertible Debt Securities as a result of such acquisition, one of the purposes of which is, together with any Permitted Warrant entered into concurrently therewith, to provide for an effectively higher conversion premium.

“Permitted Convertible Debt Hedge Transaction” means (i) any Permitted Bond Hedge and any Permitted Warrant or (ii) any capped call or similar transaction having substantially the same economic effect as the foregoing.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or payable or are being contested in compliance with Section 5.04 and Liens for unpaid utility charges;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days or are being contested in compliance with Section 5.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or employment laws or to secure other public, statutory or regulatory obligations;

(d) deposits and other liens to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01 or securing appeal or surety bonds related to such judgments;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Parent or any Restricted Subsidiary;

(g) banker’s liens, liens in favor of securities intermediaries, liens in favor of clearing agents, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness;

(h) Liens arising by virtue of UCC financing statement filings (or similar filings under applicable law) regarding operating leases entered into by Parent and the Restricted Subsidiaries in the ordinary course of business;

(i) Canadian Statutory Liens in respect of any amount which may be overdue but the validity of which is being contested in good faith and in respect of which adequate reserves have been established in accordance with GAAP;

(j) Liens or rights of distress reserved in or exercisable under any lease for rent not at the time overdue or for compliance with the terms of such lease not at the time in default;

(k) any obligations or duties affecting any land due to any public utility or to any municipality or government, or to any statutory or public authority, with respect to any lease, franchise, grant, license or permit in good standing and any defects in title to structures or other facilities arising solely from the fact that such structures or facilities are constructed or installed on land under government permits, leases or other grants in good standing; which obligations, duties and defects in the aggregate do not materially impair the use of such property, structures or facilities for the purpose for which they are held; and

(l) the reservations, limitations, provisions and conditions, if any, expressed in any original grant from His Majesty in Right of Canada or any province thereof of any real property located in Canada, provided they do not reduce the value of the assets of the Person or materially interfere with the use of such assets in the operation of the business of the Person.

“Permitted Exchange” means an exchange of real property of Parent or any Restricted Subsidiary which qualifies as a like kind exchange pursuant to and in compliance with Section 1031 of the Code.

“Permitted First Lien Indebtedness” means Indebtedness secured on a pari passu first lien basis with the Secured Obligations that is incurred after the Effective Date by Parent or any other Loan Party (and may in any case be co-borrowed or co-issued by any Borrower on a joint and several basis); provided that (i) both immediately prior to and after giving effect (including pro forma effect) thereto (subject to Section 1.04), no Event of Default shall exist or result therefrom, (ii) such Indebtedness shall not have a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the then outstanding Class of Term Loans with the Latest Maturity Date that are secured on a pari passu basis with the Secured Obligations (other than such Indebtedness incurred under the Inside Maturity Basket), (iii) such Indebtedness is not guaranteed by Parent or any Restricted Subsidiary other than the Loan Parties, (iv) immediately after giving effect to the issuance, incurrence or assumption of such Indebtedness (subject to Section 1.04), the First Lien Net Leverage Ratio on a pro forma basis shall not be greater than 3.50 to 1.00, (v) the holders of such Indebtedness or their Designated Representative shall have entered into an Approved Intercreditor Agreement, (vi) if such Indebtedness consists of term loans, then the applicable Borrower shall comply with the “most favored nation” pricing provision in the proviso in Section 2.20(c)(v) as if such Indebtedness were Other Term Loans incurred under Section 2.20 (to the extent then applicable) and (vii) such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (ii) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover~~”~~” provisions, such extended credit facility would comply with clause (ii) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, nothing in this definition shall prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions. Permitted First Lien Indebtedness will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holders” means Golden Tree Asset Management LP, Silver Point Capital, L.P. or any of their respective Affiliates (other than portfolio companies).

“Permitted Indebtedness” means Indebtedness (including Subordinated Indebtedness) that is incurred after the Effective Date by Parent or any Restricted Subsidiary (and may in any case be co-borrowed or co-issued by any Borrower on a joint and several basis); provided that (i) both immediately prior to and after giving effect (including pro forma effect) thereto (subject to Section 1.04), no Event of Default shall exist or result therefrom, (ii) such Indebtedness shall not have a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the then outstanding Class of Term Loans with the Latest Maturity Date (other than such Indebtedness incurred under the Inside Maturity Basket), (iii) such Indebtedness is not guaranteed by Parent or any Restricted Subsidiary other than the Loan Parties, (iv) if such Indebtedness is unsecured or if such Indebtedness is incurred by a Restricted Subsidiary that is not a Loan Party, whether or not such Indebtedness is secured or unsecured, either (A) the Total Net Leverage Ratio would not exceed 6.00 to 1.00 (whether prior to or after giving effect (including pro forma effect) thereto and subject to Section 1.04) or (B) the Consolidated Interest Coverage Ratio would not be less than 2.00 to 1.00, (v) if such Indebtedness is to be secured, (A) the Secured Net Leverage Ratio shall not be greater than 5.00 to 1.00 (whether prior to or after giving effect (including pro forma effect) thereto and subject to Section 1.04) and (B) the holders of such Indebtedness or their Designated Representative shall have entered into an Approved Intercreditor Agreement and (vi) such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (ii) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover~~”~~” provisions, such extended credit facility would comply with clause (ii) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, nothing in this definition shall prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions. Permitted Indebtedness will include any Registered Equivalent Notes issued in exchange therefor; provided that the aggregate principal amount of Permitted Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties shall not exceed the greater of (x) $75,000,000 and (y) 10.0% of Consolidated EBITDA as of the end of the Reference Period. For the avoidance of doubt, any provision requiring an offer to purchase such Indebtedness as a result of a change of control, delisting, or asset sale or any provision permitting holders to convert such Indebtedness shall be deemed not to violate clause (ii).

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of P-2 (or higher) according to Moody’s or A-2 (or higher) according to S&P (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act));

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(f) in the case of Parent or any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of Parent or such Foreign Subsidiary for cash management purposes;

(g) investments in auction rate securities to the extent held by Parent or any Restricted Subsidiary on the Effective Date; and

(h) any other cash equivalent investments permitted by Parent’s investment policy as such policy is in effect and as disclosed to the Administrative Agent prior to the Effective Date and as such policy may be amended, restated, supplemented or otherwise modified from time to time with the consent of the Administrative Agent.

“Permitted Junior Secured Refinancing Debt” means any secured Indebtedness incurred after the Effective Date by Parent or any Loan Party (and may in any case be co-borrowed or co-issued by any Borrower on a joint and several basis) in the form of one or more series of junior lien notes or junior lien loans; provided that (i) such Indebtedness is secured by all or a portion of the Collateral on a junior-priority basis with the Obligations and is not secured by any property or assets of Parent, Parent or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default, in each case subject to and after giving effect to such offers and rights under this Agreement) prior to the Latest Maturity Date at the time such Indebtedness is incurred (other than such Indebtedness incurred under the Inside Maturity Basket),

(iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by Parent or any of its Subsidiaries other than the Loan Parties, (vi) a Designated Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of an Approved Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Junior Secured Refinancing Debt incurred after the Effective Date, then Parent, the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Designated Representative for such Indebtedness shall have executed and delivered an Approved Intercreditor Agreement and (vii) such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (iii) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover~~”~~” provisions, such extended credit facility would comply with clause (iii) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, clauses (ii) and (iii) of this definition shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions. Permitted Junior Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Pari Passu Secured Refinancing Debt” means any secured Indebtedness incurred after the Effective Date by Parent or any Loan Party in the form of one or more series of senior secured notes or senior secured loans; provided that (i) such Indebtedness is secured by all or a portion of the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of Parent or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control, asset sale or casualty event and customary acceleration rights after an event of default, in each case subject to and after giving effect to such offers and rights under this Agreement) prior to the Latest Maturity Date at the time such Indebtedness is incurred (other than such Indebtedness incurred under the Inside Maturity Basket), (iv) the security agreements relating to such Indebtedness are substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by Parent or any of its Subsidiaries other than the Loan Parties, (vi) a Designated Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of an Approved Intercreditor Agreement; provided that if such Indebtedness is the initial Permitted Pari Passu Secured Refinancing Debt incurred after the Effective Date, then Parent, the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Designated Representative for such Indebtedness shall have executed and delivered an Approved Intercreditor Agreement and (vii) such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (iii) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover~~”~~” provisions, such extended credit facility would comply with clause (iii) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, clauses (ii) and (iii) of this definition shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions. Permitted Pari Passu Secured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Receivables Facility” means any Receivables Facility (1) that meets the following conditions: (a) the Receivables Seller will have determined in good faith that such Receivables Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to such Receivables Seller and (b) the sale, transfer, contribution or pledge of Receivables Assets to the applicable Person or Receivables Entity is made at fair market value (as reasonably determined in good faith by Parent) or (2) constituting a receivables financing facility.

“Permitted Receivables Facility Assets” means any Receivables Assets sold, transferred, contributed or pledged in connection with a Permitted Receivables Facility.

“Permitted Receivables Facility Documents” means each of the documents and agreements entered into in connection with any Permitted Receivables Facility, including all documents and agreements relating to the issuance, funding and/or purchase of certificates and purchased interests or the incurrence of loans, as applicable, as such documents and agreements may be amended, modified, supplemented, refinanced or replaced from time to time.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), other Indebtedness; provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced (plus unpaid accrued interest and premium (including tender premium) thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Permitted Refinancing Indebtedness), (b) the final maturity date of such Permitted Refinancing Indebtedness is no earlier than the maturity date applicable to the Indebtedness being Refinanced (it being understood that, in each case, any provision requiring an offer to purchase such Indebtedness as a result of a change of control, delisting, asset sale or similar provision or any provision permitting holders to convert such Indebtedness shall not violate the foregoing restriction), (c) if the Indebtedness (including any Guarantee thereof) being Refinanced is by its terms subordinated in right of payment to the Secured Obligations, such Permitted Refinancing Indebtedness (including any Guarantee thereof) shall be subordinated in right of payment to the Secured Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole (as determined in good faith by the board of directors of Parent), (d) such Permitted Refinancing Indebtedness contains mandatory redemption (or similar provisions), if any, covenants, if any, and events of default, if any, and is benefited by guarantees, if any, which are customary for Indebtedness of such type (reasonably determined in good faith by the board of directors of Parent), (e) no Permitted Refinancing Indebtedness shall have direct obligors or contingent obligors that were not the direct obligors or contingent obligors (or that would not have been required to become direct obligors or contingent obligors) in respect of the Indebtedness being Refinanced, (f) if the Indebtedness being Refinanced is secured, such Permitted Refinancing Indebtedness may be secured on terms no less favorable, taken as a whole, to the Secured Parties than those contained in the documentation (including any intercreditor agreement) governing the Indebtedness being Refinanced (reasonably determined in good faith by Parent), (g) if the Indebtedness being refinanced was subject to an Approved Intercreditor Agreement, and if the respective Permitted Refinancing Indebtedness is to be secured by the Collateral, the Permitted Refinancing Indebtedness shall likewise be subject to Approved Intercreditor Agreement and (h) such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (b) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover~~”~~” provisions, such extended credit facility would comply with clause (b) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, clause (d) of this definition shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions.

“Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness incurred after the Effective Date by Parent or any Loan Party (and may in any case be co-borrowed or co-issued by any Borrower on a joint and several basis) in the form of one or more series of unsecured notes or loans; provided that (i) such Indebtedness is not secured by any property or assets of Parent or any Subsidiary, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not mature or have scheduled amortization prior to the Latest Maturity Date at the time such Indebtedness is incurred (other than customary offers to repurchase upon a change of control or asset sale and customary acceleration rights after an event of default, in each case subject to and after giving effect to such offers and rights under this Agreement, and other than such Indebtedness incurred under the Inside Maturity Basket) (iv) such Indebtedness is not guaranteed by Parent or any of its Subsidiaries other than the Loan Parties and (v) such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (iii) of this definition so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover~~”~~” provisions, such extended credit facility would comply with clause (iii) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, clauses (ii) and (iii) of this definition shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Warrant” means (i) one or more call options settled through the delivery of cash and/or Parent’s Equity Interests (not constituting Disqualified Equity Interests) or (ii) one or more call options initially settled through the delivery of cash and/or the Equity Interests of any entity acquired in an acquisition permitted hereunder, in each case, sold concurrently with the entry into one or more Permitted Bond Hedges and having an initial strike or exercise price (howsoever defined) that is greater than the strike or exercise price (howsoever defined) of such Permitted Bond Hedge.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Parent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“PLC” means Endo International plc, a company formed under the laws of Ireland.

“Platform” has the meaning assigned to such term in the final paragraph of Section 5.01.

“Pledge Subsidiary” means (i) each Loan Party that is a Domestic Subsidiary and (ii) subject to the Agreed Security Principles, each Irish Loan Party and Luxembourg Loan Party.

“Pounds Sterling” means the lawful currency of the United Kingdom.

“Prepayment Event” means:

(a) any Asset Sale described in Section 6.03(a)(xx) (other than the Net Proceeds of which (x) individually, do not exceed $20,000,000 or (y) together with the aggregate amount of Net Proceeds received from all such Asset Sales described in Section 6.03(a)(xx) occurring in the same fiscal year of Parent, do not exceed $40,000,000);

(b) any Sale and Leaseback Transaction described in Section 6.10 (other than any Sale and Leaseback Transaction the Net Proceeds of which, (x) individually do not exceed $20,000,000 or (y) together with the aggregate amount of Net Proceeds received from all such Sale and Lease Back Transactions occurring in the same fiscal year of Parent, do not exceed $40,000,000);

(c) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Parent or any Restricted Subsidiary with a fair market value immediately prior to such event greater than $20,000,000 per event or $40,000,000 for all such events occurring in the same fiscal year of Parent; or

(d) the incurrence by Parent or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01 (excluding Credit Agreement Refinancing Indebtedness required to be applied towards the prepayment of any Obligations pursuant to Section 2.11(c)(2)) or permitted by the Required Lenders pursuant to Section 9.02.

“Prime Rate” last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent).; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Public Lender” has the meaning assigned to such term in in the final paragraph of Section 5.01.

“Purchase Offer” has the meaning assigned to such term in Section 2.24(a).

“Receivables” means accounts receivable, royalty or other revenue streams, including contract rights, lockbox accounts, records with respect to such accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto created by or arising from sales of goods, leases of goods or the rendition of services rendered no matter how evidenced whether or not earned by performance (whether constituting accounts, general intangibles, chattel paper or otherwise).

“Receivables Assets” means Receivables, the proceeds thereof and other revenue streams and other rights to payment customarily sold, transferred, contributed or pledged together with such Receivables in connection with a Receivables Facility.

“Receivables Entity” means in connection with a Receivables Facility, any special purpose vehicle formed for the purpose of entering into a Receivables Facility and performing its duties and obligations (and exercising its rights) under the related Permitted Receivables Facility Documents, and that is not used for any other purpose or to engage in any other business or activity. For the avoidance of doubt, there may be more than one “Receivables Entity” with respect to any single Receivables Facility.

“Receivables Facility” means a public or private transfer, sale, financing or pledge of Receivables Assets by which any Receivables Entity directly or indirectly securitizes a pool of specified Receivables Assets or pledges such specified Receivables Assets in a secured financing.

“Receivables Sellers” means Parent and those Subsidiaries that are from time to time party to the Permitted Receivables Facility Documents (other than any Receivables Entity).

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Reference Period” in effect at any time means the most recent period of four consecutive fiscal quarters of Parent ended on or prior to such time (taken as one accounting period) in respect of which, subject to Section 1.04, financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 5.01(a) or (b), as applicable; provided that, prior to the first date that financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b), the Reference Period in effect shall be the period of four consecutive full fiscal quarters of PLC ended prior to the Effective Date for which financial statements would have been required to be delivered hereunder had the Effective Date occurred prior to the end of such period.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Term SOFR, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is the Adjusted Term CORRA Rate, 1:00 p.m. Toronto local time on the day that is two Business Days preceding the date of such setting or (3) if such Benchmark is none of Term SOFR or the Adjusted Term CORRA Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) Parent and the Borrower, (b) the Administrative Agent, (c) the Issuing Bank (in the case of Other Refinancing Revolving Commitments or Other Refinancing Revolving Loans) and (d) each Refinancing Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.25.

“Refinancing Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender (and that is not Parent or any of its Subsidiaries or Affiliates) and that agrees to provide any portion of any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.25; provided that each Refinancing Lender (other than any Person that is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of the Administrative Agent and the Issuing Bank (in the case of Other Refinancing Revolving Commitments or Other Refinancing Revolving Loans) (such approval not to be unreasonably withheld or delayed), in each case to the extent any such consent would be required from the Administrative Agent and the Issuing Bank (in the case of Other Refinancing Revolving Commitments or Other Refinancing Revolving Loans) under Section 9.04(b)(i) for an assignment of Loans or Commitments to such Refinancing Lender.

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Indemnified Person” of an indemnified person means (a) any controlling person or controlled affiliate of such indemnified person, (b) the respective directors, officers, or employees of such indemnified person or any of its controlling persons or controlled affiliates and (c) the respective agents of such indemnified person or any of its controlling persons or controlled affiliates, in the case of this clause (c), acting at the instructions of such indemnified person, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this sentence pertains to a controlled affiliate or controlling person involved in the negotiation or syndication of this Agreement and the Loans.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata).

“Relevant Rate” means (i) with respect to any Borrowing denominated in Dollars, Term SOFR or (ii) with respect to any Borrowing denominated in Canadian Dollars, the Adjusted Term CORRA Rate, as applicable.

“Reorganization Plan” means the Fourth Amended Joint Chapter 11 Plan of Reorganization of Endo International PLC and its Affiliated Debtors filed in the Chapter 11 Cases at Docket No. 3849.

“Reorganization Plan Documents” means the Plan Documents (as defined in the Reorganization Plan).

“Reorganization Plan Transactions” means (i) the acquisition of substantially all of the assets of PLC and certain of its affiliates as debtors and debtors in possession (collectively, the “Debtors”), and (ii) any other transactions expressly contemplated by and necessary to implement the Reorganization Plan as in effect on the Effective Date.

“Repricing Event” means (a) the prepayment or refinancing of any of the Initial Term Loans or 2024 Refinancing Term Loans with the incurrence by any Loan Party of any Indebtedness incurred for the primary purpose (as reasonably determined by Parent) of lowering the Effective Yield of the Initial Term Loans or 2024 Refinancing Term Loans or (b) any effective reduction in the Effective Yield of the Initial Term Loans or 2024 Refinancing Term Loans (e.g., by way of amendment or waiver); provided that in no event shall any prepayment or repayment of the Initial Term Loans or 2024 Refinancing Term Loans in connection with a (i) Change in Control or (ii) an Enterprise Transformative Event constitute a Repricing Event.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time; provided that the unused Term Loan Commitment and unused Revolving Commitment of, and the portion of the Credit Exposure held or deemed held by, any Defaulting Lender or Net Short Lender shall be excluded for purposes of making a determination of Required Lenders; provided, further, that the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Lenders unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on the other Lenders. For all purposes of determining the Required Lenders hereunder, if any relevant Credit Exposures or unused Commitments are denominated in currencies other than Dollars, the respective Dollar Amounts (as determined in good faith by the Administrative Agent) thereof shall be utilized.

“Required Revolving Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Revolving Commitments at such time; provided that the unused Revolving Commitment of, and the portion of the Revolving Credit Exposure held or deemed held by, any Defaulting Lender or Net Short Lender shall be excluded for purposes of making a determination of Required Revolving Lenders; provided, further, that the Loans of any Affiliated Lender shall in each case be excluded for purposes of making a determination of Required Revolving Lenders unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on the other Lenders. For all purposes of determining the Required Revolving Lenders hereunder, if any relevant Revolving Credit Exposures or unused Revolving Commitments are denominated in currencies other than Dollars, the respective Dollar Amounts (as determined in good faith by the Administrative Agent) thereof shall be utilized.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Person, the chief executive officer, president, an executive vice president, senior vice president, manager, director, duly appointed attorney-in-fact or a Financial Officer. Unless otherwise specified, a Responsible Officer refers to a Responsible Officer of Parent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Parent or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Parent or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Parent or any Restricted Subsidiary. For the avoidance of doubt, any interest payments with respect to Convertible Debt Securities shall not constitute Restricted Payments.

“Retained Excess Cash Flow” means, for any period, an amount equal to (a) the cumulative amount of Excess Cash Flow (which amount shall not be less than zero) for such period minus (b) the amount that has been (or is required to be) applied to the prepayment of the Term Loans in accordance with Section 2.11(c)(3) for such period.

“Restricted Subsidiary” means any Subsidiary of Parent (including the Borrower) other than an Unrestricted Subsidiary.

“Revaluation Date” means (a)(i) with respect to any Loan denominated in any Foreign Currency, the date of the Borrowing of such Loan and (ii) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement; (b) with respect to any Letter of Credit denominated in a Foreign Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the available balance thereof; and (c) any additional date as the Administrative Agent may reasonably determine at any time when an Event of Default has occurred and is continuing.

“Revolving Commitment” means a Dollar Tranche Commitment or a Multicurrency Tranche Commitment, as the context may require, and “Revolving Commitments~~”~~” means, collectively, the Dollar Tranche Commitments and the Multicurrency Tranche Commitments. The aggregate principal amount of the Revolving Commitments on the Effective Date is $400,000,000.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Multicurrency Tranche Revolving Loans and Dollar Tranche Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Facility” means the Revolving Commitments from time to time and the extensions of credit made thereunder.

“Revolving Facility Obligations” means all Obligations in respect of the Revolving Facility.

“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

“Revolving Loan” means any Multicurrency Tranche Revolving Loan or Dollar Tranche Revolving Loan, as the context may require, and “Revolving Loans” means, collectively, the Dollar Tranche Revolving Loans and the Multicurrency Tranche Revolving Loans.

“Revolving Secured Obligations” means all Revolving Facility Obligations, together with (i) all Swap Obligations owing to any Person that is the Administrative Agent, Collateral Agent, Swingline Lender, Issuing Bank, a Lead Arranger, a Revolving Lender or an Affiliate of any of the foregoing or was the Administrative Agent, Collateral Agent, Swingline Lender, Issuing Bank, a Lead Arranger, a Revolving Lender or an Affiliate of any of the foregoing at the time the applicable Swap Agreement was entered into (excluding, in case of any Guarantor that is not an ECP, any Excluded Swap Obligations) and (ii) Banking Services Obligations owing to one or more Revolving Lenders or their respective Affiliates.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of the Effective Date, Cuba, Iran, North Korea, Syria and the Crimea, the so-called Luhansk People’s Republic, and the so-called Donetsk People’s Republic regions of Ukraine).

“Sanctioned Person” means any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union or the United Kingdom, (b) any Person located, organized or ordinarily resident in a Sanctioned Country or (c) any person owned in the aggregate 50% or more or controlled by any such person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union or His Majesty’s Treasury of the United Kingdom.

“Scheduled Principal Repayment Dates” means the last day of each March, June, September and December and the applicable Maturity Date.

“SEC” means the United States Securities and Exchange Commission.

“Secured Net Leverage Ratio” means the ratio of (a) Consolidated Secured Debt minus the aggregate amount of cash and Permitted Investments of Parent and its Restricted Subsidiaries on such date that (x) would not appear as “restricted” on a consolidated balance sheet of Parent and its Restricted Subsidiaries or (y) are restricted or secured in favor of the Indebtedness incurred under this Agreement or other Indebtedness secured by a pari passu or junior Lien on the Collateral as permitted under this Agreement to (b) Consolidated EBITDA of Parent and its Restricted Subsidiaries for such Reference Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.04.

“Secured Obligations” means, collectively, the Revolving Secured Obligations and the Term Loan Secured Obligations.

“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and the Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders in respect of all other present and future obligations and liabilities of Parent and each Restricted Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) with respect to any Swap Agreement, each Person that is the Administrative Agent, a Lead Arranger, a Lender or an Affiliate of any of the foregoing or was the Administrative Agent, a Lead Arranger, a Lender or an Affiliate of any of the foregoing at the time such Swap Agreement was entered into with such Person by Parent or any Restricted Subsidiary, (iv) each Lender and Affiliate of such Lender in respect of Banking Services Agreements entered into with such Person by Parent or any Restricted Subsidiary, (v) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents, and (vi) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time and any successor statute.

“Senior Secured Notes” means the 8.500% senior secured notes due 2031 issued pursuant to the Senior Secured Notes Indenture.

“Senior Secured Notes Indenture” means the Indenture, dated as of the Effective Date, among Endo Finance Holdings, Inc., the guarantors named therein and Computershare Trust Company, as trustee and as collateral agent.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“SPC” has the meaning assigned to such term in Section 9.04(f).

“Specified Transaction” means:

(1) solely for the purposes of determining the applicable cash balance, any contribution of capital, including as a result of an issuance of Equity Interests, to Parent, in each case, in connection with an acquisition or Investment,

(2) any designation of operations or assets of Parent or a Restricted Subsidiary as discontinued operations (as defined under GAAP),

(3) any Investment that results in a Person becoming a Restricted Subsidiary,

(4) any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary in compliance with this Agreement,

(5) any purchase or other acquisition of a business of any Person, of assets constituting a business unit, line of business or division of any Person,

(6) any Asset Sale (without regard to any de minimis thresholds set forth therein) (a) that results in a Restricted Subsidiary ceasing to be a Subsidiary of Parent or (b) of a business, business unit, line of business or division of Parent or a Restricted Subsidiary, in each case whether by merger, amalgamation, consolidation or otherwise,

(7) any operational changes identified by Parent that have been made by the Borrower Representative or any Restricted Subsidiary during the Reference Period,

(8) any borrowing of Incremental Loans or Incremental Equivalent Debt (or establishment of Incremental Commitments), or

(9) or any Restricted Payment or other transaction that by the terms of this Agreement requires a financial ratio to be calculated on a pro forma basis.

“Subordinated Indebtedness” means any Indebtedness of Parent or any Restricted Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents.

“subsidiary” means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held.

“Subsidiary” means any subsidiary of Parent (unless a contrary intention appears herein).

“Subsidiary Guarantor” means each (i) existing and subsequently acquired Domestic Subsidiary, (ii) direct or indirect wholly-owned Luxembourg Subsidiary existing on the Effective Date, (iii) direct or indirect wholly-owned Irish Subsidiary (x) existing on the Effective Date or (y) that owns any Material IP, and (iv) any other Restricted Subsidiary designated by Parent as a Subsidiary Guarantor, in each case, that is party to the Subsidiary Guaranty from time to time. Notwithstanding anything herein or in any other Loan Document to the contrary, no Receivables Entity or Excluded Subsidiary shall be required to be a Subsidiary Guarantor.

“Subsidiary Guaranty” means that certain Guaranty dated as of the Effective Date (including any and all supplements thereto) and executed by each Subsidiary Guarantor, including any modification thereto or any separate Guarantee executed and delivered by any Foreign Loan Party in accordance with Section 5.09 and the Agreed Security Principles.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Parent or the Restricted Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means any and all obligations of Parent or any Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements with the Administrative Agent, a Lead Arranger, a Lender or an Affiliate of any of the foregoing or a Person that was the Administrative Agent, a Lead Arranger, a Lender or an Affiliate of any of the foregoing at the time such Swap Agreement was entered into, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Dollar Tranche Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Goldman Sachs Bank USA, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“TARGET” means the real time gross settlement system operated by the Eurosystem (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, fees, assessments, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to (a) if such Loan or Borrowing is in Dollars, Term SOFR and (b) if such Loan or Borrowing is in Canadian Dollars, Adjusted Term CORRA Rate.

“Term CORRA” means, for any calculation with respect to any Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Loan” when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Adjusted Term CORRA Rate.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term Lender” means any Initial Term Lender, any 2024 Refinancing Term Lender, any Incremental Term Lender and any Extending Term Lender.

“Term Loan Commitments” means the Initial Term Loan Commitments, the 2024 Refinancing Term Loan Commitments and any Incremental Term Loan Commitments.

“Term Loan Facility Obligations” means all Obligations in respect of the Term Loans.

“Term Loan Secured Obligations” means all Term Loan Facility Obligations, together with (i) all Swap Obligations owing to any Person that is a Term Loan Lender or an Affiliate thereof or was a Term Loan Lender or an Affiliate thereof at the time the applicable Swap Agreement was entered into (excluding, in case of any Guarantor that is not an ECP, any Excluded Swap Obligations) and (ii) Banking Services Obligations owing to one or more Term Loan Lenders or their respective Affiliates.

“Term Loans” means the Initial Term Loans, the 2024 Refinancing Term Loans, any Incremental Term Loan (including any Other Term Loan), any Other Refinancing Term Loans of the applicable Class or any Extended Term Loan.

“Term SOFR” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR Reference Rate”.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“TEU” means a security (or combination of securities) that is composed of a prepaid stock purchase contract relating to the Equity Interest of Parent and an amortizing note.

“Total Net Leverage Ratio” means the ratio of (i) Consolidated Total Indebtedness minus the aggregate amount of cash and Permitted Investments of Parent and its Restricted Subsidiaries on such date that (x) would not appear as “restricted” on a consolidated balance sheet of Parent and its Restricted Subsidiaries or (y) are restricted or secured in favor of the Indebtedness incurred under this Agreement or other Indebtedness secured by a pari passu or junior Lien on the Collateral as permitted under this Agreement to (ii) Consolidated EBITDA of Parent and its Restricted Subsidiaries for such Reference Period, in each case on a pro forma basis with such pro forma adjustments as are appropriate and consistent with Section 1.04.

“Tranche” means a category of Commitments and extensions of credit thereunder. For purposes hereof, each of the following comprises a separate Tranche: (a) Multicurrency Tranche Commitments, Multicurrency Tranche Revolving Loans and Multicurrency Tranche Letters of Credit, (b) Dollar Tranche Commitments, Dollar Tranche Revolving Loans, Dollar Tranche Letters of Credit and Swingline Loans and (c) Term Loan Commitments and Term Loans.

“Transactions” means (a) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents to which they are a party, (b) the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (c) the execution, delivery and performance by the applicable Loan Parties of the Senior Secured Notes Indenture and the issuance of Senior Secured Notes pursuant thereto, (d) the granting of Liens pursuant to the Collateral Documents, (e) the Reorganization Plan Transactions, (e) any other transactions related to or entered into to implement any of the foregoing and (f) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transaction Expenses” means any fees, expenses, costs or charges incurred or paid by Parent, any Borrower or any other Restricted Subsidiary in connection with the Transactions.

“Type”, when used in reference to any Loan or Borrowing, refers to Loans or Borrowings in a single currency and whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate, the Canadian Prime Rate or the applicable Relevant Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the perfection of security interests or any Collateral.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Subsidiary” means (a) each Subsidiary on the Effective Date which is noted on Schedule 3.01 hereof, (b) after the Effective Date, any additional Subsidiaries of Parent designated by the board of directors of Parent as an “Unrestricted Subsidiary” pursuant to Section 5.10, and (c) any Subsidiary of any of the foregoing.

“Upfront Payments” means any upfront or similar payments made during the period of twelve months ending on the Effective Date or arising thereafter in connection with any drug or pharmaceutical product research and development or collaboration arrangements or the closing of any Drug Acquisition.

“US Borrower” means any Borrower that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“US Borrowings” means any Borrowing of a US Borrower.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the Effective Date, initially between Parent, the Borrower Representative and each Domestic Subsidiary that is a Subsidiary Guarantor and the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties (as defined in the US Security Agreement), and any other pledge or security agreement entered into after the Effective Date by any other Loan Party that is a Domestic Subsidiary (as required by this Agreement or any other Loan Document) with the Collateral Agent.

“USA Patriot Act” has the meaning assigned to such term in Section 9.14.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Dollar Tranche Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”) or by Class and Type (e.g., a “Term SOFR Dollar Tranche Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Dollar Tranche Revolving Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”) or by Class and Type (e.g., a “Dollar Tranche Term Benchmark Revolving Borrowing”).

Section 1.03 Terms Generally. ~~(a)~~ The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any references in this Agreement or any other Loan Document to “Permitted Encumbrances” is not intended to subordinate or postpone, and shall not be interpreted as subordination or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Encumbrance.

(~~b~~a) For purposes of determining compliance with any Section of Article VI, in the event that any Lien, Investment, Indebtedness, Asset Sale, Restricted Payment or affiliate transaction meets the criteria of one or more of the categories of transactions permitted pursuant to any clause of any one of such Sections, such transaction (or portion thereof) at any time, shall be permitted under one or more of such clauses of such Section as determined by the applicable Borrower in its sole discretion at such time. For purposes of determining compliance with the incurrence of any Credit Agreement Refinancing Indebtedness, Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt, Permitted Refinancing Indebtedness and Permitted Unsecured Refinancing Debt that restricts the amount of such Indebtedness relative to the amount of Refinanced Debt, the Borrower may incur an incremental principal amount of such Credit Agreement Refinancing Indebtedness, Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt, Permitted Refinancing Indebtedness or Permitted Unsecured Refinancing Debt to the extent that the excess portion of such Credit Agreement Refinancing Indebtedness, Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt, Permitted Refinancing Indebtedness or Permitted Unsecured Refinancing Debt would otherwise be permitted to be incurred in accordance with this Agreement. For purposes of determining compliance with the incurrence of any Indebtedness under Revolving Commitments in reliance on compliance with any ratio, if on the date such Revolving Commitments are established, the applicable ratio is satisfied after giving pro forma effect to the incurrence of the entire committed amount of then proposed Indebtedness thereunder, then such committed amount under such Revolving Commitments may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with any ratio.

(~~c~~b) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement under a restrictive covenant (including Section 2.20) that does not require compliance with a financial ratio or test (including, without limitation, any First Lien Net Leverage Ratio test, any Secured Net Leverage Ratio test or any Total Net Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement in the same restrictive covenant (including Section 2.20) that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.

(~~d~~c) Notwithstanding anything to the contrary set forth herein, it is understood and agreed that in no event shall the Reorganization Plan Transactions or any other transactions expressly contemplated by the Reorganization Plan Documents, including any transactions directly related thereto or directly in connection therewith, result in the breach of any provision or covenant under this Agreement or any other Loan Document, or constitute a “Default” or “Event of Default” hereunder or thereunder, and such transactions shall be permitted for all purposes hereunder and under each other Loan Document.

Section 1.04 Accounting Terms; GAAP; Pro Forma Calculations. ~~(a)~~ Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Parent notifies the Administrative Agent that Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Parent or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) for the avoidance of doubt, except as provided in the definition of “Consolidated Net Income”, without giving effect to the financial condition, results and performance of the Unrestricted Subsidiaries.

(~~b~~a) Notwithstanding anything to the contrary herein, financial ratios and tests, including the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio and the Total Net Leverage Ratio shall be calculated in the manner prescribed by this Section 1.04; provided that notwithstanding anything to the contrary in clauses (c), (d), (e) or (f) of this Section 1.04, when calculating the Total Net Leverage Ratio for purposes of (i) the definition of “Applicable Rate,” (ii) the Applicable Excess Cash Flow Percentage for the purposes of the mandatory prepayment required by clause (3) of Section 2.11(c) and (iii) the Financial Covenant (other than for the purpose of determining pro forma compliance therewith), the events described in this Section 1.04 that occurred subsequent to the end of the applicable Reference Period shall not be given pro forma effect; provided however that voluntary prepayments made pursuant to Section 2.11(a) during any fiscal year (without duplication of any prepayments in such fiscal year that reduced the amount of Excess Cash Flow required to be repaid pursuant to Section 2.11(c) for any prior fiscal year) shall be given pro forma effect after such fiscal year-end and prior to the time any mandatory prepayment pursuant to Section 2.11(c) is due for purposes of calculating the First Lien Net Leverage Ratio for purposes of determining the Applicable Excess Cash Flow Percentage for such mandatory prepayment, if any. In addition, whenever a financial ratio or test is to be calculated on a pro forma basis, (1) the reference to “Reference Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Reference Period for which Financials of Parent have been (or are required to be) delivered (it being understood that for purposes of determining pro forma compliance with the Financial Covenant, if no Reference Period with an applicable level cited in the Financial Covenant has passed, the applicable level shall be the level for the first Reference Period cited in the Financial Covenant with an indicated level) and (2) such calculation shall not net the cash proceeds of any Indebtedness being incurred at the time of such calculation.

(~~c~~b) For purposes of calculating any financial ratio or test (or Consolidated EBITDA or Consolidated Total Assets), Specified Transactions (and, subject to clause (e) below, the incurrence or repayment of any Indebtedness in connection therewith) that have been made (a) during the applicable Reference Period or (b) subsequent to such Reference Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Reference Period (or, in the case of Consolidated Total Assets, on the last day of the applicable Reference Period). If since the beginning of any applicable Reference Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Parent or any Restricted Subsidiary since the beginning of such Reference Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.04, then such financial ratio or test (or Consolidated EBITDA or Consolidated Total Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.04.

(~~d~~c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of Parent and may include, for the avoidance of doubt, the amount of “run-rate” cost savings, operating expense reductions and synergies projected by Parent in good faith to result from or relating to any Specified Transaction (including the Transactions and, for the avoidance of doubt, acquisitions occurring prior to the Effective Date) which is being given pro forma effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and synergies are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of Parent) (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period and “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements), whether prior to or following the Effective Date, net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Reference Period in which the effects thereof are expected to be realized) relating to such Specified Transaction; provided that (a) such amounts are reasonably identifiable and factually supportable in the good faith judgment of Parent, (b) such actions are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken no later than eighteen (18) months after the date of such Specified Transaction (or actions undertaken or implemented prior to the consummation of such Specified Transaction), any such pro forma adjustments in respect of cost savings, synergies and operating expense reductions shall not exceed 20.0% of Consolidated EBITDA (prior to giving effect to such pro forma adjustments) as of the last day of the Reference Period and (c) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period.

(~~e~~d) In the event that Parent or any Restricted Subsidiary incurs (including by assumption or guarantees), issues or repays (including by redemption, repurchase, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility or line of credit unless such Indebtedness has been permanently repaid and not replaced) included in the calculations of any financial ratio or test, (i) during the applicable Reference Period or (ii) subsequent to the end of the applicable Reference Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such incurrence, issuance, repayment or redemption of Indebtedness to the extent required, as if the same had occurred on the last day of the applicable Reference Period.

(~~f~~e) If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of Parent to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, an interbank offered rate, or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as Parent or applicable Restricted Subsidiary may designate.

(~~g~~f) Any determination of Consolidated Total Assets shall be made by reference to the last day of the Reference Period most recently ended for which Financials of Parent have been delivered on or prior to the relevant date of determination.

(~~h~~g) Notwithstanding anything in this Agreement or any Loan Document to the contrary, when (a) calculating any applicable ratio, Consolidated Net Income or Consolidated EBITDA in connection with the incurrence of Indebtedness, the creation of Liens, the making of any Asset Sale, the making of an Investment or the making of a Restricted Payment, (b) determining compliance with any provision of this Agreement which requires that no Event of Default has occurred, is continuing or would result therefrom, (c) determining compliance with any provision of this Agreement which requires compliance with any representation or warranties set forth herein or (d) determining the satisfaction of all other conditions precedent to the incurrence of Indebtedness, the creation of Liens, the making of any Asset Sale, the making of an Investment or the making of a Restricted Payment, in each case in connection with a Limited Condition Transaction, the date of determination of such ratio or other provisions, determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom, determination of compliance with any representations or warranties or the satisfaction of any other conditions shall, at the option of Parent (Parent’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election,” which LCT Election may be in respect of one or more of clauses (a), (b), (c) and (d) above), be deemed to be the date the definitive agreements (or other relevant definitive documentation) for such Limited Condition Transaction are entered into (the “LCT Test Date”). If on a pro forma basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence or issuance of Indebtedness, and the use of proceeds thereof), with such ratios and other provisions calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recent Reference Period ending prior to the LCT Test Date for which Financials have been (or are required to be) delivered, Parent could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with, unless an Event of Default pursuant to Section 7.01(a), or, solely with respect to the Borrower, Section 7.01(h) shall be continuing on the date such Limited Condition Transaction is consummated. For the avoidance of doubt, (i) if, following the LCT Test Date, any of such ratios or other provisions are exceeded or breached as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA or other components of such ratio) or other provisions at or prior to the consummation of the relevant Limited Condition Transactions, such ratios and other provisions will not be deemed to have been exceeded or failed to have been satisfied as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (ii) such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions, unless, other than if an Event of Default pursuant to Section 7.01(a), or, solely with respect to the Borrower, Section 7.01(h), shall be continuing on such date, Parent elects, in its sole discretion, to test such ratios and compliance with such conditions on the date such Limited Condition Transaction or related Specified Transactions is consummated. If Parent has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, basket availability or compliance with any other provision hereunder (other than actual compliance with the Financial Covenant) on or following the relevant LCT Test Date and prior to the earliest of the date on which such Limited Condition Transaction is consummated, the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction or the date Parent makes an election pursuant to clause (ii) of the immediately preceding sentence, any such ratio, basket or compliance with any other provision hereunder shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or issuance of Indebtedness or Disqualified Equity Interests, and the use of proceeds thereof) had been consummated on the LCT Test Date.

Section 1.05 Status of Obligations and Secured Obligations. In the event that Parent or any other Loan Party shall at any time issue or have outstanding any other Subordinated Indebtedness, Parent shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such other Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

Section 1.06 Special Luxembourg Provisions. Without prejudice to the generality of any provision of this Agreement, to the extent this Agreement relates to any Luxembourg Guarantor, a reference to: (a) bankruptcy, conservatorship, liquidation, insolvency, reorganization or dissolution includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), moratorium or reprieve from payment (sursis de paiement), administrative dissolution without liquidation (dissolution administrative sans liquidation), out-of-court mutual agreement (réorganisation extra-judiciaire par accord amiable), judicial reorganization in the form of a stay to enter into a mutual agreement (sursis en vue de la conclusion d’un accord amiable), judicial reorganization by collective agreement (réorganisation judiciaire par accord collectif), judicial reorganization by transfer of assets or activities (réorganisation judiciaire par transfert sous autorité de justice), conciliation (conciliation) general settlement with creditors, reorganization or any other similar proceedings affecting the rights of creditors generally under Luxembourg law, and shall be construed so as to include any equivalent or analogous liquidation or reorganization proceedings; (b) a receiver, liquidator, administrator, trustee, custodian, sequestrator, conservator or similar officer includes, without limitation, a juge-commissaire or curateur appointed under the Luxembourg Commercial Code, liquidateur appointed under articles 1100-1 to 1100-15 (inclusive) of the Luxembourg law dated 10 August 1915 on commercial companies, as amended (the “Luxembourg Law on Commercial Companies”), juge-commissaire or liquidateur appointed under article 1200-1 of the Luxembourg Law on Commercial Companies, mandataire judiciaire or conciliateur under the Luxembourg law of 7 August 2023 modernizing bankruptcy or any similar officer pursuant to any insolvency or similar proceedings; (c) a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements) without having access to credit; (d) attachments or similar creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (e) a guaranty includes any guaranty that is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code; (f) a security, a security interest or a Lien includes, without limitation, any hypothèque, nantissement, gage, privilège, accord de transfert de propriété à titre de garantie, gage sur fonds de commerce, droit de rétention and any type of security in rem (sûreté réelle) whatsoever whether granted or arising by operation of law; (g) Organizational Documents includes its up-to-date (restated) articles of association (statuts coordonnés); (h) an officer or a director includes an administrateur; (i) an agent includes a mandataire, (j) Capital Stock includes actions; (k) gross negligence means faute lourde; and (l) wilful misconduct means dol or faute dolosive.

Section 1.07 Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Extended Loans or Other Refinancing Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars”, “in immediately available funds”, “in cash” or any other similar requirement.

Section 1.08 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under the laws of the State of Delaware (or any comparable event under a different jurisdiction’s laws): (a) any reference to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person and (b) any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

ARTICLE II

THE CREDITS

Section 2.01 Commitments and Loans. Subject to the terms and conditions set forth herein:

(a) (i) each Initial Term Lender agrees, severally and not jointly, to make an Initial Term Loan to the Borrower Representative on the Effective Date in a principal amount not to exceed its Initial Term Loan Commitment listed on Schedule 2.01 and (ii) each 2024 Refinancing Term Lender agrees, severally and not jointly, to make a 2024 Refinancing Term Loan to the Borrower Representative on the First Amendment Effective Date as set forth in the First Amendment;

(b) each Dollar Tranche Lender agrees to make Dollar Tranche Revolving Loans to the Borrower Representative or, subject to Section 9.18(a), any other Borrower, in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Dollar Tranche Revolving Credit Exposure exceeding such Lender’s Dollar Tranche Commitment, (ii) the sum of the total Dollar Tranche Revolving Credit Exposures exceeding the aggregate Dollar Tranche Commitments or (iii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments; and

(c) each Multicurrency Tranche Lender agrees to make Multicurrency Tranche Revolving Loans to the Borrower Representative or, subject to Section 9.18(a), any other Borrower, in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result in ~~(i)~~ subject to Sections 2.04 and 2.11(b), the Dollar Amount of such Lender’s Multicurrency Tranche Revolving Credit Exposure exceeding such Lender’s Multicurrency Tranche Commitment, ~~(ii)~~ subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Multicurrency Tranche Revolving Credit Exposures exceeding the aggregate Multicurrency Tranche Commitments, ~~(iii)~~ subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments or ~~(iv)~~ subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the Non-USD Multicurrency Tranche Revolving Credit Exposures exceeding the Non-USD Multicurrency Tranche Sublimit.

Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Dollar Tranche Revolving Loans and Multicurrency Tranche Revolving Loans. The full amount of each Class of Term Loan Commitments must be drawn in a single drawing on the closing date thereof and amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

Each Lender may, at its option, make any Loan available to the applicable Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan (in which case such branch or Affiliate shall be treated as the “Lender” with respect to such Loan for all purposes of this Agreement); provided that (x) any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement and (y) if the respective branch or Affiliate is a Foreign Lender, the same shall be capable of making the representation contained in the last sentence of Section 2.17(l) on the date it first becomes such a “Lender”.

Section 2.02 Loans and Borrowings. ~~(a)~~ Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made under a single Tranche and shall be made by the Lenders of such Class under such Tranche ratably in accordance with their respective Commitments in respect of the applicable Class and in respect of the applicable Tranche. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05. The Initial Term Loans and the 2024 Refinancing Term Loans shall amortize as set forth in Section 2.10.

(~~b~~a) Subject to Section 2.14, each Dollar Tranche Revolving Borrowing, each Multicurrency Tranche Revolving Borrowing (other than a Borrowing of Canadian Dollar Revolving Loans) and each Term Loan Borrowing shall be comprised entirely of ABR Loans or Term SOFR Loans as the Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars. Subject to Section 2.14, each Multicurrency Tranche Revolving Borrowing in Canadian Dollars shall be comprised entirely of Canadian Prime Rate Loans or Term CORRA Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Term Benchmark Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the respective Borrower to repay such Loan in accordance with the terms of this Agreement.

(~~c~~b) Each Canadian Dollar Revolving Loan shall be incurred and maintained as, and/or converted into one or more Borrowings of Term CORRA Loans, in each case on the terms and conditions provided for herein.

(~~d~~c) At the commencement of each Interest Period for any Borrowing of Term SOFR Revolving Loans and each Borrowing of Term CORRA Loans, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 (or CAD $500,000) (or, if such Borrowing is denominated in a Foreign Currency, 500,000 units of such currency other than Japanese Yen and ¥50,000,000 in the case of Japanese Yen) and not less than $2,000,000 (or CAD $2,000,000) (or, if such Borrowing is denominated in a Foreign Currency, 2,000,000 units of such currency other than Japanese Yen and ¥200,000,000 in the case of Japanese Yen). At the time that each ABR Revolving Borrowing or Canadian Prime Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing or Canadian Prime Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Dollar Tranche Commitments of the relevant Class (with respect to any ABR Borrowing) or the aggregate Multicurrency Tranche Commitments of the relevant Class, as the case may be, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type and Class and under more than one Tranche may be outstanding at the same time; provided that (x) there shall not at any time be more than a total of ten (10) Term SOFR Revolving Borrowings outstanding and (y) there shall not at any time be more than a total of ten (10) Borrowings of Term CORRA Loans outstanding.

(~~e~~d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of any Class if the Interest Period requested with respect thereto would end after the Maturity Date of such Class.

Section 2.03 Requests for Borrowings. To request a Borrowing, a Borrower shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by such Borrower, promptly followed by telephonic confirmation of such request) in the case of a Term Benchmark Borrowing, not later than 10:00 a.m., Local Time, three (3) Business Days (in the case of a Term Benchmark Borrowing denominated in Dollars) or by irrevocable written notice (via a written Borrowing Request in a form approved by the Administrative Agent and signed by such Borrower) not later than four (4) Business Days (in the case of a Term Benchmark Borrowing denominated in a Foreign Currency), in each case before the date of the proposed Borrowing (or, with respect to Borrowings to be made on the Effective Date, such shorter time as the Administrative Agent may agree in its sole discretion) or (b) by telephone in the case of an ABR Borrowing or Canadian Prime Rate Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a) the aggregate amount of the requested Borrowing;

(b) the date of such Borrowing, which shall be a Business Day;

(c) the Class of such Borrowing and whether such Borrowing is to be an ABR Borrowing, Canadian Prime Rate Borrowing, a Term SOFR Borrowing or a Borrowing of Term CORRA Loans and, if such Borrowing is a Revolving Borrowing, whether such Borrowing is to be a Dollar Tranche Revolving Borrowing or Multicurrency Tranche Revolving Borrowing;

(d) in the case of a Term Benchmark Borrowing, the Agreed Currency (which shall comply with the limitation set forth in Section 2.01(c)(iv)) and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(e) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then, (x) in the case of a Borrowing denominated in Dollars, the requested Borrowing shall be an ABR Borrowing and (y) in the case of a Borrowing denominated in Canadian Dollars, the requested Borrowing shall be a Borrowing of Term CORRA Loans. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Determination of Dollar Amounts. The Administrative Agent will determine the Dollar Amount of:

(a) each Multicurrency Tranche Revolving Borrowing and each Borrowing of Term CORRA Loans utilizing Revolving Commitments, in each case as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any such Borrowing as a Multicurrency Tranche Revolving Borrowing or a Borrowing of Term CORRA Loans (as the case may be),

(b) the LC Exposure as of the date of each request for the issuance, amendment or extension of any Letter of Credit, and

(c) all outstanding Revolving Credit Exposure on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Such Dollar Amount shall become effective as of such Revaluation Date and, if applicable, shall be the Dollar Amount of such amounts until the next Revaluation Date to occur.

Section 2.05 Swingline Loans. ~~(a)~~ Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000 (as such amount may be increased from time to time, but not above $75,000,000, with the consent of the Administrative Agent (such consent not to be unreasonably withheld) and the Swingline Lender), (ii) the Dollar Amount of the total Dollar Tranche Revolving Credit Exposures exceeding the aggregate Dollar Tranche Commitments or (iii) the Dollar Amount of the total Revolving Credit Exposures exceeding the aggregate Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(~~b~~a) To request a Swingline Loan, a Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from a Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of such Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

(~~c~~b) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Dollar Tranche Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Dollar Tranche Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Dollar Tranche Lender, specifying in such notice such Lender’s Dollar Tranche Percentage of such Swingline Loan or Loans. Each Dollar Tranche Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Dollar Tranche Lender’s Dollar Tranche Percentage (after giving effect to the reallocation provisions of paragraph (d) below) of such Swingline Loan or Loans. Each Dollar Tranche Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph in an amount equal to its Dollar Tranche Percentage thereof is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Dollar Tranche Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Dollar Tranche Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Dollar Tranche Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Dollar Tranche Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from a Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the applicable Dollar Tranche Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(~~d~~c) Reallocations and Extensions. If the Maturity Date shall have occurred in respect of any Class of Revolving Commitments at a time when another Tranche or Tranches of any other Class of Revolving Commitments is or are in effect with a longer Maturity Date, then on the earliest occurring Maturity Date all then-outstanding Swingline Loans shall be repaid in full (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such earliest Maturity Date); provided, however, that if on the occurrence of such earliest Maturity Date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.06(k)), there shall exist sufficient unutilized Revolving Commitments of any other Class or Classes or Extended Revolving Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to such Revolving Commitments of such other Class or Classes or Extended Revolving Commitments which will remain in effect after the occurrence of such earliest Maturity Date, then there shall be an automatic adjustment on such date of the risk participations of each Revolving Lender holding Revolving Commitments of such other Class or Classes or that is an Extending Revolving Lender and such outstanding Swingline Loans shall be deemed to have been incurred solely pursuant to the relevant Revolving Commitments of such other Class or Classes or Extended Revolving Commitments and such Swingline Loans shall not be so required to be repaid in full on such earliest Maturity Date.

Section 2.06 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Multicurrency Tranche Letters of Credit denominated in Agreed Currencies and Dollar Tranche Letters of Credit denominated in Dollars, in each case for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. Any letters of credit issued (or deemed to be issued) by any Lender party hereto as set forth on Schedule 2.06 hereto and outstanding as of the Effective Date (the “Existing Letters of Credit”) shall continue to be

“Letters of Credit” (constituting (x) Dollar Tranche Letters of Credit, if denominated in Dollars and (y) Multicurrency Tranche Letters of Credit, if denominated in any Agreed Currency) for all purposes of the Loan Documents. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by such Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or an amendment to an outstanding Letter of Credit), a Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of, but not less than five (5) Business Days prior to, the requested date of issuance) a notice in the form of Exhibit D requesting the issuance of a Letter of Credit or amendment and specifying the date of issuance (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.06), the amount of such Letter of Credit, the Agreed Currency applicable thereto (subject to compliance with the limitation set forth in Section 2.01(c)(iv)), whether such Letter of Credit is a Multicurrency Tranche Letter of Credit or a Dollar Tranche Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit or amendment. A Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form and related documents in connection with any request for a Letter of Credit and in connection with any request for a Letter of Credit amendment. A Letter of Credit or amendment shall be issued only (A) if (and upon issuance of each Letter of Credit and amendment, the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the LC Exposure shall not exceed $50,000,000 (as such amount may be increased from time to time, but not above $75,000,000, with the consent of the Administrative Agent (such consent not to be unreasonably withheld) and each Issuing Bank (other than an Issuing Bank solely with respect to Existing Letters of Credit)), (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Multicurrency Tranche Revolving Credit Exposures shall not exceed the aggregate Multicurrency Tranche Commitments, (iii) the sum of the Dollar Tranche Revolving Credit Exposure shall not exceed the aggregate Dollar Tranche Commitments and (iv) the sum of the total Revolving Credit Exposures shall not exceed the aggregate Revolving Commitments and (B) in accordance with the Issuing Bank’s usual and customary practices and policies applicable to letters of credit in general from time to time.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date with respect to the Revolving Commitments pursuant to which issued (or if any Extended Revolving Commitments, Incremental Revolving Commitments or Other Refinancing Revolving Commitments are outstanding, the last Maturity Date applicable thereto (so long as the aggregate amount of such Letters of Credit are not in excess of such commitments)); provided that any Letter of Credit may contain customary automatic extension provisions agreed upon by the respective Borrower and the Issuing Bank pursuant to which the expiration date of such Letter of Credit (an “Auto-Extension Letter of Credit”) shall automatically be extended for consecutive periods of up to twelve (12) months

(but not to a date later than the date set forth in clause (ii) above); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the respective Borrower shall not be required to make a specific request to the Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than such Maturity Date.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or any Revolving Lender in respect of the Tranche under which such Letter of Credit is issued (each such Revolving Lender, an “Applicable Lender”), the Issuing Bank hereby grants to each Applicable Lender, and each Applicable Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Applicable Lender’s Applicable Percentage of the aggregate Dollar Amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Applicable Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Applicable Lender’s Applicable Percentage (after giving effect to the reallocation provisions of paragraph (k) below) of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section 2.06, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, reinstatement or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the respective Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date the Issuing Bank made such LC Disbursement (or if the Issuing Bank shall so elect in its sole discretion by notice to the respective Borrower, in such other Agreed Currency which was paid by the Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if a Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by a Borrower prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that a Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than the Dollar Amount of $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent Dollar Amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Applicable Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Applicable Lender shall pay to the Administrative Agent its Applicable Percentage (after giving effect to the reallocation provisions of paragraph (k) below) of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Applicable Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Applicable Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Applicable Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by an Applicable Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, the Issuing Bank or any Multicurrency Tranche Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the Issuing Bank or the relevant Multicurrency Tranche Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Equivalent Amount, calculated using the applicable exchange rates, on the date such LC Disbursement is made, of such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section 2.06 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligation hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation, or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the respective Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the respective Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the respective Borrower by telephone (confirmed by telecopy) of such demand for payment if the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse the Issuing Bank and the Applicable Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburse such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Term SOFR Revolving Loans); provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.06, then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Applicable Lender pursuant to paragraph (e) of this Section 2.06 to reimburse the Issuing Bank shall be for the account of such Applicable Lender to the extent of such payment.

(i) Replacement and Resignation of the Issuing Bank.

(i) The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (x) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(ii) Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, the resigning Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that a Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, the Required Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account“), an amount in cash equal to 103% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Borrower is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Borrower. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Revolving Lenders), be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the aggregate Revolving Credit Exposures would not exceed the aggregate Revolving Commitments and no Default shall have occurred and be continuing.

(k) Reallocations and Extensions. If the Maturity Date in respect of any Class of Revolving Commitments occurs prior to the expiration of any Letter of Credit, then (i) if Extended Revolving Commitments or one or more other Tranches of Revolving Commitments of any other Class or Classes in respect of which the Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.06(e)) under (and ratably participated in by Revolving Lenders pursuant to) Extended Revolving Commitments or the Revolving Commitments of such other Class or Classes in respect of such non-terminating Extended Revolving Commitments or Tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Extended Revolving Commitments or Revolving Commitments of such other Class or Classes thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the respective Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.06(j). Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given Class of Revolving Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders in any Letter of Credit issued before such Maturity Date.

(l) Issuing Bank Agreements. Each Issuing Bank (other than the Administrative Agent or its affiliates) agrees that, unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions and amendments, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend or extend any Letter of Credit, the date of such issuance, amendment or extension, and the currency and aggregate amount of the Letters of Credit to be issued, amended or extended by it and outstanding after giving effect to such issuance, amendment or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount and currency of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request, as to the Letters of Credit issued by such Issuing Bank.

Section 2.07 Funding of Borrowings. ~~(a)~~ Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Foreign Currency Payment Office for such currency and at such Foreign Currency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the respective Borrower by promptly crediting the amounts so received, in like funds, to (x) an account of the applicable Borrower maintained with the Administrative Agent in New York City or Chicago and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of the applicable Borrower in the relevant jurisdiction and designated by such Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(~~b~~a) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of a Borrower, the interest rate applicable to the relevant Class of ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.08 Interest Elections. ~~(a)~~ Each Borrowing initially shall be of the Type, and under the applicable Tranche, specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, subject to clause (e) below, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.08 shall not apply to Swingline Loans, which may not be converted or continued. Notwithstanding any other provision of this Section 2.08, the applicable Borrower shall not be permitted to change the Tranche or Class of any Borrowing.

(~~b~~a) To make an election pursuant to this Section 2.08, the applicable Borrower shall notify the Administrative Agent of such election (by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars or by irrevocable written notice (via an Interest Election Request in a form approved by the Administrative Agent and signed by such Borrower) in the case of a Borrowing denominated in a Foreign Currency) by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type and Class resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Notwithstanding any contrary provision herein, this Section 2.08 shall not be construed to permit the Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments or the Tranche pursuant to which such Borrowing was made.

(~~c~~b) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing, a Term SOFR Borrowing, a Canadian Prime Rate Borrowing or a Borrowing of Term CORRA Loans and if such Borrowing is a Revolving Borrowing, whether the resulting Borrowing is to be a Dollar Tranche Borrowing or a Multicurrency Tranche Revolving Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period and Agreed Currency (which shall comply with the limitation set forth in Section 2.01(c)(iv)) to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(~~d~~c) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(~~e~~d) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing, (ii) in the case of a Borrowing denominated in Canadian Dollars, such Borrowing shall be converted into a Canadian Prime Rate Borrowing and (iii) in the case of a Borrowing denominated in a Foreign Currency (other than Canadian Dollars) in respect of which such Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Term Benchmark Borrowing in the same Agreed Currency with an Interest Period of one month unless such Term Benchmark Borrowing is or was repaid in accordance with Section 2.11. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the applicable Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, (A) each Term SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (B) each Borrowing of Term CORRA Loans shall be converted at the end of the Interest Period applicable thereto to a Canadian Prime Rate Borrowing.

Section 2.09 Termination and Reduction of Commitments. ~~(a)~~ Unless previously terminated, (i) the Revolving Commitment of each Revolving Lender shall automatically and permanently terminate on the relevant Maturity Date ~~and~~, (ii) the Initial Term Loan Commitments (other than any Initial Term Loan Commitments that constitute Incremental Term Loan Commitments) of each Initial Term Lender shall automatically and permanently terminate on the Effective Date (after giving effect to the incurrence of such Term Loans on such date)~~.~~ and (iii) the Additional 2024 Refinancing Term Loan Commitments of each Additional 2024 Refinancing Term Lender shall automatically and permanently terminate on the First Amendment Effective Date (after giving effect to the incurrence of such Additional 2024 Refinancing Term Loans on such date).

(~~b~~a) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of such Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $10,000,000 and (ii) the Borrower shall not terminate or reduce any Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans of such Class in accordance with Section 2.11, the Dollar Amount of the sum of the total Revolving Credit Exposures in respect of such Class would exceed the aggregate Revolving Commitments of such Class.

(~~c~~b) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under paragraph (b) of this Section 2.09 at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.09 shall be irrevocable; provided that a notice of termination of the Commitments of any Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or one or more other events specified therein, in which case such notice may be revoked by each applicable Borrower (by notice to the

Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

Section 2.10 Repayment and Amortization of Loans; Evidence of Debt. ~~(a)~~ The Borrower hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date in the currency of such Loan, (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Latest Maturity Date with respect to any Revolving Commitments and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two (2) Business Days after such Swingline Loan is made; provided that on each date that a Dollar Tranche Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

(a)

(~~b~~i) Beginning on the last day of the second full fiscal quarter ending after the Effective Date, the Borrower shall repay principal of outstanding Initial Term Loans on each Scheduled Principal Repayment Date described below in the aggregate principal amount described opposite such Scheduled Principal Repayment Date (as adjusted from time to time pursuant to Sections 2.11(a), 2.11(d)(i), 2.20, 2.24, 2.25, 9.04(g) and 9.04(k)):

Scheduled Principal Repayment Dates	Amount
Each Scheduled Principal Repayment Date	0.25% of the aggregate principal amount of Initial Term Loans incurred on the Effective Date

Maturity Date	All remaining outstanding principal of Initial Term Loans

To the extent not previously repaid, all unpaid Initial Term Loans shall be paid in full in Dollars by the relevant Borrower on the applicable Maturity Date. ~~To~~

(ii) Beginning on the last day of the fiscal quarter ending after the First Amendment Effective Date, the Borrower shall repay principal of outstanding 2024 Refinancing Term Loans on each Scheduled Principal Repayment Date described below in the aggregate principal amount described opposite such Scheduled Principal Repayment Date (as adjusted from time to time pursuant to Sections 2.11(a), 2.11(d)(i), 2.20, 2.24, 2.25, 9.04(g) and 9.04(k)):

Scheduled Principal Repayment Dates	Amount
Each Scheduled Principal Repayment Date	0.25% of the aggregate principal amount of 2024 Refinancing Term Loans incurred on the First Amendment Effective Date

Maturity Date	All remaining outstanding principal of 2024 Refinancing Term Loans

To the extent not previously repaid, all unpaid 2024 Refinancing Term Loans shall be paid in full in Dollars by the Borrower on the applicable Maturity Date.

To the extent specified in the applicable Extension Offer, amortization payments with respect to Extended Term Loans for periods prior to the then current Maturity Date for any applicable Term Loans may be reduced (but not increased) and amortization payments required with respect to Extended Term Loans for periods after such applicable Maturity Date shall be as specified in the applicable Extension Offer.

(~~c~~b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(~~d~~c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Tranche under which it was made, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the respective Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(~~e~~d) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(~~f~~e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender promissory notes payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory notes and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11 Prepayment of Loans. ~~(a)~~ The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (except as set forth in Section 2.12(d)) but subject to break funding payments required by Section 2.16, subject to prior notice in accordance with the provisions of this Section 2.11(a). The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing or Canadian Prime Rate Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the applicable Tranche prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or one or more events specified therein, in which case such notice may be revoked by each applicable Borrower by notice to the Administrative Agent on or prior to the specified effective date if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Revolving Borrowing, each voluntary prepayment of a Term Loan Borrowing shall be applied as directed by the Borrower and each mandatory prepayment of a Term Loan Borrowing shall be applied as directed by the Borrower (subject to Section 2.11(d)). Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

(~~b~~a) If at any time, (i) solely as a result of fluctuations in currency exchange rates, the sum of the aggregate principal Dollar Amount of all of the Multicurrency Tranche Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Revaluation Date with respect to each such Credit Event) exceeds 105% of the aggregate Multicurrency Tranche Commitments, (ii) the sum of the aggregate principal Dollar Amount of all Non-USD Multicurrency Tranche Revolving Credit Exposure (calculated as of the most recent Revaluation Date) exceeds 105% of the aggregate Non-USD Multicurrency Tranche Sublimit or (iii) for any other reason, the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures of any Class (so calculated) exceeds the aggregate Commitments of such Class, the Borrower shall in each case immediately repay the applicable Borrowings or Cash Collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) of each Class to be less than or equal to the aggregate Commitments of such Class (or, in the case of preceding clause (ii), cause the aggregate principal Dollar Amount of all Non-USD Multicurrency Tranche Revolving Credit Exposure to be less than or equal to the Non-USD Multicurrency Tranche Sublimit).

(~~c~~b) ~~(1)~~ In the event and on each occasion that any Net Proceeds are received by or on behalf of Parent or any of its Restricted Subsidiaries in respect of any Prepayment Event, the Borrower shall, within five (5) Business Days after such Net Proceeds are received, prepay (x) the Obligations and (y) Other Applicable Indebtedness (to the extent and if required by the terms of the documentation governing such Other Applicable Indebtedness), in each case, as set forth in Section 2.11(d)(i) below in an aggregate amount equal to 100% (with step downs to (i) 50% based upon the achievement and maintenance of a First Lien Net Leverage Ratio of less than or equal to 3.00 to 1.00 and (ii) 0% based upon the achievement and maintenance of a First Lien Net Leverage Ratio of less than or equal to 2.50 to 1.00 (each such step down, an “Asset Sale Step Down”)) of such Net Proceeds; provided that in the case of any event described in clause (a), (b) or (c) of the definition of the term “Prepayment Event”, the Borrower shall only be obligated to prepay, subject to the Asset Sale Step Down, the amount of the Net Proceeds received to the extent in excess of the applicable amounts set forth therein; provided, further, that in the case of any event described in clause (a), (b) or (c) of the definition of the term “Prepayment Event”, if Parent shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that Parent or its relevant Restricted Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 12 months after receipt of such Net Proceeds, to consummate a Permitted Acquisition or to otherwise acquire, replace, rebuild, maintain, develop, construct, improve, upgrade or repair property, equipment or other assets (excluding inventory) useful in the business of Parent and/or its Restricted Subsidiaries, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate; provided, further, that to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 12 month period (or committed to be applied by the end of the 12 month period and applied within 180 days after the end of such 12 month period), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied, ~~(2)~~ in the event and on each occasion that any Borrower incurs, issues or obtains any Credit Agreement Refinancing Indebtedness (other than solely by means of extending or renewing then existing Credit Agreement Refinancing Indebtedness without resulting in any Net Proceeds), the Borrower shall, on the date on which such Credit Agreement Refinancing Indebtedness is incurred, issued or obtained, prepay the applicable Refinanced Debt as set forth in Section 2.11(d)(ii) below in an aggregate amount equal to 100% of the Net Proceeds of such Credit Agreement Refinancing Indebtedness and ~~(3)~~ on each Excess Cash Payment Date the Borrower shall prepay the Obligations as set forth in Section 2.11(d)(i) below in an amount equal to the Applicable Excess Cash Flow Percentage of the Excess Cash Flow for the applicable fiscal year (but only if such amount exceeds $25,000,000 in the aggregate); provided that repayments of principal of Loans made as a voluntary prepayment pursuant to Section 2.11(a) (other than with the proceeds of long-term Indebtedness) (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Revolving Commitments in an amount equal to such prepayment) during the applicable fiscal year shall reduce on a dollar-for-dollar basis the amount of such mandatory repayment otherwise required on the applicable Excess Cash Payment Date pursuant to this clause (3).

(~~d~~c) Subject to Sections 2.11(e) and 2.11(f) below and except as set forth in the applicable Incremental Amendment, Extension Amendment and Refinancing Amendment, ~~(i)~~ all such amounts pursuant to Sections 2.11(c)(1) and 2.11(c)(3) shall be applied to each Class of Term Loans on a pro rata basis and to the scheduled payments of each such Class as directed by Parent (and absent such direction, in direct order of maturity); provided that, if at the time that prepayment would be required pursuant to Sections 2.11(c)(1) and 2.11(c)(3), Parent or any Restricted Subsidiary is required to prepay or offer to redeem or repurchase any Other Applicable Indebtedness pursuant to the terms of the documentation governing such Other Applicable Indebtedness with such amounts, then Parent or such Restricted Subsidiary may apply such amounts on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and such Other Applicable Indebtedness at such time) to prepay the Term Loans and prepay, redeem or repurchase such Other Applicable Indebtedness; provided, further, that (A) any prepayment, redemption or repurchase of such Other Applicable Indebtedness shall be at par (or less than par), (B) the portion of such prepayment amount allocated to such Other Applicable Indebtedness shall not exceed the amount required to be allocated to such Other Applicable Indebtedness pursuant to the terms thereof, (C) the amount of prepayment of the Term Loans that would otherwise have been required pursuant to this clause (d) shall be reduced accordingly and (D) to the extent the holders of such Other Applicable Indebtedness decline to have such Indebtedness prepaid, redeemed or repurchased, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof and ~~(ii)~~ all such amounts pursuant to Section 2.11(c)(2) shall be applied to prepay an aggregate principal amount of the applicable Refinanced Debt equal to the Net Proceeds of the applicable Credit Agreement Refinancing Indebtedness (and to the extent the applicable Refinanced Debt is not repaid in full, such Net Proceeds shall reduce the remaining scheduled principal repayments of such Refinanced Debt on a pro rata basis).

(~~e~~d) Notwithstanding any other provisions of this Section 2.11 to the contrary, with respect to any prepayment required pursuant to Section 2.11(c)(1), if at the time of such prepayment, the Restricted Subsidiary receiving the Net Proceeds (i) is prohibited, restricted or delayed by applicable local law from repatriating such Net Proceeds to Parent or the Borrower, the portion of such Net Proceeds so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(c)(1) but may be retained by the applicable Restricted Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to Parent or the Borrower, and once such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, such repatriation will be effected and such repatriated Net Proceeds will be promptly applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(d) to the extent provided therein or (ii) cannot repatriate such funds to Parent or the Borrower without (in the good faith determination of Parent) the repatriation of such Net Proceeds (or a portion thereof) that would otherwise be required to be applied pursuant to Section 2.11(c)(1) resulting in material adverse tax consequences, the Net Proceeds (or portion thereof) so affected may be retained by the applicable Restricted Subsidiary (Parent and the Borrower hereby agreeing to cause the applicable Restricted Subsidiary to promptly use commercially reasonable efforts to take all actions within the reasonable control of Parent and the Borrower that are reasonably required to eliminate such tax effects) until such time as such material adverse tax consequences would not apply to the repatriation thereof, at which time the mandatory prepayments otherwise required by Section 2.11(c)(1) with respect to such Net Proceeds shall be made.

(~~f~~e) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 2.11(c)(1) or 2.11(c)(3) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Term Lender of the contents of any such prepayment notice and of such Term Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage of each relevant Tranche of the Term Loans). Any Term Lender (a “Declining Term Lender,” and any Term Lender which is not a

Declining Term Lender, an “Accepting Term Lender”) may elect, by delivering written notice to the Administrative Agent and the applicable Borrower no later than 5:00 p.m. one (1) Business Day after the date of such Term Lender’s receipt of notice from the Administrative Agent regarding such prepayment, that the full amount of any mandatory prepayment otherwise required to be made with respect to the Term Loans held by such Term Lender pursuant to Section 2.11(c)(1) or 2.11(c)(3) not be made (the aggregate amount of such prepayments declined by the Declining Term Lenders, the “Declined Prepayment Amount”). If a Term Lender fails to deliver notice setting forth such rejection of a prepayment to the Administrative Agent within the time frame specified above or such notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans. In the event that the Declined Prepayment Amount related to a prepayment under Section 2.11(c)(1) is greater than $0, the Administrative Agent will promptly notify each Accepting Term Lender of the amount of such Declined Prepayment Amount and of any such Accepting Term Lender’s ratable portion of such Declined Prepayment Amount (based on such Lender’s Applicable Percentage in respect of the and Term Loans (excluding the Applicable Percentage of Declining Term Lenders), as applicable). In the event that the Declined Prepayment Amount related to a prepayment under Section 2.11(c)(3) is greater than $0, the Administrative Agent will promptly notify each Accepting Term Lender of the amount of such Declined Prepayment Amount and of any such Accepting Term Lender’s ratable portion of such Declined Prepayment Amount (based on such Lender’s Applicable Percentage in respect of the Term Loans (excluding the Applicable Percentage of Declining Term Lenders), as applicable). Any such Accepting Term Lender may elect, by delivering, no later than 5:00 p.m. (New York time) one (1) Business Day after the date of such Accepting Term Lender’s receipt of notice from the Administrative Agent regarding such additional prepayment, a written notice, that such Accepting Term Lender’s ratable portion of such Declined Prepayment Amount not be applied to repay such Accepting Term Lender’s Term Loans, in which case the portion of such Declined Prepayment Amount which would otherwise have been applied to such Term Loans of the Declining Term Lenders shall instead be retained by the Borrower. For the avoidance of doubt, the Borrower may, at their option, apply any amounts retained in accordance with the immediately preceding sentence to prepay loans in accordance with Section 2.11(a) above.

Section 2.12 Fees. ~~(a)~~ The Borrower jointly and severally agree to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the daily amount of the Available Revolving Commitment of such Revolving Lender during the period from and including the Effective Date to but excluding the date on which the last of the Revolving Commitments (or Extended Revolving Commitments) of such Revolving Lender terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the last of the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date; provided that any commitment fees accruing after the date on which such Revolving Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(~~b~~a) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Term SOFR Revolving Loans on the average daily Dollar Amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which the last of such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate per annum separately agreed upon by the Borrower and the Issuing Bank (including, for the avoidance of doubt, with respect to any Existing Letters of Credit) on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the last of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the last of the Revolving Commitments terminate and any such fees accruing after the date on which the such Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(~~c~~b) The Borrower Representative agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times agreed in the Administrative Agent Fee Letter.

(c)

(~~d~~i) If any Repricing Event occurs prior to the date occurring sixth months after the Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with Initial Term Loans that are subject to such Repricing Event (including any Lender which is replaced pursuant to Section 9.02(e) as a result of its refusal to consent to an amendment giving rise to such Repricing Event), a fee in an amount equal to 1.00% of the aggregate principal amount of the Initial Term Loans subject to such Repricing Event. Such fees shall be earned, due and payable upon the date of the occurrence of the respective Repricing Event.

(ii) If any Repricing Event occurs prior to the date occurring sixth months after the First Amendment Effective Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with 2024 Refinancing Term Loans that are subject to such Repricing Event (including any Lender which is replaced pursuant to Section 9.02(e) as a result of its refusal to consent to an amendment giving rise to such Repricing Event), a fee in an amount equal to 1.00% of the aggregate principal amount of the 2024 Refinancing Term Loans subject to such Repricing Event. Such fees shall be earned, due and payable upon the date of the occurrence of the respective Repricing Event.

(~~e~~d) All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Revolving Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13 Interest. ~~(a)~~ The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate. The Loans comprising each Borrowing of Canadian Prime Rate Loans shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(~~b~~a) The Loans comprising each Term SOFR Borrowing shall bear interest at Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(~~c~~b) The Loans comprising each Term CORRA Borrowing shall bear interest at the Adjusted Term CORRA Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(~~d~~c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans (or the Canadian Prime Rate, in the case of Canadian Prime Rate Loans) as provided in paragraph (a) of this Section 2.13.

(~~e~~d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the applicable Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan of any Class (other than a prepayment of an ABR Revolving Loan or Canadian Prime Rate Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(~~f~~e) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate, as well as all Canadian Dollar denominated Loans, shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Pounds Sterling, interest shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Canadian Prime Rate or Relevant Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(~~g~~f) Notwithstanding anything to the contrary set forth herein, the Borrower shall not be permitted to request a Term CORRA Loan at any time a Default has occurred and is continuing (and upon such event, any outstanding Term CORRA Loans shall be converted into Canadian Prime Rate Loans on the maturity thereof).

Section 2.14 Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.14, if prior to the commencement of any Interest Period for a Term Benchmark Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Term SOFR or the Adjusted Term CORRA Rate, as applicable (including because the Term SOFR Reference Rate or the Term CORRA Reference Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period; or

(ii) the Administrative Agent is advised by the Required Lenders that Term SOFR or the Adjusted Term CORRA Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.08 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing and any Borrowing Request that requests a Term SOFR Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for a Daily Simple SOFR Borrowing, or, if Daily Simple SOFR is unavailable, an ABR Borrowing and (B) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term CORRA Borrowing and any Borrowing Request that requests a Term CORRA Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for a Canadian Prime Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower Representative delivers a new Interest Election Request in accordance with the terms of Section 2.07 or a new Borrowing Request in accordance with the terms of Section 2.03, (1)(A) any Term SOFR Loan shall, on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, a Daily Simple SOFR Borrowing, or, if Daily Simple SOFR is unavailable, an ABR Borrowing, and (B) any Term CORRA Loan shall, on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, a Canadian Prime Rate Borrowing, in each case, on such day.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) In connection with the implementation, administration or adoption of a Benchmark Replacement, the Administrative Agent will have the right, in consultation with the Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (x) such Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to Daily Simple SOFR Loans, or, if Daily Simple SOFR is unavailable, ABR Loans, (2) a Term CORRA Borrowing into a request of or conversion to Canadian Prime Rate Loans and (y) any Term Benchmark Borrowing denominated in a Foreign Currency other than Canadian Dollars shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR or the Canadian Prime Rate, as applicable, based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR or the Canadian Prime Rate, as applicable. Furthermore, if any Term Benchmark Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Relevant Rate applicable to such Term Benchmark Loan, then (i) if such Term Benchmark Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, a Daily Simple SOFR Loan denominated in Dollars or, if Daily Simple SOFR is unavailable, an ABR Loan denominated in Dollars, in each case, on such day, (ii) if such Term Benchmark Loan is denominated in Canadian Dollars, then on the last day of the Interest Period applicable to such Term Benchmark Loan (or the next succeeding Business Day if such day is not a Business Day), such Term Benchmark Loan shall be converted by the Administrative Agent to, and shall constitute, a Canadian Prime Rate Loan on such day and (iii) if such Term Benchmark Loan is denominated in any Foreign Currency other than Canadian Dollars, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) be converted by the Administrative Agent to, and (subject to the remainder of this subclause (B)) shall constitute, a Daily Simple SOFR Loan, or, if Daily Simple SOFR is unavailable, an ABR Loan, in each case denominated in Dollars (in an amount equal to the Dollar Amount of such Foreign Currency) on such day (it being understood and agreed that if the Borrower does not so prepay such Loan on such day by 12:00 noon, local time, the Administrative Agent is authorized to effect such conversion of such Term Benchmark Loan into a Daily Simple SOFR Loan or ABR Loan, as applicable, denominated in Dollars), and, in the case of such subclause (B), upon any subsequent implementation of a Benchmark Replacement in respect of such Foreign Currency pursuant to this Section 2.14, such Daily Simple SOFR Loan or ABR Loan, as applicable, denominated in Dollars shall then be converted by the Administrative Agent to, and shall constitute, a Term Benchmark Loan denominated in such original Foreign Currency on the day of such implementation, giving effect to such Benchmark Replacement in respect of such Foreign Currency.

Section 2.15 Increased Costs. ~~(a)~~ If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Issuing Bank;

(ii) impose on any Lender or the Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject the Administrative Agent, any Lender or the Issuing Bank to any Taxes (other than (A) Indemnified Taxes, (B) Other Taxes and (C) Connection Income Taxes) with respect to this Agreement, or any Loan made by it or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to the Administrative Agent or such Lender of making or maintaining, continuing or converting any Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to the Administrative Agent, such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by the Administrative Agent, such Lender or the Issuing Bank hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the applicable Borrower will pay to the Administrative Agent, such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth, in reasonable detail, the basis and calculation of the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the applicable Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding anything contained herein to the contrary, a Lender shall not be entitled to any compensation pursuant to this Section 2.15 unless such Lender certifies in its reasonable good faith determination that it is imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities as a matter of general practice and policy pursuant to a certificate delivered to the applicable Borrower.

Section 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the actual loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16, and setting forth in reasonable detail the calculations used by such Lender to determine such amount or amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.16 for any amounts under this Section 2.16 incurred more than 180 days prior to the date that such Lender notifies the Borrower Representative of such amount and of such Lender’s intention to claim compensation therefor.

Section 2.17 Taxes. ~~(a)~~ Any and all payments by or on account of any obligation of the Borrower or Guarantors, as the case may be, hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes except as required by applicable law; provided that if any Borrower, Guarantor or the Administrative Agent, as the case may be, shall be required (as determined in the good faith discretion of the payor) to deduct any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes, the sum payable by the Borrower or Guarantors shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower, Guarantor, or the Administrative Agent, as the case may be, shall make such deductions, and (iii) the applicable Borrower, Guarantor, or the Administrative Agent, as the case may be, shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(~~b~~a) Without duplication of other amounts payable by the Borrower or Guarantors under Section 2.17(a), the Borrower or Guarantors, as the case may be, shall timely pay any Other Taxes imposed by the relevant Governmental Authority in accordance with applicable law or, at the option of a Recipient, timely reimburse such Recipient for any Other Taxes paid.

(~~c~~b) The Borrower and Guarantors shall jointly and severally indemnify each Recipient, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Recipient on or with respect to any payment by or on account of any obligation of a Borrower or Guarantor, as the case may be, hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for and calculation of such payment or liability delivered to the applicable Borrower or Guarantor, as the case may be, by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

(~~d~~c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower or Guarantor, as the case may be, to a Governmental Authority, such Borrower or Guarantor, as the case may be, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(~~e~~d) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made hereunder or under any other Loan Document shall deliver to the Borrower or Guarantors and the Administrative Agent, at the time or times reasonably requested by the Borrower or Guarantors or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or Guarantors or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or Guarantors or the Administrative Agent, shall deliver such other properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or Guarantors or the Administrative Agent as will enable the Borrower or Guarantors or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f), (g) and (k) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(~~f~~e) Without limiting the generality of Section 2.17(e), each Lender and Administrative Agent that is a “United States person,” as defined in Section 7701(a)(30) of the Code, shall deliver on or about the date on which such Lender or Administrative Agent becomes a Lender or Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), to the Borrower Representative and the Administrative Agent (as applicable), a properly completed and duly executed copy of United States Internal Revenue Form W-9 or any successor form, certifying that such Lender or Administrative Agent, as applicable, is exempt from United States backup withholding Tax on payments made hereunder.

(~~g~~f) Without limiting the generality of Section 2.17(e), each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed copies of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner.

(~~h~~g) Each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(~~i~~h) If the Administrative Agent or a Lender determines, in its sole discretion, that it (on a standalone or an affiliated group basis) has received a refund of any Taxes as to which it has been indemnified by any Borrower or Guarantor, as the case may be, or with respect to which any Borrower or Guarantor, as the case may be, has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the applicable Borrower or Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower or Guarantor under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable Borrower or Guarantor, as the case may be, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower or Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the Administrative Agent or a Lender be required to pay any amount to any Borrower or Guarantor pursuant to this paragraph (i) the payment of which would place the Administrative Agent or Lender, as the case may be, in a less favorable net after-Tax position than the Administrative Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph (i) shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower, any Guarantor or any other Person.

(~~j~~i) Each Lender shall severally indemnify (A) the Administrative Agent for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Borrower or Guarantor, as the case may be, has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrower and each Guarantor to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register, and (B) any Borrower or Guarantor, or the Administrative Agent, as the case may be, for any Excluded Taxes attributable to such Lender, in each case, that are paid or payable by any Borrower or Guarantor, or the Administrative Agent, as the case may be, in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(j) shall be paid within ten (10) days after the Administrative Agent or a Borrower or Guarantor (as applicable) delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent or such Borrower or Guarantor (as applicable). Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (j).

(~~k~~j) If a payment made to a Lender under any Loan Document would be subject to deduction or withholding for any Tax imposed pursuant to FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower or Guarantor and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or Guarantor or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or Guarantor or the Administrative Agent as may be necessary for the Borrower or Guarantor and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. If a Lender confirms to a Borrower or Guarantor or the Administrative Agent pursuant to this clause (k) that it is entitled to receive payments free from any deduction or withholding for any Tax imposed pursuant to FATCA, and it subsequently becomes aware that it is not or has ceased to be so entitled, that Lender shall notify that other party reasonably promptly. Solely for purposes of this Section 2.17(k), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(~~l~~k) EACH FOREIGN LENDER LISTED ON SCHEDULE 2.01 REPRESENTS AND WARRANTS THAT, AS OF THE EFFECTIVE DATE, ASSUMING COMPLIANCE WITH PROCEDURAL FORMALITIES, AMOUNTS PAYABLE TO SUCH FOREIGN LENDER PURSUANT TO THIS AGREEMENT ARE EXEMPT FROM U.S. FEDERAL WITHHOLDING TAX. EACH FOREIGN LENDER WHICH BECOMES A LENDER AFTER THE EFFECTIVE DATE HEREBY REPRESENTS AND WARRANTS THAT, ON THE DATE SUCH FOREIGN LENDER FIRST BECAME A LENDER HEREUNDER, ASSUMING COMPLIANCE WITH PROCEDURAL FORMALITIES, AMOUNTS PAYABLE TO SUCH FOREIGN LENDER PURSUANT TO THIS AGREEMENT ARE EXEMPT FROM U. S. FEDERAL WITHHOLDING TAX OR WOULD BE SO EXEMPT BUT FOR ONE OR MORE CHANGES IN LAW WHICH HAVE OCCURRED AFTER THE EFFECTIVE DATE.

(~~m~~l) Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.18 Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs . ~~(a)~~ The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 12:00 noon, New York City time and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, Local Time, in the city of the Administrative Agent’s Foreign Currency Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 2001 Ross Ave, 37th Floor Dallas, TX 75201 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto, or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Foreign Currency Payment Office for such currency, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Notwithstanding the foregoing provisions of this Section 2.18, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or the respective Borrower is not able to make payment to the Administrative Agent for the account of the applicable Lenders in such Original Currency, then all payments to be made by the respective Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the respective Borrower takes all risks of the imposition of any such currency control or exchange regulations.

(~~b~~a) Notwithstanding anything herein or in any other Loan Document to the contrary, if (i) an Event of Default has occurred and is continuing, (ii) the Collateral Agent is taking action at any time to enforce rights in respect of any Collateral pursuant to the Loan Documents or applicable law, (iii) any distribution is made to or proceeds are received by any Secured Party on account of any Collateral during such Event of Default or in connection with any enforcement in respect thereof or in connection with any Insolvency or Liquidation Proceeding of the Loan Parties (including in the form of any adequate protection payments) or (iv) any payment is received by any Secured Party pursuant to the Intercreditor Agreement or any other Approved Intercreditor Agreement with respect to any Collateral, then the proceeds of any sale, collection or other liquidation of the Collateral by the Administrative Agent or any other Secured Party (or at the direction or with the consent of the Required Revolving Lenders or the Required Lenders, as applicable) and the proceeds of any distribution or payment shall be applied as follows:

(i) while the Intercreditor Agreement is in effect, subject to and as set forth therein; and

(ii) any amounts received pursuant to the Intercreditor Agreement or otherwise shall be applied to the Secured Obligations in the following order:

first, to pay that portion of the Secured Obligations constituting fees, indemnities, expense reimbursements or other amounts (but not principal or interest) then due to the Administrative Agent or Collateral Agent (in their respective capacities as such), second, to pay that portion of Revolving Facility Obligations constituting fees (including commitment, fronting and participation fees), indemnities, or expense reimbursements then due to the Revolving Lenders, Swingline Lenders or Issuing Banks (in their respective capacities as such) ratably among them in proportion to the amounts described in this second clause, third, to pay that portion of Revolving Facility Obligations constituting accrued and unpaid interest (including post-petition interest, whether or not an allowed claim in any Insolvency or Liquidation Proceeding) on the Revolving Loans and Swingline Loans then due to the Revolving Lenders or Swingline Lenders (in their respective capacities as such) ratably among them in proportion to the amounts described in this third clause, fourth, (w) to repay that portion of Revolving Secured Obligations constituting unpaid principal on the Revolving Loans and Swingline Loans and unreimbursed LC Disbursements, (x) to Cash Collateralize all undrawn Letters of Credit in an amount equal to one hundred five percent (105%) of the aggregate undrawn face amount of such outstanding Letters of Credit, (y) to pay that portion of Revolving Secured Obligations constituting unpaid Banking Services Obligations and (z) to pay that portion of Revolving Secured Obligations constituting unpaid Swap Obligations, in each case, then due and payable to the Secured Parties ratably among them in proportion to the amounts described in this fourth clause, fifth, to pay in full all other outstanding Revolving Secured Obligations then due to the Secured Parties ratably among them in accordance with this Agreement and the other Loan Documents,

sixth, to pay that portion of Term Loan Facility Obligations constituting fees (including commitment, fronting, and participation fees), indemnities, expense reimbursements or other amounts (but not principal or interest) then due to the Term Lenders (in their capacities as such) ratably among them in proportion to the amounts described in this sixth clause, seventh, to pay that portion of Term Loan Facility Obligations constituting accrued and unpaid interest (including post-petition interest, whether or not an allowed claim in any Insolvency or Liquidation Proceeding) on the Term Loans then due to the Term Lenders (in their capacities as such) ratably among them in proportion to the amounts described in this seventh clause, eighth, (x) to repay that portion of Term Loan Secured Obligations constituting unpaid principal on the Term Loans, (y) to pay that portion of Term Loan Secured Obligations constituting unpaid Banking Services Obligations and (z) to pay that portion of Term Loan Secured Obligations constituting unpaid Swap Obligations, in each case, then due and payable to the Secured Parties ratably among them in proportion to the amounts described in this eighth clause, ninth, to pay in full all other outstanding Term Loan Secured Obligations then due to the Secured Parties ratably among them in accordance with this Agreement and the other Loan Documents, and last, the balance, if any, to the Borrower or as otherwise required by law.

Subject to Section 2.6, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above and, if no Secured Obligations remain outstanding, to the Borrower.

Notwithstanding the foregoing, (a) amounts received from the Borrower or any Guarantor that is not a ECP shall not be applied to the obligations that are Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Secured Obligations other than Excluded Swap Obligations as a result of this clause (a), to the extent permitted by applicable law, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clauses fourth or eighth above (as applicable) from amounts received from ECP to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to obligations described in clauses fourth or eighth above (as applicable) by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other obligations pursuant to clauses fourth or eighth above (as applicable)) and (b) Banking Services Obligations and Swap Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable holder of such obligations.

Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the respective Borrower, or unless a Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Term Benchmark Loan of a Class, except (a) on the expiration date of the Interest Period or maturity date (as applicable) applicable to any such Term Benchmark Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans or Canadian Prime Rate Loans (as applicable) of the same Class and, in any event, the Borrower shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such received proceeds and payments to any portion of the Secured Obligations.

(~~c~~b) At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums due and payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder pursuant to Section 2.02.

(~~d~~c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, any Incremental Amendment, Extension Amendment or Refinancing Amendment or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than, except as provided in Sections 2.24, 9.04(g) or 9.04(k), to Parent or any Subsidiary thereof (as to which the provisions of this paragraph shall apply) and (iii) nothing in this Section 2.18(d) shall be construed to limit the applicability of Section 2.18(b) in the circumstances where Section 2.18(b) is applicable in accordance with its terms. The Borrower consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower right of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(~~e~~d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the relevant Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the relevant Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the relevant Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).

(~~f~~e) Subject to Section 2.22, if any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations to it under such Section 2.18 until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section 2.18; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(~~g~~f) Without limiting the generality of the foregoing, Section 2.18 is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable nonbankruptcy law. Amounts applied pursuant to Section 2.18(b) are to be applied, for the avoidance of doubt, in the order required by such clause until the payment in full in cash of the applicable Secured Obligations referred to in the applicable clause.

(~~h~~g) If any Secured Party collects or receives any amounts received on account of the Secured Obligations of which it is not entitled under Section 2.18(b), such Secured Party shall hold the same in trust for the applicable Secured Parties entitled thereto and shall forthwith deliver the same to the Administrative Agent, for the account of such Secured Parties, to be applied in accordance with Section 2.18(b) hereof, in each case until the prior payment in full of cash of the applicable Secured Obligations due and owing to Secured Parties in accordance with Section 2.18(b).

Section 2.19 Mitigation Obligations; Replacement of Lenders. ~~(a)~~ If any Lender requests compensation under Section 2.15, if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or if any Lender delivers a notice pursuant to Section 2.26, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment would (i) eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby jointly and severally agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(~~b~~a) If (i) any Lender requests compensation under Section 2.15, or (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or if any Lender delivers a notice pursuant to Section 2.26, or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations (other than its existing rights to payment pursuant to Sections 2.15 and 2.17) under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including any amounts under Section 2.16), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or each applicable Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (iv) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.20 Incremental Credit Extensions. ~~(a)~~ Any Borrower, may, by written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders) from time to time after the Effective Date, request Incremental Term Loan Commitments and/or Incremental Revolving Commitments, as applicable, in an aggregate amount not to exceed (when aggregated with any Incremental Equivalent Debt) the Incremental Amount from one or more Incremental Term Lenders and/or Incremental Revolving Lenders (which, in each case, may include any existing Lender, but shall be required to be Persons which would qualify as assignees of a Lender in accordance with Section 9.04) willing to provide such Incremental Term Loans and/or Incremental Revolving Commitments, as the case may be, in their own discretion. Each notice provided pursuant to this Section 2.20 shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Commitments being requested (which shall be in minimum increments of $10,000,000 and a minimum amount of $25,000,000 or equal to the remaining Incremental Amount), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Commitments are requested to become effective, (iii) in the case of Incremental Revolving Commitments, whether such Incremental Revolving Commitments are to constitute an increase to the Dollar Tranche Commitments or Multicurrency Tranche Commitments; provided that, where multiple Classes of Revolving Commitments exist with different Maturity Dates, any Incremental Revolving Commitments shall constitute and increase to the Class of Revolving Commitments with the Latest Maturity Date; provided, further that the aggregate amount of all Incremental Revolving Commitments established hereunder shall not exceed $100,000,000 and (iv) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are commitments to make term loans with the same interest rates, amortization, maturity and other terms as the Initial Term Loans made on the Effective Date or commitments to make term loans with interest rates and/or amortization and/or maturity and/or other terms different from the Initial Term Loans (“Other Term Loans”).

(~~b~~a) [reserved].

(~~c~~b) The applicable Borrower and each Incremental Term Lender shall execute and deliver to the Administrative Agent an Incremental Amendment and such customary other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender. Each Incremental Amendment providing for Incremental Term Loans shall specify the terms of the applicable Incremental Term Loans; provided that ~~(i)~~ except as to pricing, amortization, mandatory prepayments and final maturity date (which shall, subject to clause (ii), (iii) and (iv) of this proviso, be determined by such Borrower and the Incremental Term Lenders in their sole discretion), the Other Term Loans shall have (x) the same terms as the Initial Term Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent, ~~(ii)~~ the final maturity date of any Other Term Loan shall be no earlier than the Latest Maturity Date with respect to then-existing Term Loans (except for Other Term Loans incurred pursuant to the Inside Maturity Basket), ~~(iii)~~ the Weighted Average Life to Maturity of any Other Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans with the Latest Maturity Date (except for Other Term Loans incurred pursuant to the Inside Maturity Basket), ~~(iv)~~ the prepayment provisions of any Other Term Loans shall not be more favorable than the prepayment provisions applicable to the Initial Term Loans that will remain outstanding after giving effect to the incurrence of such Other Term Loans and use of proceeds thereof and ~~(v)~~ the Effective Yield of any Other Term Loans may exceed the Effective Yield then applicable to the Initial Term Loans; provided that the Effective Yield for the Initial Term Loans shall be increased to the extent necessary (without any further action by any party or any amendment hereto) so that the Effective Yield for such Initial Term Loans is not less than the Effective Yield of any such Other Term Loans minus 0.50%; provided, however that the foregoing proviso (x) shall only be effective until the date that is twelve months after the Effective Date, (y) shall not apply to any Other Term Loans or Incremental Equivalent Debt incurred in reliance on the Incremental Ratio Basket and (z) shall not apply to any Other Term Loans (or Incremental Equivalent Debt) with a final maturity date at least 24 months after the Maturity Date then applicable to the Initial Term Loans and a Weighted Average Life to Maturity longer by 24 months or more than the Weighted Average Life to Maturity then applicable to the Initial Term Loans. The Incremental Term Loans shall rank pari passu or junior in right of payment and of security with the Initial Term Loans and shall not be (x) secured by any property or assets of Parent or any Restricted Subsidiary other than the Collateral or (y) guaranteed by Parent or any of its Restricted Subsidiaries other than the Guarantors; provided that, if such Other Term Loans rank junior in right of security with the Initial Term Loans, such Other Term Loans will be established as a separate Tranche from the Initial Term Loans. In the case of any junior lien Incremental Term Loans, such Indebtedness shall be subject to the terms of an Approved Intercreditor Agreement.

(~~d~~c) The Borrower and each Incremental Revolving Lender shall execute and deliver to the Administrative Agent an Incremental Amendment and such other customary documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Revolving Commitment of such Incremental Revolving Lender. Any Incremental Revolving Commitment established hereunder shall have terms identical to (and shall form part of) such Class of Revolving Commitments with the Latest Maturity Date existing on the Effective Date, it being understood that the Borrower and the Administrative Agent may make (without the consent of or notice to any other party) any amendment to reflect such increase in the Revolving Commitments.

(~~e~~d) Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Commitment shall become effective under this Section 2.20 unless, subject to Section 1.04, at the time that any such Incremental Term Loan or Incremental Revolving Commitment is made (and after giving effect thereto), (A) no Event of Default shall exist or would exist after giving effect thereto (including on a pro forma basis) and (B) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct); provided that, in the event that the tranche of Incremental Term Loans is used to finance an acquisition or other Investment permitted by this Agreement and to the extent the Incremental Term Lenders participating in such tranche of Incremental Term Loans agree, the foregoing clause (B) shall be limited to customary “specified representations” and those representations included in the agreement related to such acquisition or other Investment that are material to the interests of the Lenders and only to the extent that Parent or its applicable Subsidiary has the right to terminate its obligations under such agreement as a result of a breach of such representations. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Commitments evidenced thereby. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld, delayed or conditioned) and furnished to the other parties hereto. Each Incremental Amendment shall be delivered to the Administrative Agent, together with such documents (including local law confirmations as to Collateral) and legal opinions substantially consistent with those delivered on the Effective Date (other than changes to such legal opinions resulting from a Change in Law, change in fact or change to counsel’s form of opinion) as to such matters as are reasonably requested by the Administrative Agent.

(~~f~~e) The Incremental Amendment may, without the consent of the Administrative Agent, the Collateral Agent or Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.20, including those required by the Incremental Term Loan Lenders or Incremental Revolving Lenders, as applicable (and not adverse to any existing Lender after giving effect to the Incremental Loans made pursuant to such amendment). The Borrower will use the proceeds of the Incremental Term Loans and Incremental Revolving Loans for their general corporate purposes (including loans and other Investments in Parent and its Subsidiaries as permitted herein). Incremental Term Loans and Incremental Revolving Commitments may be made by any existing Lender (but no existing Lender will have any obligation to make or provide any portion of any Incremental Term Loan or Incremental Revolving Commitments) or by any other bank or other financial institution; provided that any bank or financial institution (including any new or existing Lenders) providing Incremental Revolving Commitments shall be reasonably satisfactory to the Administrative Agent, each Issuing Bank and the Borrower. No Lender shall be obligated to provide any Incremental Term Loans or Incremental Revolving Commitments, unless it so agrees.

(~~g~~f) This Section 2.20 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

Section 2.21 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from a Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to such Borrower.

Section 2.22 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Revolving Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b) the unused Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders or the Required Revolving Lenders, as applicable, have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby under Section 9.02;

(c) if any Swingline Exposure or LC Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then:

(i) so long as no Default has occurred and is continuing: (1) all or any part of the Swingline Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Dollar Tranche Lenders in accordance with their respective Dollar Tranche Percentages (after giving effect to the reallocation provisions of Section 2.05(d)) but only to the extent (A) the sum of all non-Defaulting Lenders’ Dollar Tranche Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure does not exceed the total of all non-Defaulting Dollar Tranche Lenders’ Dollar Tranche Commitments and (B) each non-Defaulting Lender’s Dollar Tranche Revolving Credit Exposure in respect of any Class does not exceed such non-Defaulting Lender’s Dollar Tranche Commitment in respect of such Class; and (2) all or any part of the Dollar Tranche LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Dollar Tranche Lenders in accordance with their respective Dollar Tranche Percentages (after giving effect to the reallocation provisions of Section 2.06(k)) but only to the extent (A) the sum of all non-Defaulting Lenders’ Dollar Tranche Revolving Credit Exposures plus such Defaulting Lender’s Dollar Tranche LC Exposure does not exceed the total of all non-Defaulting Dollar Tranche Lenders’ Dollar Tranche Commitments and (B) each non-Defaulting Lender’s Dollar Tranche Revolving Credit Exposure in respect of any Class does not exceed such non-Defaulting Lender’s Dollar Tranche Commitment in respect of such Class; and all or any part of the Multicurrency Tranche LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Multicurrency Tranche Lenders in accordance with their respective Multicurrency Tranche Percentages but only to the extent (E) the sum of all non-Defaulting Lenders’ Multicurrency Tranche Revolving Credit Exposures plus such Defaulting Lender’s Multicurrency Tranche LC Exposure does not exceed the total of all non-Defaulting Multicurrency Tranche Lenders’ Multicurrency Tranche Commitments and (F) each non-Defaulting Lender’s Multicurrency Tranche Revolving Credit Exposure in respect of any Class does not exceed such non-Defaulting Lender’s Multicurrency Tranche Commitment in respect of such Class;

(ii) if the reallocations described in clause (i) above cannot, or can only partially, be effected, the respective Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the respective Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period (and to the extent) such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (ii) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages (after giving effect to the reallocation provisions of Sections 2.05(d) and 2.06(k)); and

(v) if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.22(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Holding Company of any Lender shall occur following the Effective Date and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, reasonably satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Issuing Bank and the Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Dollar Tranche Revolving Loans of any Class

(other than Swingline Loans) and/or Multicurrency Tranche Revolving Loans of any Class of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that, subject to Section 9.19, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.23 Extensions of Loans and Commitments. ~~(a)~~ Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the applicable Borrower(s) to all Term Lenders of Term Loans with a like Maturity Date, all Incremental Term Lenders of Incremental Term Loans with a like Maturity Date, all Lenders of Other Term Loans with a like Maturity Date, all Lenders of Other Refinancing Term Loans with a like Maturity Date, all Incremental Revolving Lenders of Incremental Revolving Commitments with a like Maturity Date, all Revolving Lenders with Revolving Commitments with a like Maturity Date or all Lenders with Other Refinancing Revolving Commitments with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or the aggregate amount of the Commitments with the same Maturity Date, as the case may be, and using Dollar Amounts in the case of any amounts denominated in an Agreed Currency other than Dollars) and on the same terms to each such Lender, the Borrower may from time to time offer to extend the Maturity Date for any such Term Loans, Incremental Term Loans, Other Term Loans, Other Refinancing Term Loans, Revolving Commitments, Incremental Revolving Commitments and/or Other Refinancing Revolving Commitments and otherwise modify the terms of such Loans and/or Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Loans) (each, an “Extension”, and each group of Loans or Commitments, as applicable, in each case of a given Tranche as so extended, as well as the original Loans and Commitments of the original respective Tranche (in each case not so extended), shall (for the avoidance of doubt) be part of a single Tranche; and any Extended Term Loans, extended Incremental Term Loans or extended Other Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Commitments shall constitute a separate Class of Revolving Commitments from the Class of Revolving Commitments from which they were converted), so long as the following terms are satisfied:

(i) no Event of Default shall have occurred and be continuing at the time an Extension Offer is delivered to the Lenders or at the time of the Extension;

(ii) except as to interest rates, fees and final maturity (which shall, subject to the requirements of this Section 2.23, be determined by Borrower and set forth in the relevant Extension Offer), the Revolving Commitment, the Incremental Revolving Commitment or Other Refinancing Revolving Commitment of any Revolving Lender (an “Extending Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment, Incremental Revolving Commitment or Other Refinancing Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Commitments of the same Class, the Incremental Revolving Commitments or Other Refinancing Revolving

Commitments (and related outstandings); provided that (x) subject to the provisions of Sections 2.05(d) and 2.06(k) to the extent dealing with Letters of Credit and Swingline Loans which mature or expire after a Maturity Date when there exist Extended Revolving Commitments with a longer Maturity Date, all Letters of Credit and Swingline Loans shall be participated in on a pro rata basis by all Lenders with Revolving Commitments and Incremental Revolving Commitments in accordance with their pro rata share of the aggregate Revolving Commitments and Incremental Revolving Commitments (and except as provided in Sections 2.05(d) and 2.06(k), without giving effect to changes thereto on an earlier Maturity Date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Commitments of such Class and any related Incremental Revolving Commitments or Extended Revolving Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings) and (B) repayments required upon the Maturity Date for the non-extending Revolving Commitments of the same Class, or any related Incremental Revolving Commitments or Extended Revolving Commitments) and (y) at no time shall there be Revolving Commitments, Extended Revolving Commitments, Incremental Revolving Commitments and/or Other Refinancing Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments) which have more than three different Maturity Dates;

(iii) [reserved];

(iv) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to the succeeding clauses (v), (vi) and (vii), be determined by the applicable Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Tranche of Term Loans subject to such Extension Offer;

(v) the final maturity date for any Extended Term Loans shall be no earlier than the then Latest Maturity Date for Term Loans, respectively, hereunder and the amortization schedules applicable to Extended Term Loans pursuant to Section 2.10(b) for periods prior to the applicable Maturity Date may not be increased;

(vi) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby;

(vii) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer;

(viii) if the aggregate principal amount of applicable Term Loans (calculated on the face amount thereof), Revolving Commitments, Incremental Revolving Commitments or Other Refinancing Revolving Commitments, as the case may be, in respect of which applicable Term Lenders or Revolving Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of applicable Term Loans, Revolving Commitments, Incremental Revolving Commitments or Other Refinancing Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the applicable Term Loans, Revolving Loans, Incremental Revolving Loans or Other Refinancing Loans, as the case may be, of the applicable Term Lenders or Revolving Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Lenders, as the case may be, have accepted such Extension Offer;

(ix) all documentation in respect of such Extension shall be consistent with the foregoing,

(x) the Extension shall not become effective unless, on the proposed effective date of the Extension, (x) the Borrower shall deliver to the Administrative Agent one or more legal opinions reasonably satisfactory to the Administrative Agent and a certificate of an authorized officer of each Loan Party dated the applicable date of the Extension and executed by an authorized officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such Extension and (y) the conditions set forth in Section 4.02 shall be satisfied (with all references in such Section 4.02 to any Credit Event being deemed to be references to the Extension on the applicable date of the Extension) and the Administrative Agent shall have received a certificate to that effect dated the applicable date of the Extension and executed by a Financial Officer of Parent;

(xi) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower; and

(xii) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.23, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that (A) the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in Borrower’s sole discretion and may be waived by Borrower) of Term Loans, Other Refinancing Term Loans or Revolving Commitments, Incremental Revolving Commitments or Other Refinancing Revolving Commitments (as applicable) of any or all applicable Tranches and Classes be tendered and (B) no Tranche of Extended Loans shall be in an amount (taking the Dollar Amount of any amounts denominated in Agreed Currencies other than Dollars) of less than $100,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. Subject to compliance with the terms of this Section 2.23, the Administrative Agent, the Issuing Bank and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.11 and 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.23.

(c) No consent of any Lender, the Issuing Bank or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans of any Class, Other Refinancing Term Loans, Revolving Commitments of any Class, Incremental Revolving Commitments and/or Other Refinancing Revolving Commitments (or a portion thereof); provided that the consent of the Issuing Bank shall be required to effect an Extension of Revolving Commitments. All Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Secured Obligations under this Agreement and the other Loan Documents that are secured by all or a portion of the Collateral on a pari passu or junior lien basis with all other applicable Obligations under this Agreement and the other Loan Documents; provided that, if such Extended Term Loans or Extended Revolving Commitments rank junior in right of security with any other Loans or Commitments hereunder, such Extended Term Loans or Extended Revolving Commitments will be subject to the terms of an Approved Intercreditor Agreement. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Tranches or sub-tranches in respect of Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Tranches or subtranches, in each case on terms consistent with this Section 2.23. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten (10) days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.23.

(e) Notwithstanding anything to the contrary contained herein, no Lender shall be required to accept an Extension Offer.

Section 2.24 Loan Repurchases. (~~a) (~~1) So long as no Event of Default has occurred and is continuing, the applicable Borrower may purchase its outstanding Term Loans on a non-pro rata basis through open market purchases consisting solely of cash (subject to 9.04(k)) and (2) subject to the terms and conditions set forth or referred to below, the applicable Borrower may from time to time, at its discretion, conduct modified Dutch auctions in order to purchase its Term Loans of one or more Classes (as determined by the applicable Borrower) (each, a “Purchase Offer”), each such Purchase Offer to be managed exclusively by the Administrative Agent (or such other financial institution chosen by Parent and reasonably acceptable to the Administrative Agent) (in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:

(i) each Purchase Offer shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.24 and the Auction Procedures;

(ii) no Event of Default shall have occurred and be continuing on the date of the delivery of each notice of an auction and at the time of (and immediately after giving effect to) the purchase of any Term Loans in connection with any Purchase Offer;

(iii) the principal amount (calculated on the face amount thereof) of each and all Classes of Term Loans that the applicable Borrower offers to purchase in any such Purchase Offer shall be no less than U.S. $25,000,000 (unless another amount is agreed to by the Administrative Agent) (across all such Classes);

(iv) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans of the applicable Class or Classes so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold), and in no event shall the Borrower be entitled to any vote hereunder in connection with such Term Loans;

(v)	no more than one Purchase Offer with respect to any Class may be ongoing at any one time;

(vi) any Purchase Offer with respect to any Class shall be offered to all Term Lenders holding Term Loans of such Class on a pro rata basis; and

(vii) no purchase of any Term Loans shall be made from the proceeds of any Revolving Loan or Swingline Loan.

(b) The applicable Borrower must terminate any Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Purchase Offer. If the applicable Borrower commences any Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Purchase Offer have in fact been satisfied), and if at such time of commencement the applicable Borrower reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Purchase Offer shall be satisfied, then the applicable Borrower shall have no liability to any Term Lender for any termination of such Purchase Offer as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Purchase Offer, and any such failure shall not result in any Event of Default hereunder. With respect to all purchases of Term Loans of any Class or Classes made by the applicable Borrower pursuant to this Section 2.24, (x) the applicable Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans of the applicable Class or Classes up to the settlement date of such purchase and (y) such purchases (and the payments made by the applicable Borrower and the cancellation of the purchased Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 hereof.

(c) The Administrative Agent and the Lenders hereby consent to the Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.24; provided that, notwithstanding anything to the contrary contained herein, no Lender shall have an obligation to participate in any such Purchase Offer. For the avoidance of doubt, it is understood and agreed that the provisions of Sections 2.16, 2.18 and 9.04 will not apply to the purchases of Term Loans made pursuant to and in accordance with the provisions of this Section 2.24. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Section 9.03 to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Purchase Offer.

(d) This Section 2.24 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

Section 2.25 Refinancing Amendment. At any time after the Effective Date, the Borrower may obtain, from any Lender or any Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of any Class of Loans or Commitments of such Borrower then outstanding under this Agreement (which for purposes of this Section 2.25 will be deemed to include any then outstanding Other Refinancing Loans, Other Refinancing Commitments, Incremental Loans, Incremental Commitments, Extended Loans or Extended Commitments), in the form of Other Refinancing Loans or Other Refinancing Commitments in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder; provided that, if such Credit Agreement Refinancing Indebtedness ranks junior in right of security with any other Loans or Commitments hereunder, such Credit Agreement Refinancing Indebtedness will be subject to the terms of an Approved Intercreditor Agreement, (ii) will have such pricing, premiums and optional prepayment or redemption terms as may be agreed by the applicable Borrower and the Lenders thereof; (iii) will have a maturity date no earlier than, and will have a Weighted Average Life to Maturity equal to or greater than, the Loans or Commitments being refinanced (other than such Credit Agreement Refinancing Indebtedness incurred under the Inside Maturity Basket) and (iv) will have terms and conditions that are substantially identical to, or (taken as a whole) are no more favorable to the lenders or holders providing such Credit Agreement Refinancing Indebtedness than those applicable to the Loans or Commitments being refinanced; provided, further, that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the applicable Borrower and the Lenders thereof and applicable only during periods after the Latest

Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. Any Other Refinancing Loans or Other Refinancing Commitments, as applicable, may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable Refinancing Amendment. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements generally consistent with those delivered on the Effective Date pursuant to Sections 4.01(b) and (f) (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). Each Credit Agreement Refinancing Indebtedness incurred under this Section 2.25 shall be in an aggregate principal amount that is not less than $100,000,000. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Refinancing Loans and/or Other Refinancing Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.25. This Section 2.25 shall supersede any provisions in Section 2.18 or 9.02 to the contrary.

Section 2.26 Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to Term SOFR or Term CORRA, or to determine or charge interest rates based upon Term SOFR or Term CORRA, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Agreed Currency in the applicable offshore interbank market for the applicable currency then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Term Benchmark Loans in the affected Agreed Currency or Agreed Currencies or to convert ABR Loans to Term SOFR Loans or Term CORRA Loans to Canadian Prime Rate Loans (as applicable) shall be suspended, (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate of which is determined by reference to the clause (c) of the definition of “Alternate Base Rate”, the interest rate for ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of such definition and (iii) if such notice asserts the illegality of such Lender making or maintaining Canadian Prime Rate Loans the interest rate of which is determined by reference to clause (ii) of the definition of “Canadian Prime Rate”, the interest rate for Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (ii) of such definition, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert (A) all Term SOFR Loans of such Lender to ABR Loans (the interest rate on which ABR

Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the clause (c) of the definition of “Alternate Base Rate”), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan and/or (B) all Term CORRA Loans of such Lender to Canadian Prime Rate Loans (the interest rate on which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (ii) of the definition of “Canadian Prime Rate”), on the maturity date therefor, if such Lender may lawfully continue to maintain such Term CORRA Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term CORRA Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and the Lenders to (A) enter into this Agreement on the Effective Date and (B) make each Loan or other extension of credit to be made hereunder on each applicable Credit Event, each of Parent and the Borrower represents and warrants to the Administrative Agent and Lenders that, on the Effective Date and on the date of each other Credit Event, that each of the following statements are true and correct in all material respects:

Section 3.01 Organization; Powers; Subsidiaries. Each of Parent and its Material Subsidiaries is duly organized, incorporated (in the case of each Material Subsidiary incorporated under the laws of Ireland) and validly existing and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and (to the extent the concept is applicable in such jurisdiction) is in good standing in, every jurisdiction where such qualification is required. Schedule 3.01 hereto identifies each Subsidiary (other than Subsidiaries in respect of which Parent and its Subsidiaries own less than 50% of the Equity Interests thereof) as of the Effective Date, noting whether such Subsidiary is a Material Subsidiary, whether such Subsidiary is a Guarantor, whether such Subsidiary is an Unrestricted Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by Parent and the Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Material Subsidiary are validly issued and outstanding and fully paid and non-assessable and all such shares and other equity interests owned by Parent or any Material

Subsidiary are owned, beneficially and of record, by Parent or such Material Subsidiary free and clear of all Liens, other than Liens created under the Loan Documents and Liens permitted by Section 6.02. As of the Effective Date, there are no outstanding commitments or other obligations of any Material Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Material Subsidiary, except as expressly disclosed in the Reorganization Plan Documents.

Section 3.02 Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions and, if required, actions by shareholders, members or equity holders. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except as expressly contemplated by the Reorganization Plan Documents, and such as have been obtained or made and are in full force and effect and except for filings or registrations necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any applicable law or regulation (except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) or the charter, by-laws or other constitutional or organizational documents of Parent or any of its Material Subsidiaries or any order of any Governmental Authority, (c) will not violate in any material respect or result in a default under any indenture, material agreement or other material instrument binding upon Parent or any of its Material Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by Parent or any of its Material Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of Parent or any of its Material Subsidiaries, other than Liens created under the Loan Documents and under the Senior Secured Notes Indenture.

Section 3.04 Financial Condition; No Material Adverse Change. ~~(a)~~ PLC has heretofore furnished to the Lenders the consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2023, reported on by PricewaterhouseCoopers LLP. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of PLC and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(~~b~~a) Since the Effective Date (as defined in the Reorganization Plan), there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of Parent and its Subsidiaries, taken as a whole.

Section 3.05 Properties. ~~(a)~~ Each of Parent and its Material Subsidiaries has good title to, or (to the knowledge of Parent and the Borrower) valid leasehold interests in, all its real and personal property (excluding Intellectual Property, which is considered in Section 3.05(b)) material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

(~~b~~a) Each of Parent and its Restricted Subsidiaries owns, or is licensed (or otherwise has the rights) to use, all trademarks, tradenames, copyrights, patents and other Intellectual Property used in or necessary to its business, and the use thereof by Parent and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements (or ownership or license issues) that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.06 Litigation, Environmental and Labor Matters. ~~(a)~~ Except as set forth in Schedule 3.06 hereto, the Reorganization Plan Documents and in PLC’s Annual Report on Form 10-K for the year ended December 31, 2023, there are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Parent, threatened against or affecting Parent or any of its Restricted Subsidiaries that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(~~b~~a) Except with respect to matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Parent nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) is subject to any Environmental Liability or (iii) has received notice of any claim with respect to any Environmental Liability.

(~~c~~b) There are no strikes, lockouts or slowdowns against Parent or any of its Restricted Subsidiaries pending or, to their knowledge, threatened that have resulted in, or could reasonably be expected to result in, a Material Adverse Effect. The hours worked by and payments made to employees of Parent and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. All material payments due from Parent or any of its Restricted Subsidiaries, or for which any claim may be made against Parent or any of its Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as liabilities on the books of Parent or such Restricted Subsidiary except to the extent that the failure to do so has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement under which Parent or any of its Material Subsidiaries is bound.

Section 3.07 Compliance with Laws and Agreements. Except as set forth in Schedule 3.07 hereto, each of Parent and its Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 3.08 Investment Company Status. Neither Parent nor any of its Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09 Taxes. Each of Parent and its Restricted Subsidiaries has filed or caused to be filed all federal Tax returns and all other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Parent or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10 Benefit Plans.

(a) No ERISA Event has occurred or is reasonably expected to occur that, in each case, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

(b) Each Non-U.S. Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except as would not reasonably be expected to result in a Material Adverse Effect. All contributions required to be made by Parent or any Restricted Subsidiary with respect to a Non-U.S. Plan have been timely made, except as would not reasonably be expected to result in a Material Adverse Effect. Neither Parent nor any of its Restricted Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan, except as would not reasonably be expected to result in a Material Adverse Effect.

Section 3.11 Disclosure. As of the Effective Date, all written or formally presented information, including any Information Memorandum, other than any projections and information of a general economic or general industry nature, furnished by or on behalf of, Parent or any Subsidiary to the Administrative Agent, any of its Affiliates or any Lender pursuant to or in connection with this Agreement or any other Loan Document, taken as a whole together with all other written information so delivered on or prior to the Effective Date, together with all information contained in regular or periodic reports filed by or on behalf of Parent or the Borrower with the SEC, the United States Bankruptcy Court for the Southern District of New York or, in each case, any similar Governmental Authority on or prior to such date is complete and correct in all material respects and does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made; provided that, with respect to forecasts or projected financial information, Parent and the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time so furnished (it being understood by the Administrative Agent and the Lenders that any such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Parent or its Subsidiaries, that no assurances can be given that such projections will be realized and that actual results may differ materially from such projections).

Section 3.12 Federal Reserve Regulations. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 3.13 Security Interest in Collateral. To the extent the US Security Agreement has been executed and delivered by the parties thereto and are then in effect, such US Security Agreement will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral covered thereby and (i) when the Collateral constituting certificated securities (as defined in the UCC) is delivered to the Collateral Agent, together with instruments of transfer duly endorsed in blank, the Liens under such US Security Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements (or short-form intellectual property security agreements) in appropriate form are filed in the applicable filing offices (including the United States Patent and Trademark Office and the United States Copyright Office, as applicable), the security interest created under such US Security Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral to the extent perfection can be obtained by filing UCC financing statements (or short-form intellectual property security agreements), prior and superior to the rights of any other Person, except, in each case, for (x) Liens permitted by Section 6.02 and Liens securing the obligations under the Senior Secured Notes and (y) any requirement under Luxembourg law, including the foreign lex rei sitae, referred to under Luxembourg international private law, with respect to any Collateral which (1) under Luxembourg law, would be located or deemed located in Luxembourg or (2) would be granted by a Loan Party formed under the laws of the Grand Duchy of Luxembourg. As to any Collateral, the representations and the warranties with respect thereto contained in the relevant Collateral Documents shall be true and correct.

Section 3.14 Solvency. As of the Effective Date, (a) the fair value of the assets of Parent and its Subsidiaries on a consolidated basis will exceed their consolidated debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of Parent and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Parent and its Subsidiaries on a consolidated basis will not have incurred any debts and liabilities, subordinated, contingent or otherwise, that they do not believe that they will be able to pay as such debts and liabilities become absolute and matured; and (d) Parent and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

Section 3.15 Sanctions; Anti-Corruption. ~~(a)~~ Neither Parent nor any of its Restricted Subsidiaries or, to the knowledge of Parent, any of its Affiliates over which any of the foregoing exercises management control (each, a “Controlled Affiliate”) is a Sanctioned Person, and Parent, its Restricted Subsidiaries and, to the knowledge of Parent, such Controlled Affiliates are in compliance in all material respects with all applicable orders, rules and regulations of OFAC.

(~~b~~a) Neither Parent nor any of its Restricted Subsidiaries or, to the knowledge of the Parent, any of its Controlled Affiliates, is a Sanctioned Person.

(~~c~~b) Parent and its Restricted Subsidiaries and, to the knowledge of Parent and its Restricted Subsidiaries and with respect to the business of Parent and its Restricted Subsidiaries, their respective officers, directors and employees are in compliance with Anti-Corruption Laws in all material respects.

Section 3.16 Beneficial Ownership Certificate. The information included in the Beneficial Ownership Certificate last delivered with respect to the Borrower (solely to the extent such Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation) is true and correct in all material respects.

Section 3.17 Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

Section 3.18 Luxembourg Regulatory Matters. Each Luxembourg Guarantor is in compliance with all requirements of the Luxembourg legislation and regulations on the domiciliation of companies, and, to the extent applicable, in particular with the Luxembourg Act dated May 31, 1999 on the domiciliation of companies, as amended from time to time, except where failure to comply with any such requirement could not reasonably be expected to result in a Material Adverse Effect. No Luxembourg Guarantor has filed a request with any competent court seeking that such Luxembourg Guarantor be declared subject to bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), or administrative dissolution without liquidation proceedings (procédure de dissolution administrative sans liquidation), judicial reorganization proceeding (procedure de reorganisation judiciaire), reprieve from payment (sursis de paiement) out-of-court mutual agreement (réorganisation extra-judiciaire par accord amiable), judicial reorganisation in the form of a stay to enter into a mutual agreement (sursis en vue de la conclusion d’un accord amiable), judicial reorganisation by collective agreement (réorganisation judiciaire par accord collectif), judicial reorganisation by transfer of assets or activities (réorganisation judiciaire par transfert sous autorité de justice), conciliation (conciliation), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally and no application has been made or is to be made by its manager or, as far as it is aware, by any other person for the appointment of a commissaire, juge-commissaire, liquidateur, curateur or similar officer pursuant to any voluntary or judicial insolvency, winding-up, liquidation or similar proceedings or analogous procedures according to Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) (the “Insolvency Regulation”). The head office (administration centrale), the place of effective management (siège de direction effective) and (for the purposes of the Insolvency Regulation) the center of main interests (centre des intérêts principaux) of each of the Luxembourg Guarantors in Luxembourg is located at the place of its registered office (siège statutaire) in Luxembourg.

ARTICLE IV

CONDITIONS

Section 4.01 Effective Date. The obligations of the Lenders to extend Loans in respect of the Commitments on the date of the first Credit Event hereunder are subject to the satisfaction (or waiver) of the following conditions precedent:

(a) Execution. The Administrative Agent shall have received (i) this Agreement, executed and delivered by Parent, the Borrower Representative and each of the Lenders, (ii) the Subsidiary Guaranty, executed and delivered by each Subsidiary Guarantor, (iii) the US Security Agreement, executed and delivered by each applicable Loan Party, (iv) the Irish Debenture, executed and delivered by each Irish Loan Party, (v) the Irish Share Pledge executed by Endo US Holdings Luxembourg I S.a.r.l. and (vi) the Luxembourg Pledge Agreement executed by Endo Enterprise, Inc.

(b) Organizational Documents and Necessary Consents. The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or other formation or constitutional documents, including all amendments thereto, of each Loan Party as of the Effective Date, certified (to the extent available and customary in any non-U.S. jurisdiction) as of a recent date by the Secretary of State of the state of its organization (or similar Governmental Authority in any foreign jurisdiction with respect to any such Loan Party organized outside the United States of America) or, in the case of any Luxembourg Loan Party, by an authorized signatory of such Luxembourg Loan Party, and (to the extent available and customary in a non-U.S. jurisdiction) a certificate as to the good standing of each such Loan Party as of a recent date, from such Secretary of State (or similar Governmental Authority in any foreign jurisdiction (to the extent available in that foreign jurisdiction) with respect to any Loan Party organized outside the United States of America (including, in the case of any Irish Loan Party, a letter of status from the Irish Companies Registration Office) and in the case of any Luxembourg Loan Party, an electronic copy of an extract (extrait) issued by the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) not earlier than one Business Day before the Effective Date with respect to such Luxembourg Loan Party and an electronic copy of a negative certificate (certificat de non-inscription d’une décision judiciarie) issued by the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) as of the Effective Date with respect to such Luxembourg Loan Party, together the “Lux Extracts”); (ii) a certificate of the secretary or assistant secretary (to the extent customary in a non-U.S. jurisdiction) of each Loan Party as of the Effective Date (or, of a manager or director, if applicable and customary, in the case of any Foreign Loan Party) dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or constitutional documents (or similar governing documentation) of such Loan Party as in effect on the Effective Date and at all times since the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or similar governing body of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party, (in the case of the Borrower) the borrowings hereunder, (in the case of each such Loan Party) the granting of the Liens contemplated to be granted by it under the Collateral Documents and (in the case of each Guarantor) the Guaranteeing of the Secured Obligations as contemplated by this Agreement or the Subsidiary Guaranty, as applicable, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) in relation to a Luxembourg Loan Party, that the attached hereto are true and complete copies of the Lux Extracts, (D) if applicable, that the certificate or articles of incorporation or other formation or constitutional documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above or where a certificate of good standing is not applicable in its jurisdiction of incorporation that attach a true, up to date and correct copy of the certificate or articles of incorporation or other formation or constitutional documents of each Loan Party duly certified as being true, up to date and correct and (E) unless delivery is not customary in the jurisdiction of any Foreign Loan Party, as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary (or manager or director, if applicable) executing the certificate pursuant to (ii) above.

(c) USA Patriot Act. To the extent requested by the Lenders at least ten Business Days prior to the Effective Date, the Borrower Representative shall have delivered a Beneficial Ownership Certificate and each Person which shall become a Loan Party on the Effective Date shall have provided the documentation and other information to the Lenders that are required by regulatory authorities under the applicable “know-your-customer” rules and regulations and anti-money laundering rules and regulations, including the USA Patriot Act.

(d) Guarantees; Collateral. (i) The Guaranty with respect to Parent and each Subsidiary Guarantor (and any confirmation thereof) shall have been executed and be in full force and effect, and (ii) all documents and instruments required to perfect the Collateral Agent’s security interest in (A) all of the issued and outstanding Equity Interests of each Subsidiary Guarantor constituting Collateral and (B) subject to the Agreed Security Principles (in the case of any Foreign Subsidiary), substantially all of the assets of each Subsidiary Guarantor (in each case, to the extent included in the Collateral) shall have been executed and delivered and, if applicable, be in proper form for filing (excluding, in any event, any obligations identified on Schedule 5.12 and Mortgages).

(e) Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a written opinion of (i) Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel for the Loan Parties, (ii) A&L Goodbody, Irish counsel for the Loan Parties, (iii) Elvinger Hoss Prussen, Luxembourg counsel for the Loan Parties and (iv) NautaDutilh Avocats Luxembourg S.à r.l, Luxembourg counsel for the Administrative Agent, in each case, in form and substance reasonably acceptable to the Administrative Agent.

(f) Solvency Certificate. The Administrative Agent shall have received a certificate of Parent, signed by an authorized signatory of Parent, in substantially the form attached hereto as Exhibit E.

(g) Fees. To the extent invoiced at least two Business Days prior to the Effective Date, all costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated by the Engagement Letter or as otherwise agreed by the parties thereto, payable to each Lead Arranger, the Administrative Agent and the Lenders, shall have been paid to the extent due.

(h) Exit Transactions. The Exit Transactions shall have been consummated, or shall be consummated, substantially concurrently with the initial funding of the Initial Term Loans hereunder.

Each Borrowing, and each issuance, amendment or extension of a Letter of Credit, in each case on the Effective Date shall be deemed to constitute a representation and warranty by Parent and the Borrower on such date as to the satisfaction of the matters specified above in this Section 4.01 (except that no representation shall be deemed made as to whether any item is required to be acceptable or satisfactory to the Administrative Agent is acceptable or satisfactory to it).

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) Subject to Sections 1.04 and 2.20(e) (except with respect to any Borrowing made on the Effective Date), the representations and warranties of Parent and the Borrower set forth in this Agreement shall be true and correct in all material respects (other than to the extent qualified by materiality or “Material Adverse Effect”, in which case, such representations and warranties shall be true and correct) on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects, other than to the extent qualified by materiality or “Material Adverse Effect”, in which case such representation and warranty shall be true and correct on and as of such earlier date.

(b) Subject to Sections 1.04 and 2.20(e) (except with respect to any Borrowing made on the Effective Date), at the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Parent and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 4.02.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (in each case, without any pending drawings) or been Cash Collateralized, and all LC Disbursements shall have been reimbursed, each of Parent and the Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements and Other Information. Parent will furnish to the Administrative Agent, on behalf of each Lender:

(a) within ninety (90) days after the end of each fiscal year of Parent (commencing with the fiscal year ending December 31, 2024), (i) an audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows for Parent and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (if any), with such audited balance sheet and related consolidated financial statements reported on by PricewaterhouseCoopers or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit, except to the extent solely due to the scheduled occurrence of a Maturity Date within one year from the date of such audit or the potential inability to satisfy the Financial Covenant) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) to the extent there exist any Unrestricted Subsidiaries, a consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows for Parent and its consolidated Restricted Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (if any) certified by one of Parent’s Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Parent and its consolidated Restricted Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Parent (commencing with the fiscal quarter ending June 30, 2024), (i) a consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows for Parent and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (if any) and (ii) to the extent there exist any Unrestricted Subsidiaries, a consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows for Parent and its consolidated Restricted Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year (if any), in each case all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Parent and its consolidated Subsidiaries (or Parent and its consolidated Restricted Subsidiaries, as applicable) on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Parent (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) if the Financial Covenant is required to be tested pursuant to Section 6.11, setting forth reasonably detailed calculations demonstrating compliance with the Financial Covenant (including compliance on a consolidated basis without giving effect to the Unrestricted Subsidiaries) and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d) [reserved];

(e) concurrently with the delivery of the certificate of a Financial Officer of Parent under clause (c) above, an updated version of Exhibit B to the US Security Agreement (provided that if there have been no changes to any such exhibits since the previous updating required thereby, Parent shall indicate that there has been “no change” to the applicable exhibit(s));

(f) [reserved];

(g) as soon as available, but in any event not more than ninety (90) days after the end of each fiscal year of Parent (commencing with the fiscal year ending December 31, 2024), a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of Parent for each month of the fiscal year following such fiscal year in form reasonably satisfactory to the Administrative Agent (without giving effect to any Unrestricted Subsidiaries);

(h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Parent or any Restricted Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by Parent to its respective shareholders generally, as the case may be; and

(i) promptly after any request therefor, such other information regarding the operations, business affairs and financial condition of Parent or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as may be reasonably requested by the Administrative Agent or by any Lender through the Administrative Agent (including any information that any Lender reasonably requests in order to comply with its obligations under the USA Patriot Act and the Beneficial Ownership Regulation).

Information required to be delivered pursuant to Sections 5.01(a), 5.01(b) and 5.01(h) shall be deemed to have been delivered if such information, or one or more annual, quarterly or other periodic reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent. In the event any financial statements delivered under clause (a) or (b) above shall be restated, Parent shall deliver, promptly after such restated financial statements become available, revised compliance certificates required by clause (c) of this Section 5.01 with respect to the periods covered thereby that give effect to such restatement, signed by a Financial Officer of Parent.

Parent and the Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of Parent and the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Parent, the Borrower or their respective Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Parent and the Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Parent and the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Parent, Parent, the Borrower or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

Section 5.02 Notices of Material Events. Parent and the Borrower will, upon knowledge thereof by a Responsible Officer, furnish to the Administrative Agent prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Parent or any Subsidiary or Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d) (i) any contribution required to be made with respect to a Non-U.S. Plan has not been timely made; (ii) Parent or any Restricted Subsidiary has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan; or (iii) Parent or any Restricted Subsidiary may incur any material liability pursuant to any Non-U.S. Plan, in each case, to the extent that such event could reasonably be expected to result in a Material Adverse Effect; and

(e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Responsible Officer of Parent setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Information required to be delivered pursuant to clause (b) of this Section 5.02 shall be deemed to have been delivered if such information, or one or more annual or quarterly or other periodic reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the SEC at http://www.sec.gov. Information required to be delivered pursuant to this Section 5.02 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

Section 5.03 Existence; Conduct of Business. Parent will, and will cause its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and Intellectual Property rights material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that (i) the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 6.03 and (ii) neither Parent nor its Material Subsidiaries shall be required to preserve any right, license, permit, privilege, franchise, patent, copyright, trademark, trade name or other Intellectual Property rights if Parent or such Material Subsidiary shall determine, in its reasonable judgment, that the preservation thereof is no longer desirable in the conduct of business of Parent or such Material Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Parent, such Material Subsidiary or the Lenders.

Section 5.04 Payment of Obligations. Parent will, and will cause each of its Restricted Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Parent or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Maintenance of Properties; Insurance. Parent will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable carriers (i) insurance in such amounts (with no greater risk retention) and against such risks and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) all insurance required pursuant to the Collateral Documents. Parent will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. Parent shall deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the Loan Parties’ tangible personal property and assets and business interruption insurance policies naming the Collateral Agent as lender loss payee, and (y) to all general liability and other liability policies naming the Administrative Agent an additional insured. In the event Parent or any of its Material Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.

Section 5.06 Books and Records; Inspection Rights. Parent will, and will cause each of the Material Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and applicable law are made of all material financial dealings and transactions in relation to its business and activities. Parent will, and will cause each of its

Material Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (pursuant to a request made through the Administrative Agent), at reasonable times upon reasonable prior notice (but not more than once annually if no Event of Default shall exist), to visit and inspect its properties, to examine and make extracts from its books and records, including examination of its environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Parent acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to Parent and its Material Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders. Notwithstanding anything to the contrary in this Section 5.06, none of Parent or any of its Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding agreement (not entered into in contemplation hereof) or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 5.07 Compliance with Laws and Material Contractual Obligations. Parent will, and will cause each of its Restricted Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws) and (ii) perform in all material respects its obligations under material agreements to which it is a party, in each case except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.08 Use of Proceeds. ~~(a)~~ The Borrower Representative shall use the proceeds of the Initial Term Loans for (a) the consummation of the Reorganization Plan Transactions, (b) the payment of Transaction Expenses and (c) general corporate purposes. The Borrower Representative shall use the proceeds of the 2024 Refinancing Term Loans as set forth in the First Amendment.

(~~b~~a) The proceeds of the Revolving Loans will be used for general corporate purposes of Parent and its Subsidiaries.

(~~c~~b) No part of the proceeds of any Loan will be used, whether directly or knowingly indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X, (iii) in violation of the USA Patriot Act, (iv) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by applicable Sanctions or (v) in any manner in violation of any applicable Sanctions. Any provision of this Section 5.08(c) shall not apply to or in favor of any person incorporated in a member state of the European Union or the United Kingdom if and to the extent that it would result in a breach, by or in respect of that person, of any applicable Blocking Law. “Blocking Law” means any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union) or any similar blocking or anti-boycott law in any Member State of the European Union or the United Kingdom.

Section 5.09 Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances. ~~(a)~~ As promptly as possible but in any event within forty-five (45) days (or such later date as may be agreed upon by the Administrative Agent) after any Person becomes a Material Subsidiary (other than an Excluded Subsidiary) or any Subsidiary qualifies independently as a Material Subsidiary (other than an Excluded Subsidiary) or is designated by Parent as a Subsidiary Guarantor, Parent shall provide the Administrative Agent with written notice thereof and shall (subject to the Agreed Security Principles, in the case of any Foreign Subsidiary) cause each such Material Subsidiary to deliver to the Administrative Agent a supplement to the Subsidiary Guaranty and the US Security Agreement and/or each other applicable Collateral Document (in each case in the form contemplated thereby and modified as required in order to comply with local laws in accordance with the Agreed Security Principles, if applicable) pursuant to which such Subsidiary agrees to be bound by the terms and provisions thereof, the Subsidiary Guaranty, the US Security Agreement and/or other applicable Collateral Document, as applicable, to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions as may be reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent and its counsel.

(~~b~~a) Subject to the Agreed Security Principles (except in the case of any Loan Party organized under the laws of the United States) and Section 5.09(f), Parent will cause, and will cause each other Loan Party to cause, all of its owned property (whether real, personal, tangible, intangible, or mixed but excluding Excluded Assets) to be subject at all times to perfected Liens in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents on a first priority basis, subject to no other Liens other than Liens permitted by Section 6.02. Without limiting the generality of the foregoing, and subject to the Agreed Security Principles (where applicable) and Section 5.09(f), Parent (i) will cause the issued and outstanding Equity Interests of each Pledge Subsidiary directly or indirectly owned by the Borrower or any other Loan Party (other than Excluded Assets) to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other pledge, collateral and security documents as the Administrative Agent shall reasonably request and (ii) will, and will cause each other Loan Party to, deliver Mortgages and Mortgage Instruments with respect to real property (excluding Excluded Assets) owned by the Borrower or such Loan Party to the extent, and within such time period as is, reasonably required by the Administrative Agent.

(~~c~~b) Without limiting the foregoing, but subject to the Agreed Security Principles (except in the case of any Loan Party organized under the laws of the United States) and Section 5.09(f), Parent will, and will cause each other Loan Party to, execute and deliver, or cause to be executed and delivered, to the Collateral Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, Mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Borrower; provided that, in connection with any real property subject to this Section 5.09(c), the Borrower will comply with the National Flood Insurance Reform Act of 1994 and related legislation and regulations.

(~~d~~c) Subject to the Agreed Security Principles (except in the case of any Loan Party organized under the laws of the United States) and Section 5.09(f), other than with respect to such Loan Parties as expressly provided in the final proviso to the definition of Agreed Security Principles), if any assets (including any real property or improvements thereto or any interest therein) are acquired by a Loan Party (other than Excluded Assets and assets constituting Collateral that become subject to the Lien in favor of the Administrative Agent upon acquisition thereof), Parent will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, Parent will cause such assets to be subjected to a Lien securing the Secured Obligations and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (b) of this Section 5.09, all at the expense of Parent.

(~~e~~d) Concurrently with the designation of any Subsidiary as a guarantor under any other Material Indebtedness of the Borrower after the Effective Date, the Borrower shall cause each such Subsidiary to deliver to the Administrative Agent a duly executed copy of the Subsidiary Guaranty (or supplement thereto) pursuant to which such Subsidiary agrees to be bound by the terms and provisions of the Subsidiary Guaranty and, in the case of a Foreign Subsidiary, modified as required in order to comply with local laws in accordance with the Agreed Security Principles, and such Subsidiary Guaranty (or supplement thereto) shall be accompanied by appropriate officer’s certificates, resolutions, organizational documents and legal opinions of counsel as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(~~f~~e) ~~(i)~~ Notwithstanding anything in this Agreement to the contrary, in no event shall any Mortgage be required to be executed and delivered with respect to any real property constituting Collateral, unless and until the Administrative Agent has so requested (and the conditions set forth in this Section 5.09(f) and in Section 5.09(c) have been met). The Administrative Agent shall not deliver such request with respect to any such real property located in the United States and its territories until (x) a date that is at least 45 Business Days after the Administrative Agent has delivered to the Lenders (A) written notice of its intention to request delivery and execution of the applicable Mortgage and (B) (1) a completed standard “life of loan” flood hazard determination form and such other documents as any Lender may reasonably request to complete its flood insurance due diligence with respect to the applicable real property; (2) if the improvements to the applicable real property are determined to have special flood hazards by the Federal Emergency Management Agency, a notification to the applicable Loan Party (“Loan Party Notice”) and (if applicable) notification to the applicable Loan Party that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community where such real property is located does not participate in the NFIP; (3) documentation evidencing the applicable Loan Party’s receipt of the Loan Party Notice; and (4) if the Loan Party Notice is required to be given and, to the extent flood insurance is required by any applicable requirement of law or any Lender’s written regulatory or compliance procedures and flood insurance is available in the community in which such real property is located, evidence of a flood insurance policy in compliance with the Flood Insurance Laws (including without limitation, in an amount required under the Flood Insurance Laws) and (y) all Lenders shall have consented to the making of such request; provided that a Lender shall be deemed to have so consented unless such Lender objects to the execution and delivery of such Mortgage in writing to the Administrative Agent no later than 45 Business Days after delivery of the documentation and written notice described in clauses (x)(A) and (B) above.

(~~ii~~i) Within 120 days of the satisfaction of the conditions set forth in clause (i) above (which may be extended in the Administrative Agent’s sole discretion) with respect to a parcel of real property constituting Collateral located in the United States owned by any Domestic Subsidiary that is a Loan Party, Parent shall procure the execution and delivery of, and deliver to the Administrative Agent, Mortgages and Mortgage Instruments related thereto reasonably required by the Administrative Agent.

(~~g~~f) Notwithstanding anything to the contrary herein or in any other Loan Document, no Loan Party shall have any obligation to (i) perfect through control agreements or “control” with respect to any assets (other than in respect of promissory notes in excess of $10,000,000 and certificated Equity Interests constituting Collateral that are required to be pledged pursuant to the Collateral Documents), (ii) perfect any security interest or lien in any Intellectual Property included in the Collateral in any jurisdiction other than in the United States or Ireland, (iii) enter into any Guarantees governed by the laws of any non-U.S. jurisdiction, (iv) obtain any landlord waivers, estoppels or collateral access letters, and (v) perfect a security interest in any letter of credit rights (other than by the filing of a UCC or similar financing statement).

Section 5.10 Designation of Subsidiaries. Parent may, at any time from and after the Effective Date, designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing and (ii) immediately after giving effect to such designation (including giving effect on a pro forma basis subject to Section 1.04), the Total Net Leverage Ratio shall be no greater than 6.00 to 1.00. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the applicable Loan Party therein at the date of designation in an amount equal to the fair market value of the applicable Loan Party’s (or any of its Restricted Subsidiaries’) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary after the Effective Date shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the applicable Loan Party in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s Investment in such Subsidiary. Notwithstanding the foregoing, (i) no Borrower nor any parent company of any Borrower shall be permitted to be an Unrestricted Subsidiary and (ii) no Restricted Subsidiary that owns or exclusively licenses any Material IP shall be permitted to be designated as an Unrestricted Subsidiary. Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, in Section 6.02, Section 6.03, Section 6.04, Section 6.06 and Section 6.07), no sale, transfer of legal title or exclusive license (other than an exclusive license for a specific country that is not material to the business of the Borrower and its Restricted Subsidiaries, taken as a whole, where such Loan Party retains, and does not exclusively license to any party that is not a Loan Party, all other worldwide rights with respect thereto) of Material IP may be made by any Loan Party to (i) any Unrestricted Subsidiary or (ii) any Restricted Subsidiary that is not a Loan Party.

Section 5.11 Ratings. Until the Term Loans are paid in full and terminated in accordance with this Agreement, Parent shall use commercially reasonable efforts to cause (x) S&P and Moody’s to issue, and maintain, ratings for the Term Loans, (y) Moody’s to issue, and maintain, a corporate family rating (or the equivalent thereof) of Parent and (z) S&P to issue, and maintain, a corporate credit rating (or the equivalent thereof) of Parent (it being understood, in each case, that such obligation shall not require Parent to maintain a specific rating).

Section 5.12 Post-Closing Obligations. As soon as practicable but in any event within the time periods set forth on Schedule 5.12 (or such later date that the Administrative Agent in its reasonable discretion may permit), Parent shall take or cause its Restricted Subsidiaries to take the actions set forth on Schedule 5.12. Notwithstanding anything in this Agreement or in the other Loan Documents to the contrary, to the extent any representation and warranty in any Loan Document would not be true because the actions set forth on Schedule 5.12 were not taken on the Effective Date, the respective representation and warranty shall not be required to be true and correct in all material respects until the time the respective action is taken (or was required to be taken) in accordance with Schedule 5.12.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated (in each case, without any pending drawings) or been Cash Collateralized, and all LC Disbursements shall have been reimbursed, each of Parent and the Borrower covenants and agrees with the Lenders that:

Section 6.01 Indebtedness. Parent will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(a) the Secured Obligations;

(b) Indebtedness existing on the Effective Date and, with respect to any item of Indebtedness in an aggregate outstanding principal amount in excess of $5.0 million, set forth in Schedule 6.01 and any refinancing, extensions, renewals or replacements of any such Indebtedness that does not increase the outstanding principal amount thereof (other than with respect to unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Indebtedness);

(c) Indebtedness (i) under the Senior Secured Notes and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(d) Indebtedness of Parent to any Restricted Subsidiary and of any Restricted Subsidiary to Parent or any other Restricted Subsidiary; provided that (x) Indebtedness of any Restricted Subsidiary that is not a Loan Party to any Loan Party shall be subject to the limitations set forth in Section 6.04(d) and (y) any Indebtedness owing by any Loan Party to a Restricted Subsidiary that is not a Loan Party shall be unsecured and subordinated in right of payment to the Secured Obligations on a basis, and pursuant to an agreement, reasonably satisfactory to the Administrative Agent;

(e) Guarantees by Parent or any Restricted Subsidiary of Indebtedness or other obligations of Parent or any Restricted Subsidiary; provided that the aggregate amount of Indebtedness and other payment obligations (other than in respect of any overdrafts and related liabilities arising in the ordinary course of business from treasury, depository and cash management services or in connection with any automated clearing house transfer of funds) of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitations set forth in Section 6.04(d);

(f) Indebtedness (1) of Parent or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (i) such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness incurred under this clause (f) shall not exceed the greater of (x) $125,000,000 and (y) 20.0% of Consolidated EBITDA as of the end of the Reference Period or (2) constituting Permitted Refinancing Indebtedness in respect of Indebtedness theretofore outstanding (and permitted to be outstanding) pursuant to this clause (f);

(g) Indebtedness of Parent or any Restricted Subsidiary as an account party in respect of commercial letters of credit;

(h) Indebtedness owed in respect of any Banking Services and any other netting services, overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds;

(i) Indebtedness under bid bonds, performance bonds, surety bonds and similar obligations, in each case, incurred by Parent or any of its Restricted Subsidiaries in the ordinary course of business, including guarantees or obligations with respect to letters of credit supporting such bid bonds, performance bonds, surety bonds and similar obligations;

(j) Swap Agreements permitted under Section 6.05;

(k) Indebtedness of Restricted Subsidiaries that are not Loan Parties and Foreign Subsidiaries, and guarantees thereof by other such Restricted Subsidiaries; provided that the aggregate principal amount of such Indebtedness shall not exceed, on a pro forma basis in accordance with Section 1.04, immediately after giving effect to the issuance or incurrence of such Indebtedness the greater of (x) $75,000,000 and (y) 10.0% of Consolidated EBITDA as of the end of the Reference Period;

(l) Guarantees of Indebtedness of directors, officers, employees, agents and advisors of Parent, or any of its Restricted Subsidiaries in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes; provided that the aggregate amount of Indebtedness so guaranteed, when added to the aggregate amount of unreimbursed payments theretofore made in respect of such guarantees and the amount of loans and advances then outstanding under Section 6.04(u), shall not at any time exceed the greater of (x) $30,000,000 and (y) 5.0% of Consolidated EBITDA as of the end of the Reference Period;

(m) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties, surety bonds or performance bonds securing the performance of Parent or any of its Restricted Subsidiaries pursuant to such agreements, in connection with Permitted Acquisitions or permitted Dispositions;

(n) Indebtedness representing installment insurance premiums owing in the ordinary course of business;

(o) Indebtedness representing deferred compensation, severance, pension, and health and welfare retirement benefits or the equivalent to current and former employees of Parent and its Restricted Subsidiaries incurred in the ordinary course of business or existing on the Effective Date;

(p) unsecured Indebtedness arising out of judgments not constituting an Event of Default;

(q) Indebtedness of Parent or any of its Restricted Subsidiaries incurred in connection with a Permitted Acquisition, so long as (i) subject to Section 1.04, no Event of Default shall have occurred and be continuing or would exist immediately after giving effect (including giving effect on a pro forma basis) to such incurrence, (ii) such Indebtedness is not scheduled to mature prior to the date that is 91 days after the Latest Maturity Date (other than such Indebtedness incurred under the Inside Maturity Basket) and (iii)(a) immediately after giving effect thereto (including on a pro forma basis subject to Section 1.04), if such Indebtedness is secured on a junior basis with the Secured Obligations, the Secured Net Leverage Ratio shall be no greater than 5.00 to 1.00, (b) if such Indebtedness is secured on a pari passu basis with the Secured Obligations, the First Lien Net Leverage Ratio shall be no greater than 3.50 to 1.00 and (c) if such Indebtedness is unsecured or if such Indebtedness is incurred by a Restricted Subsidiary that is not a Loan Party, whether or not such Indebtedness is secured or unsecured, either (x) the Total Net Leverage Ratio shall be no greater than 6.00 to 1.00 or (y) the Consolidated Interest Coverage Ratio shall be no less than 2.00 to 1.00; provided that the aggregate principal amount of Indebtedness incurred under this clause (q) by Restricted Subsidiaries that are not Loan Parties, together with the aggregate principal amount of Indebtedness incurred pursuant to Section 6.01(r) by such Restricted Subsidiaries shall not exceed the greater of (x) $75,000,000 and (y) 10.0% of Consolidated EBITDA as of the end of the Reference Period;

(r) Indebtedness (x) of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Effective Date (except by way of designation of an Unrestricted Subsidiary as a Restricted Subsidiary), or Indebtedness of any Person that is assumed by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in a Permitted Acquisition; provided that (A) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired, and (B) immediately prior to and after giving effect (including giving effect on a pro forma basis subject to Section 1.04), to the assumption of such Indebtedness or making of such Guarantee, as the case may be, (i) if such Indebtedness is secured on a junior basis with the Secured Obligations, the Secured Net Leverage Ratio shall be no greater than 5.00 to 1.00, (ii) if such Indebtedness is secured on a pari passu basis with the Secured Obligations, the First Lien Net Leverage Ratio shall be no greater than 3.50 to 1.00 and (iii) if such Indebtedness is unsecured or if such Indebtedness is incurred by a Restricted Subsidiary that is not a Loan Party, whether or not such Indebtedness is secured or unsecured, either (x) the Total Net Leverage Ratio shall be no greater than 6.00 to 1.00, or (y) the Consolidated Interest Coverage Ratio shall be no less than 2.00 to 1.00; or (y) constituting Permitted Refinancing Indebtedness in respect of Indebtedness theretofore outstanding (and permitted to be outstanding) pursuant to this clause (r); provided that the aggregate principal amount of Indebtedness incurred under this clause (r) by Restricted Subsidiaries that are not Loan Parties, together with the aggregate principal amount of Indebtedness incurred pursuant to Section 6.01(q) by such Restricted Subsidiaries, shall not exceed the greater of (x) $75,000,000 and (y) 10.0% of Consolidated EBITDA as of the end of the Reference Period;

(s) Permitted Indebtedness and Permitted First Lien Indebtedness and any Permitted Refinancing Indebtedness in respect thereof;

(t) other Indebtedness of Parent and its Subsidiaries; provided that the aggregate outstanding principal amount of such Indebtedness shall not at any time exceed the greater of (x) $230,000,000 and (y) 30.0% of Consolidated EBITDA as of the end of the Reference Period;

(u) Indebtedness of joint ventures and/or any Indebtedness incurred on behalf thereof or representing guarantees of Indebtedness of joint ventures; provided that the aggregate principal amount of such Indebtedness shall not exceed, on a pro forma basis in accordance with Section 1.04, immediately after giving effect to the issuance or incurrence of such Indebtedness, the greater of (x) $75,000,000 and (y) 10.0% of Consolidated EBITDA as of the end of the Reference Period;

(v) (i) Permitted Pari Passu Secured Refinancing Debt, (ii) Permitted Junior Secured Refinancing Debt and (iii) Permitted Unsecured Refinancing Debt, and any Permitted Refinancing Indebtedness in respect thereof;

(w) Indebtedness (x) of the Borrower Representative or any other Loan Party in respect of (1) one or more series of senior unsecured notes or senior secured notes that will be secured by all or a portion of the Collateral on a pari passu or junior basis with the Secured Obligations, and/or (2) one or more series of term loans that will be unsecured or secured by all or a portion of the Collateral on a pari passu or junior basis with the Secured Obligations, in each case that are issued or made in lieu of Incremental Revolving Loans and/or Incremental Term Loans; provided that (A) such Indebtedness is not scheduled to mature prior to the Latest Maturity

Date (other than such Indebtedness incurred under the Inside Maturity Basket), (B) the aggregate principal amount of all such Indebtedness issued or incurred pursuant to this sub-clause (x) shall not, when aggregated with all Incremental Revolving Loans and Incremental Term Loans, exceed the Incremental Amount, (C) such Indebtedness shall not be subject to any Guarantee by Parent or any Restricted Subsidiary other than a Loan Party, (D) in the case of any such Indebtedness that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of Parent or any of its Restricted Subsidiaries other than any asset constituting Collateral, (E) [reserved], (F) if such Indebtedness is secured, the security agreements relating to such Indebtedness shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (G) no Event of Default shall have occurred and be continuing or would exist immediately after giving effect (including giving effect on a pro forma basis) to such incurrence (subject to Section 1.04), (H) if such Indebtedness is secured, such Indebtedness shall be subject to an Approved Intercreditor Agreement, (I) if such Indebtedness consists of term loans secured on a pari passu basis with the Secured Obligations hereunder, then the applicable Borrower shall comply with the “most favored nation” pricing provision in the proviso in Section 2.20(c)(v) as if such Indebtedness were Other Term Loans incurred pursuant to Section 2.20 (to the extent then applicable), (J) the terms and conditions of such Indebtedness (excluding pricing, fees, prepayment or redemption premiums and terms) are (in the reasonable judgment of Parent), when taken as a whole, (1) not materially more favorable to the lenders or holders providing such Indebtedness than those applicable to the Obligations when taken as a whole (other than covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness) or (2) otherwise on current market terms for such type of Indebtedness and (K) such Indebtedness may be incurred in the form of a bridge or other interim credit facility intended to be refinanced with long-term indebtedness (and such bridge or other interim credit facility shall be deemed to satisfy clause (A) of this section so long as (x) such credit facility includes customary “rollover” provisions and (y) assuming such credit facility were to be extended pursuant to such “rollover” provisions, such extended credit facility would comply with clause (A) above) and in which case, on or prior to the first anniversary of the incurrence of such “bridge” or other interim credit facility, clause (J) in this definition shall not prohibit the inclusion of customary terms for “bridge” facilities, including customary mandatory prepayment, repurchase or redemption provisions; and (y) Permitted Refinancing Indebtedness in respect of Indebtedness previously incurred pursuant to, and then outstanding pursuant to, this clause (w) (with any Indebtedness outstanding pursuant to this clause (w) from time to time being herein called the “Incremental Equivalent Debt”);

(x) Indebtedness of Parent or any Restricted Subsidiary incurred pursuant to Permitted Receivables Facilities, provided that the Attributable Receivables Indebtedness thereunder shall not exceed an aggregate amount of (x) $380,000,000 and (y) 50.0% of Consolidated EBITDA as of the end of the Reference Period at any time outstanding;

(y) Indebtedness in an aggregate outstanding principal amount not to exceed 100% of the amount of Net Proceeds received by Parent from the issuance or sale of Equity Interests (other than Disqualified Equity Interests) to the extent the relevant Net Proceeds was not previously (and is not concurrently being) applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was or is (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose, and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(z) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(aa) Indebtedness in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank to support any Defaulting Lender’s participation in Letters of Credit issued;

(bb) the incurrence of Indebtedness by Parent or any Restricted Subsidiary undertaken in connection with cash management (including netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and related or similar services or activities) with respect to Parent, any Subsidiaries or any joint venture in the ordinary course of business or consistent with industry practice; and

(cc) Indebtedness of Parent or any Restricted Subsidiary to the extent that 100% of such Indebtedness is supported by any Letter of Credit.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing.

For purposes of determining compliance with this Section 6.01:

(1) in the event that an item of Indebtedness (or any portion thereof) at any time, whether at the time of incurrence or upon the application of all or a portion of the proceeds thereof or subsequently, meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (cc) above, Parent, in its sole discretion, may divide and classify and may subsequently redivide and reclassify, such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness (or a portion thereof) in such of the above clauses (a) through (cc) under Section 6.01 as determined by Parent at such time; provided that all Indebtedness (x) incurred or established hereunder on the Effective Date and (y) represented by the Senior Secured Notes and related Guarantees on the Effective Date will, at all times, be treated as incurred on the Effective Date under Sections 6.01(a) and (c), respectively, and may not be reclassified;

(2) Parent is entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 6.01(a) through (cc), subject to the proviso to the preceding clause (1);

(3) the principal amount of Indebtedness outstanding under any clause of this Section 6.01 will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness; and

(4) guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was incurred in compliance with this Section 6.01.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of Parent dated such date prepared in accordance with GAAP.

Notwithstanding anything to the contrary contained in this Agreement, other than pursuant to Section 2.20, neither Parent nor any Loan Party shall incur Indebtedness for borrowed money secured by all or any portion of the Collateral where the payments from or on account of the Collateral are on a pari passu or senior basis with the Revolving Facility Obligations without the prior written consent of the Required Revolving Lenders.

Section 6.02 Liens. Parent will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Liens created pursuant to any Loan Document;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of Parent or any Restricted Subsidiary existing on the Effective Date and set forth in Schedule 6.02 and any modifications, renewals and extensions thereof and any Lien granted as a replacement or substitute therefor; provided that (i) such Lien shall not apply to any other property or asset of Parent or any Restricted Subsidiary other than improvements thereon or proceeds from the disposition of such asset and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and any refinancings, extensions, renewals or replacements thereof that do not increase the outstanding principal amount thereof (other than as permitted by Section 6.01);

(d) any Lien existing on any property or asset prior to the acquisition thereof by Parent or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the Effective Date prior to the time such Person becomes a Restricted Subsidiary and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of Parent or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and any refinancing, extensions, renewals or replacements thereof that do not increase the outstanding principal amount thereof (other than as permitted by Section 6.01);

(e) Liens on fixed or capital assets acquired, constructed or improved by Parent or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (f) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are initially incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of Parent or any Restricted Subsidiary other than improvements thereon or proceeds from the disposition of such property or assets except that individual financings provided by a Person or its Affiliates may be cross collateralized to other financings provided by such Person or its Affiliates;

(f) in connection with the sale or transfer of any assets in a transaction permitted under Section 6.03, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(g) any encumbrance or restriction (including put, call arrangements, tag, drag, right of first refusal and similar rights) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(h) any interest or title of a lessor under any lease or sublease entered into by Parent or any Restricted Subsidiary in the ordinary course of its business and other statutory and common law landlords’ liens under leases;

(i) any interest or title of a licensor under any license or sublicense entered into by Parent or any Restricted Subsidiary as a licensee or sublicensee (A) existing on the Effective Date or (B) in the ordinary course of its business not materially interfering with the business of Parent and the Restricted Subsidiaries taken as a whole;

(j) licenses, sublicenses, leases or subleases granted to other Persons permitted under Section 6.03 or otherwise existing on or prior to the Effective Date;

(k) Liens on earnest money deposits of cash or cash equivalents made in connection with any Permitted Acquisition or other Investment permitted pursuant to Section 6.04;

(l) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with Parent or any Restricted Subsidiaries in the ordinary course of business;

(m) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Parent or any Restricted Subsidiary in the ordinary course of business in accordance with the past practices of Parent or such Restricted Subsidiary;

(n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(o) Liens on the assets and equity interests of Foreign Subsidiaries that are not Loan Parties provided that such Liens shall secure only Indebtedness or other obligations of such Foreign Subsidiaries permitted hereunder;

(p) Liens on insurance policies and the proceeds thereof securing Indebtedness permitted by Section 6.01(n);

(q) Dispositions and other sales of assets permitted under Section 6.03;

(r) Liens on deposits or other amounts held in escrow to secure contractual payments (contingent or otherwise) payable by Parent or its Restricted Subsidiaries to a seller after the consummation of a Permitted Acquisition;

(s) Liens securing Indebtedness incurred under Section 6.01(q) and Section 6.01(r) and any Permitted Refinancing Indebtedness in respect thereof; provided that, such Liens provided under this Section 6.02(s) shall be subject to an Approved Intercreditor Agreement;

(t) Liens on all or a portion of the Collateral securing Permitted Indebtedness; provided that (i) such Liens are junior to the Liens securing the Secured Obligations, (ii) such Indebtedness shall not be secured by any Lien on any asset of Parent or any of its Restricted Subsidiaries other than any asset constituting Collateral, (iii) the security agreements relating to such Indebtedness shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (iv) such Indebtedness shall be subject to an Approved Intercreditor Agreement; and Liens securing Permitted Refinancing Indebtedness in respect of the foregoing, in accordance with the definition of Permitted Refinancing Indebtedness contained herein;

(u) Liens securing Permitted Pari Passu Secured Refinancing Debt, Permitted Junior Secured Refinancing Debt and Indebtedness incurred under Section 6.01(w), and any Permitted Refinancing Indebtedness in respect thereof;

(v) Liens securing Permitted First Lien Indebtedness; provided that (i) such Indebtedness may be secured by all or a portion of the Collateral on a pari passu basis (except as otherwise provided in the Intercreditor Agreement) with the Secured Obligations, (ii) such Indebtedness shall not be secured by any Lien on any asset of Parent or any of its Restricted Subsidiaries other than any asset constituting Collateral, (iii) the security agreements relating to such Indebtedness shall be substantially the same as the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (iv) such Indebtedness shall be subject to an Approved Intercreditor Agreement; and Liens securing Permitted Refinancing Indebtedness in respect of the foregoing, in accordance with the definition of Permitted Refinancing Indebtedness contained herein;

(w) Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by Parent or any of its Restricted Subsidiaries with respect to settlements related to any litigation disclosed in public filings;

(x) Liens on Permitted Receivables Facility Assets of Parent and its Restricted Subsidiaries arising under Permitted Receivables Facilities;

(y) Liens on assets of Parent and its Restricted Subsidiaries not otherwise permitted above; provided that (i) the aggregate amount of obligations subject to any such Liens shall not immediately after giving effect to the incurrence of such obligations exceed the greater of (x) $230,000,000 and (y) 30.0% of Consolidated EBITDA at the end of the Reference Period and (ii) to the extent such Lien is on all or a portion of the Collateral and securing Indebtedness for borrowed money, such Indebtedness shall be subject to an Approved Intercreditor Agreement for Indebtedness secured on a junior basis to the Secured Obligations;

(z) Liens securing obligations in respect of Indebtedness or other obligations of a Restricted Subsidiary owing to Parent or another Restricted Subsidiary permitted to be incurred in accordance with Section 6.01;

(aa) Liens on equipment or vehicles of Parent or any Restricted Subsidiary granted in the ordinary course of business or consistent with industry practice;

(bb) receipt of progress payments and advances from customers in the ordinary course of business or consistent with industry practice to the extent the same creates a Lien on the related inventory and proceeds thereof and Liens on property or assets under construction arising from progress or partial payments by a third party relating to such property or assets;

(cc) Liens on the proceeds of Escrow Debt and any interest thereof, securing the applicable Escrow Debt; and

(dd) Liens securing the Senior Secured Notes and any Permitted Refinancing Indebtedness in respect thereof (subject to an Approved Intercreditor Agreement).

For purposes of determining compliance with this Section 6.02, (A) a Lien need not be incurred solely by reference to one category described in this Section 6.02, but is permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Liens permitted hereunder, Parent will, in its sole discretion, be entitled to divide, classify or reclassify, in whole or in part, any such Lien (or any portion thereof) among one or more of such categories or clauses in any manner. The expansion of Liens by virtue of accretion or amortization of original issue discount, the payment of dividends in the form of Indebtedness, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Liens for purposes of this Section 6.02.

Section 6.03 Fundamental Changes and Asset Sales. ~~(a)~~ Parent will not, and will not permit any Restricted Subsidiary to, merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, or sell, transfer, lease, Exclusively License or otherwise dispose of (in one transaction or in a series of transactions) any of its assets (including pursuant to a Sale and Leaseback Transaction), or any of the Equity Interests of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate, dissolve or wind-up, except that:

(i) any Person (other than any Borrower) may merge into, amalgamate with or consolidate with Parent in a transaction in which Parent is the surviving corporation;

(ii) (x) any Person (other than Parent, any Borrower or any Intermediate Parent Entity) may merge into, amalgamate with or consolidate with any Restricted Subsidiary of Parent in a transaction in which the surviving entity is a Restricted Subsidiary, (y) any Person (including any Intermediate Parent Entity) may merge into, amalgamate with or consolidate with any other Intermediate Parent Entity in a transaction in which the surviving entity is an Intermediate Parent Entity and (z) any Borrower may merge into, amalgamate with or consolidate with Parent, any Intermediate Parent Entity or any other Restricted Subsidiary so long as such Borrower is the surviving entity or the surviving entity assumes all the obligations of such Borrower under this Agreement and the other Loan Documents and the successor Borrower is organized in (x) the same jurisdiction as such Borrower, (y) the same jurisdiction as a co-Borrower on the same Class of Loan or (z) a jurisdiction reasonably agreed to by the Administrative Agent and each materially and adversely affected Lender;

(iii) any Restricted Subsidiary (other than any Borrower or any Intermediate Parent Entity) may merge into, amalgamate with or consolidate with any Person in a transaction permitted under clauses (xv), (xix) and (xx) hereunder in which the surviving entity is not a Subsidiary;

(iv) (x) any Restricted Subsidiary (other than any Borrower or any Intermediate Parent Entity) may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding-up or otherwise) to Parent or any other Restricted Subsidiary of Parent; provided that (i) the foregoing shall not permit the voluntary liquidation, dissolution of winding up of any Borrower and (ii) any such Disposition made by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 6.04 and (y) any Intermediate Parent Entity may dispose of any or all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Intermediate Parent Entity or to Parent;

(v) any Restricted Subsidiary (other than any Borrower) may liquidate, dissolve or wind-up if Parent determines in good faith that such liquidation or dissolution is in the best interests of Parent and is not materially disadvantageous to the Lenders;

(vi) sales, transfers and other dispositions of inventory, used, worn out, obsolete or surplus property, cash and Permitted Investments in the ordinary course of business and the assignment, cancellation, abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of Parent, no longer economically practicable to maintain or useful in the conduct of the business of Parent and the Restricted Subsidiaries, taken as a whole;

(vii) Dispositions (or any license or sublicense of Intellectual Property) to Parent or any Restricted Subsidiary; provided that any such Disposition (or any license or sublicense of Intellectual Property) made by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall be made in compliance with Section 6.04;

(viii) the discount or sale, in each case without recourse and in the ordinary course of business, of past due receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

(ix) leases, subleases, licenses or sublicenses of property to other Persons in the ordinary course of business, in each case, not materially interfering with the business of Parent and the Restricted Subsidiaries taken as a whole;

(x) Liens incurred in compliance with Section 6.02;

(xi) Investments permitted by Section 6.04;

(xii) subject to Section 2.11(c)(1), dispositions of property as a result of a casualty event involving such property or any disposition of real property to a Governmental Authority as a result of a condemnation of such real property;

(xiii) Permitted Exchanges;

(xiv) Dispositions of investments in joint ventures, to the extent required by, or made pursuant to buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; provided that the consideration received shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Parent);

(xv) sales or other Dispositions of non-core assets acquired in a Permitted Acquisition; provided that such sales shall be consummated within 360 days of such Permitted Acquisition; provided, further, that (i) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Parent) and (ii) no less than 75% of the consideration received for such assets shall be paid in cash or Permitted Investments (provided that, for purposes of satisfying the requirements of this clause (ii), Parent shall be permitted to designate, pursuant to a certificate executed by a Financial Officer of Parent and delivered to the Administrative Agent, non-cash consideration received for any such Disposition as cash consideration in an amount not to exceed $10,000,000 for each such Disposition);

(xvi) any Immaterial Asset Sale;

(xvii) any lease or sublease by Parent or any Restricted Subsidiary of a portion of its interest in its headquarters located in Malvern, Pennsylvania;

(xviii) Parent or any Restricted Subsidiary may transfer, sell and/or pledge Receivables and Permitted Receivables Facility Assets under Permitted Receivables Facilities;

(xix) Dispositions of assets that are not permitted by any other clause of this Section 6.03; provided that the Disposition Consideration of all assets sold, transferred, leased or otherwise disposed of, and of all assets Exclusively Licensed in reliance on this clause (xix) shall not at the time of and immediately after giving effect to any such transaction exceed in any fiscal year the greater of (x) $275,000,000 and (y) 35.0% of Consolidated EBITDA at the end of the immediately preceding fiscal year of Parent;

(xx) Dispositions of assets (but not Equity Interests in any Restricted Subsidiary unless such Restricted Subsidiary is not a Borrower (or a direct or indirect holding company thereof)) that are not permitted by any other clause of this Section 6.03; provided that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of Parent) and (y) no less than 75% of the consideration received for such assets shall be paid in cash or Permitted Investments (provided that, for purposes of satisfying the requirements of this clause (y), Parent shall be permitted to designate, pursuant to a certificate executed by a Financial Officer of Parent and delivered to the Administrative Agent, non-cash consideration received for any such Disposition as cash consideration in an amount not to exceed, in the aggregate for all such Dispositions, the greater of (1) $150,000,000 and (2) 20.0% of Consolidated EBITDA as of the end of the Reference Period);

(xxi) the issuance of Equity Interests by a Restricted Subsidiary that represents all or a portion of the consideration paid by Parent or a Restricted Subsidiary in connection with any Investment permitted by Section 6.04, including in connection with the formation of a joint venture with a Person other than a Restricted Subsidiary;

(xxii) Dispositions of Equity Interests (I) deemed to occur upon the exercise of stock options, warrants or other equity derivatives or settlement of convertible securities if such Equity Interests represent (i) a portion of the exercise price thereof or (ii) withholding incurred in connection with such exercise or (II) upon the exercise of any Permitted Warrant; and

(xxiii) Dispositions of the Equity Interests of, or the assets or securities of, Unrestricted Subsidiaries.

(b) Parent will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by Parent and its Restricted Subsidiaries on the Effective Date and businesses reasonably related thereto or similar or complementary thereto or reasonable extensions thereof (including, but not limited to the business of diagnostics, medical devices, delivery technologies and biotechnology).

(c) Parent will not change its fiscal year from the basis applicable to Parent prior to the Effective Date.

Section 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. Parent will not, and will not permit any Restricted Subsidiary to, (i) purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any capital stock, evidence of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or (ii) purchase or otherwise acquire (in one transaction or a series of transactions) substantially all the assets of any Person or any assets of any other Person constituting a business unit, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of such Person, or (iii) acquire an exclusive long-term license of rights to a drug or other product line of any Person (each, an “Investment”) except:

(a) cash and Permitted Investments;

(b) Permitted Acquisitions;

(c) Investments by Parent and its Restricted Subsidiaries existing on the Effective Date and set forth on Schedule 6.04 and any modification, replacement, renewal or extension thereof to the extent not involving any additional Investment;

(d) Investments made by Parent in or to any Restricted Subsidiary and made by any Restricted Subsidiary in or to Parent or any other Restricted Subsidiary and Guarantees by Parent or any Restricted Subsidiary of obligations of any other Restricted Subsidiary, provided that the amount of any Investment by a Loan Party to a Restricted Subsidiary that is not a Loan Party or constituting a Guarantee of obligations of any Restricted Subsidiary that is not a Loan Party shall not exceed, together with the aggregate amount of all other Investments pursuant to this proviso, the greater of (x) $300,000,000 and (y) 40.0% of Consolidated EBITDA as of the end of the Reference Period at any time outstanding;

(e) Guarantees constituting Indebtedness permitted by Section 6.01;

(f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(g) Investments made as a result of the receipt of non-cash consideration from a Disposition, of any asset in compliance with Section 6.03;

(h) Investments in the form of Swap Agreements permitted by Section 6.05;

(i) payroll, travel and similar advances to directors, officers and employees of Parent or any Restricted Subsidiary that are made in the ordinary course of business;

(j) extensions of trade credit in the ordinary course of business;

(k) Investments to the extent the consideration paid therefor consists of Equity Interests (other than Disqualified Equity Interests) of Parent;

(l) Investments of any Person in existence at the time such Person becomes a Restricted Subsidiary; provided such Investment was not made in connection with or anticipation of such Person becoming a Restricted Subsidiary and any modification, replacement, renewal or extension thereof;

(m) licenses, sublicenses or transfers of rights with respect to one or more products or technologies under development to joint ventures with third parties or to other entities where Parent or a Restricted Subsidiary retains rights to acquire such joint ventures or other entities or otherwise repurchase such products or technologies;

(n) any customary upfront milestone, marketing or other funding payment in the ordinary course of business to another Person in connection with obtaining a right to receive royalty or other payments in the future;

(o) [reserved];

(p) exclusive licenses from a Foreign Subsidiary to Parent or a Domestic Subsidiary of rights to a drug or other pharmaceutical products, diagnostics, delivery technologies, medical devices or biotechnology businesses acquired by such Foreign Subsidiary in an acquisition permitted by Section 6.03;

(q) Investments in joint ventures and acquisitions of Equity Interests that would constitute Permitted Acquisitions but for the fact that Persons in which such Equity Interests are acquired do not become wholly owned Subsidiaries of Parent; provided that the sum of the aggregate amount of such Investments, plus the aggregate consideration paid in all such acquisitions, made under this clause (q) shall not exceed the greater of (x) $300,000,000 and (y) 40.0% of Consolidated EBITDA as of the end of the Reference Period, in each case, at any time outstanding. For purposes of this clause (q), the aggregate consideration payable for any Investment shall be the cash amount (and the fair market value of any non-cash consideration, as determined in good faith by Parent) paid on or prior to the consummation of such Investment and, except in the case of Milestone Payments, shall not include any purchase price adjustment, royalty, earnout, contingent payment or any other deferred payment of a similar nature that may be payable in connection therewith;

(r) any Investment made by any Restricted Subsidiary that is not a Loan Party to the extent that such Investment is financed with the proceeds received by such Restricted Subsidiary from an Investment in such Restricted Subsidiary permitted under this Agreement;

(s) [Reserved];

(t) Investments consisting of Liens made in accordance with Section 6.02;

(u) loans or advances to directors and employees of Parent or any Restricted Subsidiary made in the ordinary course of business; provided that the aggregate outstanding amount of such loans and advances, when aggregated with the Guarantees then outstanding under Section 6.01(l), at any time shall not exceed the greater of (x) $30,000,000 (y) 5.0% of Consolidated EBITDA as of the end of the Reference Period;

(v) any Investment in an aggregate amount, when aggregated with the aggregate amount of Restricted Payments made pursuant to Section 6.07(g), not to exceed at any time the aggregate amount of net cash proceeds received by Parent from sales or issuances of Equity Interests of Parent (other than Disqualified Equity Interests) after the Effective Date;

(w) (i) Investments made by any Restricted Subsidiary in or to any Unrestricted Subsidiary and (ii) any purchase or other acquisition by any Restricted Subsidiary of all or substantially all of the assets constituting a business unit, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business of any Unrestricted Subsidiary; provided that (x) any such Investment, purchase or other acquisition shall be made on terms and conditions (A) not materially less favorable to such Restricted Subsidiary than it would obtain on an arm’s-length basis from a Person that is not an Affiliate or (B) otherwise reasonably acceptable to the Administrative Agent, and (y) the aggregate fair market value of all such Investments, purchases and other acquisitions made pursuant to this clause (w), or the consideration payable in connection therewith, shall not exceed the greater of $275,000,000 and 35.0% of Consolidated EBITDA as of the end of the Reference Period; provided, further that any Investment in or to any Unrestricted Subsidiary shall only be permitted to be made pursuant to this clause (w);

(x) Parent or any Restricted Subsidiary may make contributions of Permitted Receivables Facility Assets to any Receivables Seller, Receivables Entity or other Person in connection with a Permitted Receivables Facility;

(y) any Investment made solely in exchange for the substantially contemporaneous issuance of Equity Interests (other than Disqualified Equity Interests) of Parent;

(z) Investments in Restricted Subsidiaries in connection with reorganizations or other activities related to tax planning; provided that, after giving effect to any such reorganization or other activity related to tax planning, the security interest (including as to priority and value) of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired;

(aa) any other Investments so long as the aggregate amount of all such Investments does not exceed the greater of $380,000,000 and 50.0% of Consolidated EBITDA as of the end of the Reference Period at any time outstanding. For purposes of this clause (aa), the aggregate consideration payable for any Investment shall be the cash amount (and the fair market value of any non-cash consideration, as determined in good faith by Parent) paid on or prior to the consummation of such Investment and, except in the case of Milestone Payments, shall not include any purchase price adjustment, royalty, earnout, contingent payment or any other deferred payment of a similar nature that may be payable in connection therewith;

(bb) Investments made to fund the settlement of mesh device related claims, litigation, arbitration or other disputes and judgments, orders, fees and expenses related thereto;

(cc) any other Investments in an amount not to exceed the Available Amount on such date; so long as subject to Section 1.04, no Event of Default described in Sections 7.01(a) or (b) or, solely with respect to the Borrower, Sections 7.01(h) or (i) has occurred and is continuing or would arise after giving effect (including pro forma effect) thereto; and

(dd) any other Investments so long as on a pro forma basis after giving effect thereto (subject to Section 1.04) the Total Net Leverage Ratio is no greater than 3.25 to 1.00.

For purposes of covenant compliance with this Section 6.04, (A) the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment and (B) in the event that an Investment (or any portion thereof) meets the criteria of one or more of the categories of permitted Investments (or any portion thereof) described in Sections 6.04(a) through (dd), Parent may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if made at such later time), such Investment (or any portion thereof) in any manner that complies with this Section 6.04 and will be entitled to only include the amount and type of such Investment (or any portion thereof) in one or more (as relevant) of the above clauses (or any portion thereof) and such Investment (or any portion thereof) shall be treated as having been made or existing pursuant to only such clause or clauses (or any portion thereof); provided, that all Investments described in Section 6.04(b), Schedule 6.04 and Section 6.04(d) shall be deemed outstanding under Section 6.04(b), 6.04(c) and Section 6.04(d), respectively.

Section 6.05 Swap Agreements. Parent will not, and will not permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which Parent or any Restricted Subsidiary has actual or anticipated exposure (other than those in respect of Equity Interests of Parent or any of its Restricted Subsidiaries but without giving effect to any other Indebtedness convertible into Equity Interests in Parent), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Parent or any Restricted Subsidiary, (c) any Swap Agreement constituting part of a TEU and (d) Permitted Convertible Debt Hedge Transactions.

Section 6.06 Transactions with Affiliates. Parent will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (other than Parent or any Restricted Subsidiary) involving aggregate payments or consideration in excess of the greater of (x) $60,000,000 and (y) 7.50% of Consolidated EBITDA as of the end of the Reference Period, except (a) transactions that are on terms and conditions not materially less favorable to Parent or such Restricted Subsidiary than it would obtain on an arm’s-length basis from a Person that is not an Affiliate or, if in the good faith judgment of the board of directors of Parent no comparable transaction is available with which to compare such transaction, such transaction is otherwise fair to Parent or such Restricted Subsidiary from a financial point of view, (b) any Restricted Payment permitted by Section 6.07, (c) customary fees and indemnifications paid to directors of Parent and its Restricted Subsidiaries, (d) transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of Parent and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement, (e) compensation and indemnification of, and other employment agreements and arrangements, employee benefit plans, and stock incentive plans with directors, officers and employees of Parent or any Restricted Subsidiary entered in the ordinary course of business, (f) Intellectual Property licenses to Restricted Subsidiaries in existence on the Effective Date, (g) loans and advances and other transactions to the extent permitted by Sections 6.01 and 6.04, (h) leases or subleases of property in the ordinary course of business not materially interfering with the business of Parent and the Restricted Subsidiaries taken as a whole, (i) transactions between or among Parent and/or any Restricted Subsidiary and any entity that becomes a Restricted Subsidiary as a result of such transaction, (j) transactions permitted by Section 6.03(a)(xvii), (k) transactions in the ordinary course of business between or among Parent and/or any Restricted Subsidiary and any Unrestricted Subsidiary, (l) sales or issuances of Equity Interests of Parent to Affiliates of Parent which are otherwise permitted or not restricted by the Loan Documents; (m) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into such Parent or its Restricted Subsidiaries pursuant to the terms of this Agreement; provided that such agreement was not entered into in contemplation of such acquisition or merger, or any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders in any material respect in the good faith judgment of Parent when taken as a whole as compared to such agreement as in effect on the date of such acquisition or merger), (n) any other transactions with an Affiliate, which is approved by a majority of disinterested members of the board of directors (or equivalent governing body) of Parent in good faith, (o) transactions, pursuant to or permitted by the Loan Documents or Senior Secured Notes Indenture, with Affiliated Lenders or Debt Fund Affiliates (in each case, in their respective capacities as Lenders or bondholders, as the case may be) and (p) the Transactions.

Section 6.07 Restricted Payments. Parent will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a) Parent may declare and pay dividends or make other Restricted Payments with respect to its Equity Interests payable solely in additional Equity Interests of Parent (other than Disqualified Equity Interests);

(b) Parent may repurchase its Equity Interests (i) upon the exercise of stock options, warrants or other equity derivatives or settlement of convertible securities if such Equity Interests represent a portion of the exercise price of such options, warrants or other equity derivatives or the settlement price of such convertible securities or (ii) upon the exercise of any Permitted Bond Hedge;

(c) Parent may make cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in Parent;

(d) Restricted Subsidiaries may (x) make Restricted Payments ratably with respect to their Equity Interests; provided that any payments to other Restricted Subsidiaries or Persons may be made on a greater than ratable basis to the extent such payments would not be materially adverse to the Lenders and (y) make Restricted Payments to Parent and any other Restricted Subsidiaries;

(e) Parent may make any dividend or other distribution (whether in cash, securities or other property) with respect to its Equity Interests or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Parent or any option, warrant or other right to acquire any such Equity Interests in Parent pursuant to and in accordance with stock incentive plans or other employee benefit plans for directors, officers or employees of Parent and its Restricted Subsidiaries;

(f) Parent may purchase Equity Interests from future, present or former employees, directors, officers, members of management, consultants or independent contractors (or their respective Affiliates or immediate family members or any permitted transferees thereof) of Parent or any Subsidiary upon the death, disability, retirement or termination of employment or service of such officer, director or employee, in an aggregate amount not exceeding the greater of (x) $25,000,000 and (y) 3.0% Consolidated EBITDA as of the end of the Reference Period in any fiscal year of Parent; provided that unused amounts in any fiscal year may be carried over to succeeding fiscal years;

(g) Parent may make Restricted Payments in an aggregate amount not to exceed, when aggregated with the aggregate amount of Investments made pursuant to Section 6.04(v), the aggregate amount of net cash proceeds received from sales or issuances of Equity Interests of Parent (other than Disqualified Equity Interests) after the Effective Date;

(h) repurchase of Equity Interests deemed to occur upon the non-cash exercise of Equity Interests to pay taxes;

(i) the payment of any dividend or distribution, or the consummation of any irrevocable redemption, within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at such date of declaration or redemption notice such dividend, distribution or redemption, as the case may be, would have complied with this Section 6.07;

(j) Parent and its Restricted Subsidiaries may make any other Restricted Payment after the Effective Date in an amount not to exceed the Available Amount on such date, so long as subject to Section 1.04, no Event of Default described in Sections 7.01(a) or (b) or, solely with respect to the Borrower, Sections 7.01(h) or (i) has occurred and is continuing or would arise after giving effect (including pro forma effect) thereto;

(k) Restricted Payments made (A) in connection with (including, without limitation, purchases of) any Permitted Convertible Debt Hedge Transaction (B) to settle any Permitted Warrant (i) by delivery of common stock of Parent or any of its direct or indirect parent companies, (ii) by set-off against the related Permitted Bond Hedge or (iii) with cash payments in an aggregate amount not to exceed the aggregate amount of any payments received pursuant to the settlement of any related Permitted Bond Hedge (subject to any increase in the price of the underlying common stock since the settlement of such Permitted Bond Hedge) or (C) to terminate any Permitted Warrant;

(l) any other Restricted Payments so long as (i) after giving pro forma effect thereto (including pro forma effect in accordance with Section 1.04), the Total Net Leverage Ratio shall be no greater than 3.00 to 1.00 and (ii) subject to Section 1.04, no Event of Default described in Sections 7.01(a) or (b) or, solely with respect to the Borrower, Sections 7.01(h) or (i) has occurred and is continuing or would arise after giving effect (including pro forma effect) thereto;

(m) any other Restricted Payments in an aggregate amount not to exceed the greater of $230,000,000 and 30.0% of Consolidated EBITDA as of the end of the Reference Period; and

(n) any Restricted Payments made with the proceeds of amounts received by Parent, the Borrower Representative or any of their respective Restricted Subsidiaries from the administrator of the Reorganization Plan.

Section 6.08 Restrictive Agreements. Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Parent or any Loan Party to create, incur or permit to exist any Lien upon any of its property or assets to the extent such Lien is required to be granted in favor of the Secured Parties pursuant to the Loan Documents or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions to Parent or any Restricted Subsidiary or to make or repay loans or advances to Parent or any other Restricted Subsidiary or to Guarantee the Obligations; provided that (i) the foregoing limitations in clauses (a) and (b) shall not apply to (A) restrictions and conditions imposed any law, by any Loan Document, any Permitted Receivables Facility Documents or any Swap Agreements to the extent permitted by Section 6.05, (B) restrictions and conditions existing on the Effective Date identified on Schedule 6.08, (C) restrictions and conditions imposed by agreements relating to Indebtedness of any Restricted Subsidiary in existence at the time such Restricted Subsidiary became a Restricted Subsidiary and any amendments or modifications thereof that do not materially expand the scope of any such restriction or condition taken as a whole; provided that such restrictions and conditions apply only to such Restricted Subsidiary, (D) any agreement or other instrument of a Person, or relating to Indebtedness or Equity Interests of a Person, acquired by or merged, amalgamated or consolidated with and into Parent or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated as a Restricted Subsidiary, or any other transaction entered into in connection with any such acquisition, merger, consolidation or amalgamation in existence at the time of such acquisition or at the time it merges, amalgamates or consolidates with or into Parent or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated as a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person

(but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired or designated and its Subsidiaries or the property or assets so acquired or designated; (E) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale to the extent such sale is permitted hereunder, (F) any restriction arising under or in connection with any agreement or instrument of any joint venture (including with respect to Equity Interests therein), (G) customary restrictions and conditions contained in any agreement relating to the Disposition of any property permitted by Section 6.03 pending the consummation of such Disposition, (H) restrictions or conditions upon the transfers of assets encumbered by a Lien permitted by Section 6.02, (I) restrictions or conditions set forth in the Senior Secured Notes (including, in each case, the indentures and other agreements and documents related thereto), (J) customary restrictions or conditions set forth in any agreement governing Indebtedness permitted by Section 6.01; provided that such restrictions or conditions are no more restrictive, taken as a whole, than the comparable restrictions and conditions set forth in this Agreement as determined in the good faith judgment of Parent, (K) customary restrictions or provisions restricting assignments of any agreement, (L) restrictions on cash or other deposits (including escrowed funds) or net worth imposed under contracts entered into in the ordinary course of business or consistent with industry practice, (M) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which Parent or any Restricted Subsidiary is a party entered into in the ordinary course of business or consistent with industry practice; provided that such agreement prohibits the encumbrance of solely the property or assets of Parent or such Restricted Subsidiary that are subject to such agreement; (N) restrictions or conditions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (A) through (N) of this Section 6.08; provided that such amendments or refinancings do not materially expand the scope of any such restriction or condition; and (ii) clause (a) of the foregoing shall not apply to (1) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (2) customary provisions in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business and (3) customary provisions in purchase money obligations and capital lease obligations on the property acquired pursuant thereto.

Section 6.09 Amendments to Subordinated Indebtedness. Parent will not, and will not permit any Restricted Subsidiary to, amend, modify or waive any of its rights under any agreement or instrument governing or evidencing any Subordinated Indebtedness to the extent such amendment, modification or waiver could reasonably be expected to be adverse in any material respect to the Lenders unless the respective amendment, modification or waiver is reasonably satisfactory to the Administrative Agent.

Section 6.10 Sale and Leaseback Transactions. Neither Parent nor any Restricted Subsidiary will enter into any Sale and Leaseback Transaction unless (a) the sale or transfer of the property thereunder is permitted by Section 6.03, (b) any Capital Lease Obligations arising in connection therewith are permitted by Section 6.01 and (c) any Liens arising in connection therewith (including Liens deemed to arise in connection with any such Capital Lease Obligations) are permitted by Section 6.02.

Section 6.11 Financial Covenant.

Parent covenants and agrees that it will not permit the First Lien Net Leverage Ratio to exceed 6.10 to 1.00 on any Compliance Date.

The provisions of this Section 6.11 are for the benefit of the Revolving Lenders only and the Lenders constituting the Required Revolving Lenders only may amend, waive or otherwise modify this Section 6.11 or the defined terms or calculation provisions used in or with respect to any determination under this Section 6.11 (solely in respect of the use of such defined terms in or in respect of any determination under this Section 6.11) or waive any Default or Event of Default resulting from a breach of this Section 6.11 without the consent of any Lenders other than the Required Revolving Lenders.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur:

(a) a Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) a Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section 7.01) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of Parent or any other Loan Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) Parent or any other Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of Parent or a Borrower), 5.08, 5.09 or in Article VI; provided that Parent’s failure to comply with the Financial Covenant (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Term Loans or Term Loan Commitments unless and until the Required Revolving Lenders have actually terminated the Revolving Commitments and/or declared all Obligations with respect thereto to be immediately due and payable pursuant to this Section 7.01 as a result of such failure to comply (and such declaration has not been rescinded as of the applicable date); provided further that any Financial Covenant Event of Default is subject to cure pursuant to Section 7.02;

(e) Parent or any other Loan Party, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section 7.01) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to Parent;

(f) Parent or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after the expiration of any applicable grace period;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits, after the expiration of any applicable grace period provided in the applicable agreement or instrument under which such Indebtedness was created, the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) any redemption, repurchase, conversion or settlement with respect to any Convertible Debt Security pursuant to its terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default, or (iii) any early payment requirement or unwinding or termination with respect to any Swap Agreement.

(h) an involuntary case or application or proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, winding-up, dissolution, compromise, arrangement or other relief in respect of Parent or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect or (ii) the appointment of a receiver, receiver and manager, trustee, custodian, sequestrator, conservator, examiner, liquidator or similar official for Parent or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such case or application or proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Parent or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization winding-up, dissolution, compromise, arrangement or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect (except in a transaction expressly permitted by Section 6.03), (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, receiver and manager, trustee, custodian, sequestrator, conservator or similar official for, Parent or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j) Parent or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $150,000,000 (or the equivalent amount in any other currency) shall be rendered by a court of competent jurisdiction against Parent or any Restricted Subsidiary or any combination thereof and the same shall remain unpaid or undischarged for a period of sixty (60) consecutive days after such judgment has become final and non-appealable and during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of, Parent or any Restricted Subsidiary to enforce any such judgment; provided that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment or order that is covered by a valid and binding policy of insurance in favor of, Parent or such Restricted Subsidiary (but only if the applicable insurer shall have been advised of such judgment and of the intent of Parent or such Restricted Subsidiary to make a claim in respect of any amount payable by it in connection therewith and such insurer shall not have disputed coverage);

(l) an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m) (i) a contribution required to be made with respect to a Non-U.S. Plan has not been timely made, or Parent or any Restricted Subsidiary has incurred liabilities pursuant to one or more Non-U.S. Plans; or that Parent or any Restricted Subsidiary has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Plan; (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) with respect to clauses (i) and (ii) above, such lien, security interest, contribution failure or liability, individually, or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

(n) a Change in Control shall occur;

(o) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or Parent or any other Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(p) any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any material portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document or the Agreed Security Principles, or as a result of the gross negligence or willful misconduct of the Administrative Agent so long as not resulting from the breach or non-compliance with any Loan Document by any Loan Party;

then, and in every such event (other than an event with respect to Parent or any Borrower described in clause (h) or (i) of this Section 7.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and (x) with respect to clause (i) below, at the request of the Required Revolving Lenders, shall, (y) at any time any of the Priority Revolving Credit Obligations remains outstanding with respect to clause (ii) below, at the request of the Required Revolving Lenders, shall, and (z) at any time on and after the Discharge of the Priority Revolving Credit Obligations with respect to clause (ii) below, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments of such Class, and thereupon such Revolving Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to Parent or any Borrower described in clause (h) or (i) of this Section 7.01, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and the Administrative Agent shall, at the request of (i) any time any of the Priority Revolving Credit Obligations remains outstanding, the Required Revolving Lenders and (ii) any time after the Discharge of the Priority Revolving Credit Obligations, the Required Lenders, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC, in each case, subject to and in accordance with the Intercreditor Agreement.

Notwithstanding anything to the contrary contained herein, any “Default” under this Section 7.01 will not constitute an “Event of Default” until the Loan Parties do not cure such “Default” within the time period (if any) specified in the applicable clauses of this Section 7.01 after receipt of any required notice (if any) provided for therein to the extent such clauses of Section 7.01 provide for such cure periods or required notice; provided that, the Administrative Agent shall not be entitled to provide such notice, take any enforcement action and/or seek remedies in respect of a Default under this Section 7.01 for actions taken and reported by the Borrower to the Administrative Agent and the Lenders pursuant to a notice of Default provided by the Borrower to the Administrative Agent as of the date that is two years after delivery of such notice of Default and no Default or Event of Default can occur as a result thereof; provided further that, such two year limitation shall not apply if (i) the Administrative Agent has commenced (or been directed to commence) any remedial action in respect of any such Event of Default or has been stayed from so commencing by operation law or (ii) any Loan Party had actual knowledge of such Default or Event of Default and failed to notify to Administrative Agent as required hereby.

Section 7.02 Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 7.01, but subject to Sections 7.02(b) and (c), for the purpose of determining whether an Event of Default under the Financial Covenant has occurred, Parent may on one or more occasions designate any portion of the Net Proceeds from any sale or issuance of any Equity Interests (other than Disqualified Equity Interests) of Parent (or from any other contribution to capital or sale or issuance of any other Equity Interests on terms reasonably satisfactory to the Administrative Agent) (the “Cure Amount”) as an increase to Consolidated EBITDA of Parent for the applicable fiscal quarter; provided that

(i) such amounts to be designated are actually received by Parent (i) on and after the first Business Day of the applicable fiscal quarter and (ii) on and prior to the tenth (10th) Business Day after the date on which financial statements are required to be delivered with respect to such applicable fiscal quarter (the “Cure Expiration Date”),

(ii) such amounts to be designated do not exceed the maximum aggregate amount necessary to cure any Event of Default under the Financial Covenant as of such date and

(iii) Parent will have provided notice to the Administrative Agent on the date such amounts are designated as a “Cure Amount” (it being understood that to the extent such notice is provided in advance of delivery of a Compliance Certificate for the applicable period, the amount of such Net Proceeds that is designated as the Cure Amount may be lower than specified in such notice to the extent that the amount necessary to cure any Event of Default under the Financial Covenant is less than the full amount of such originally designated amount).

The Cure Amount used to calculate Consolidated EBITDA for any fiscal quarter will be used and included when calculating Consolidated EBITDA for each Reference Period that includes such fiscal quarter. The parties hereby acknowledge that this Section 7.02(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to the Financial Covenant (and may not be included for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VI) and may not result in any adjustment to any amounts (including the amount of Indebtedness) or increase in cash with respect to the fiscal quarter with respect to which such Cure Amount was received other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence (but for the avoidance of doubt may be applied to prepay Indebtedness in a subsequent fiscal quarter). Notwithstanding anything to the contrary contained in Section 7.01, (A) upon designation of the Cure Amount by Parent in an amount necessary to cure any Event of Default under the Financial Covenant, the Financial Covenant will be deemed satisfied and complied with as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply with the Financial Covenant and no Event of Default under the Financial Covenant (and any other Default as a result thereof) will be deemed to have occurred for purposes of the Loan Documents, (B) from and after the date that Parent delivers a written notices to the Administrative Agent that it intends to exercise its cure right under this Section 7.02 neither the Administrative Agent nor any Lender may exercise any rights or remedies under Section 7.01 (or under any other Loan Document) on the basis of any actual or purported Event of Default under the Financial Covenant (and any other

Default as a result thereof) until and unless the Cure Expiration Date has occurred without the Cure Amount having been designated and (C) the Loan Parties shall not be able to obtain any Borrowing hereunder until receipt by the Administrative Agent of the notice described in Section 7.02(a)(iii) from Parent.

(b) In each period of four consecutive fiscal quarters, there shall be no more than two (2) fiscal quarters in which the cure right set forth in Section 7.02(a) is exercised.

(c) There shall be no more than five (5) fiscal quarters in which the cure rights set forth in Section 7.02(a) are exercised during the term of this Agreement; provided that, so long as the Revolving Commitments incurred on the Effective Date have matured or been terminated, there may be an additional fiscal quarter after the Maturity Date applicable to such Revolving Commitments in which the cure rights set forth in this Section 7.02 are exercised during the term of any other Revolving Commitments.

ARTICLE VIII

The Administrative Agent and the Collateral Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints Goldman Sachs Bank USA as its administrative agent and authorizes Goldman Sachs Bank USA to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto, and Goldman Sachs Bank USA hereby accepts such appointment.

The banks serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such banks and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Parent or any Subsidiary or other Affiliate thereof as if they were not an Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent or any of its Subsidiaries that is communicated to or obtained by any bank serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 or elsewhere in the Loan

Documents, including without limitation the Required Revolving Lenders pursuant hereto and pursuant to the Intercreditor Agreement) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Parent or a Lender, and no Administrative Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for Parent or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise their rights and powers by or through any one or more sub-agents appointed by the respective Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation as an Issuing Bank and the Swingline Lender, as applicable, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Bank or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Upon any such resignation, the Required Lenders and the Required Revolving Lenders shall have the right (with the consent of the Borrower (such consent not to be unreasonably withheld or delayed), provided that no consent of the Borrower shall be required if an Event of Default under clause (a), (b), (h), (i) or (j) of Section 7.01 has occurred and is continuing) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and the Required Revolving Lenders and shall have accepted such appointment within thirty (30) days after the retiring

Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

None of the Lenders, if any, identified in this Agreement as a Lead Arranger shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their capacity as a Lead Arranger as it makes with respect to the Administrative Agent in the preceding paragraph.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

Each of the Administrative Agent, Lenders and the Issuing Bank hereby irrevocably appoints Goldman Sachs Bank USA as its collateral agent and authorizes Goldman Sachs Bank USA to take such actions on its behalf, including execution of the Collateral Documents, and to exercise such powers as are delegated to the Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto, and Goldman Sachs Bank USA hereby accepts such appointment.

In its capacity, the Collateral Agent is “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York UCC. Each Lender authorizes the Collateral Agent to (i) enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents, (ii) act as collateral agent for each Secured Party for purposes of the acquiring, perfection, holding and enforcing of all Liens created by such agreements (together with such powers and discretion as are reasonably incidental thereto) and all other purposes stated therein and be irrevocably authorized to enter into the Loan Documents in its capacity as Collateral Agent and to take the action and to exercise the rights that are expressly or by implication delegated to it by a Loan Document and any other action or rights that are reasonably incidental thereto, (iii) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (iv) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Collateral Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable law or otherwise.

Each Lender agrees that no Secured Party (other than the Collateral Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Collateral Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Collateral Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Collateral Agent on behalf of the Secured Parties. The Lenders hereby authorize the Collateral Agent to release any Lien granted to or held by the Collateral Agent upon any Collateral as described in Section 9.13 or the US Security Agreement and the Administrative Agent is hereby authorized to provide confirmation of such authorization if requested by the Collateral Agent.

The Administrative Agent and the Collateral Agent is hereby authorized to enter into the Intercreditor Agreement and any Approved Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, and extensions, restructuring, renewals, replacements of, such agreements) in connection with the incurrence by any Loan Party of any Permitted First Lien Indebtedness, Permitted Junior Secured Refinancing Debt, Permitted Pari Passu Secured Refinancing Debt or Permitted Refinancing Indebtedness with respect thereto, or any other Indebtedness permitted by the terms of this Agreement to be secured by the Collateral on a pari passu or junior priority secured basis, in each case in order to permit such Indebtedness to be secured by a valid, perfected Lien (with such priority as may be designated by such Loan Party to the extent such priority is permitted by the Loan Documents), and the parties hereto acknowledge that the Intercreditor Agreement and each Approved Intercreditor Agreement is (if entered into) binding upon them. Each Lender (a) understands, acknowledges and agrees that Liens may be created on the Collateral pursuant to the documentation relating to any Indebtedness incurred as permitted by this Agreement which is (in accordance with the terms hereof) to be secured thereby, on a pari passu, priority or junior, secured basis to the Liens securing the Secured Obligations, which Liens securing any such other Indebtedness shall be subject to the terms and conditions of the Intercreditor Agreement and each Approved Intercreditor Agreement executed and delivered as required hereby, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and any Approved Intercreditor Agreement (if entered into) and (c) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into the Intercreditor Agreement and each Approved Intercreditor Agreement (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements) in connection with the incurrence by any Loan Party of any secured Indebtedness as contemplated above, in order to permit such Indebtedness to be secured by a valid, perfected Lien (with such priority as may be designated by the Borrower or such Loan Party, to the extent such priority is permitted by the Loan Documents), and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof.

Each Lender and Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine. Any notice from the Administrative Agent to any Lender or Issuing Bank under this paragraph shall be conclusive, absent manifest error.

Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

The Borrower and each other Loan Party hereby agree that in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all of the rights of such Lender or Issuing Bank with respect to such amount.

Each party’s obligations under this paragraph and the previous three paragraphs of this Article VIII shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Notices. ~~(a)~~ Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to Parent or the Borrower, to it at 1400 Atwater Drive, Malvern, Pennsylvania 19355, Attention of Treasurer (Telecopy No. 484-216-3002; Telephone No. 484-216-7909);

(ii) if to the Administrative Agent, to it at Goldman Sachs Bank USA, 2001 Ross Ave, 37th Floor Dallas, Texas 75201, Attention of SBD Operations (Telephone No. 972-368-2323; Facsimile No. 646-769-7829; E-mail: gs-dallas-adminagency@ny.email.gs.com and gs-sbdagencyborrowernotices@ny.email.gs.com), with copy to Goldman Sachs Bank USA, 200 West Street, New York, New York 10282, Attention of Bank Debt Portfolio Group (Telephone No. 212-902-5717; E-mail: Luke.Qiu@gs.com), or such other office or person as the Administrative Agent may hereafter designate in writing as such to the other parties hereto;

(iii) if to the Collateral Agent, to it at Goldman Sachs Bank USA, 200 West Street, New York, New York 10282, Attention of Bank Debt Portfolio Group (Telephone No. 212-902-5717; E-mail: Luke.Qiu@gs.com), or such other office or person as the Collateral Agent may hereafter designate in writing as such to the other parties hereto;

(iv) if to the Issuing Bank, to it at Goldman Sachs Bank USA, 2001 Ross Ave, 37th Floor Dallas, Texas 75201, Attention of Letter of Credit Department (Telephone No. 972-368-2790; Facsimile No. 646-769-7829; E-mail: gs-loc-operations@ny.email.gs.com), with copy to Goldman Sachs Bank USA, 200 West Street, New York, New York 10282, Attention of Bank Debt Portfolio Group (Telephone No. 212-902-5717; E-mail: Luke.Qiu@gs.com), or such other office or person as the Issuing Bank may hereafter designate in writing as such to the other parties hereto;

(v) if to the Swingline Lender, to it at Goldman Sachs Bank USA, 2001 Ross Ave, 37th Floor Dallas, Texas 75201, Attention of SBD Operations (Telephone No. 972-368-2323; Facsimile No. 646-769-7829; E-mail: gs-dallas- adminagency@ny.email.gs.com and gs-sbdagencyborrowernotices@ny.email.gs.com), with copy to Goldman Sachs Bank USA, 200 West Street, New York, New York 10282, Attention of Bank Debt Portfolio Group (Telephone No. 212-902-5717; E-mail: Luke.Qiu@gs.com), or such other office or person as the Swingline Lender may hereafter designate in writing as such to the other parties hereto; and

(vi) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties or any Lead Arranger (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Parent’s or any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Parent or any Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Parent, the Borrower or their respective subsidiaries and its or their securities for purposes of United States Federal or state securities laws.

Section 9.02 Waivers; Amendments. ~~(a)~~ No failure or delay by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(~~b~~a) Except as provided in Section 2.20 with respect to an Incremental Amendment, Section 2.23 with respect to an Extension Amendment and Section 2.25 with respect to a Refinancing Amendment, and except as otherwise expressly provided in Section 9.19, neither this Agreement, any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (other than as expressly provided below) or by the Borrower and the Administrative Agent with the consent of the Required Lenders (other than as expressly provided below); provided that no such agreement shall (i) increase or reinstate the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby; provided that (x) any amendment to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (ii) even if the effect of such amendment would be to reduce the rate of interest on any Loan or any LC Disbursement or to reduce any fee payable hereunder and (y) only the consent of the Required Lenders (or, with respect to any default rate payable in respect of the Revolving Facility, Majority in Interest of Revolving Lenders, shall be necessary to waive any obligation of the Borrower to pay interest at the default rate) shall be necessary to reduce or waive any obligation of the Borrower to pay interest or fees at the applicable default rate set forth in Section 2.13(d), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11, in each case which shall only require the approval of the Required Lenders), or any interest thereon (other than interest payable at the applicable default rate of interest set forth in Section 2.13(d)), or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled Maturity Date or scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing or the priority or scope of the application of payments, distributions or proceeds required thereby, without the written consent of each Lender directly and adversely affected thereby, (v) change the application of payments, distributions or proceeds with respect to the Revolving Secured Obligations set forth in Section 2.18(b), in Section 2.01 of the Intercreditor Agreement or in any other Approved Intercreditor Agreement, in each case, without the written consent of each Revolving Lender; provided, however, that the amendments, waivers and other modifications described in this clause (v) shall not require the consent of any Lenders other than each Revolving Lender, (vi) change any provision in the Intercreditor Agreement or in any other Approved Intercreditor Agreement that would alter definition of “Controlling Collateral Agent” (as defined therein) or similar such term or change any provision of this Agreement or any other Loan Document that would alter the right of the Required Revolving Lenders to direct the exercise of rights and remedies under the Loan Documents, in each case, without the written consent of each Lender directly and adversely affected thereby, (vii) change any of the provisions of this Section 9.02 or the definitions of “Required Lenders” or “Majority in Interest” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Term Loans are included on the Effective Date), (viii) change the definition of “Required Revolving Lenders” without the written consent of each Revolving Lender; provided, however, that the amendments, waivers and other modifications described in this clause (viii) shall not require the consent of any Lenders other than each Revolving Lender, (ix) release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty without the written consent of each Lender, (x) except as provided in Section 9.13 or in any Collateral Document in each case as in effect on the Effective Date, release all or substantially all of the Collateral, without the written consent of each Lender, (xi) amend, waive or otherwise modify the Financial Covenant or any definition or calculation provisions related thereto (solely in respect of the use of such defined terms or calculation provisions in or in any determination with respect to the Financial Covenant) or waive any Default or Event of Default resulting from a failure to perform or observe the Financial Covenant without the written consent of the Required Revolving Lenders; provided, however, that the amendments, waivers and other modifications described in this clause (xi) shall not require the consent of any Lenders other than the Required Revolving Lenders, (xii) amend, waive or modify any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to, or the remedies of, Lenders holding Loans of any Class differently than those holding Loans of any other Class without the written consent of Lenders representing a Majority in Interest of each adversely affected Class (and in the case of multiple Classes which are affected, Majority in Interest with respect to all such Classes shall consent together as one Class); provided, however, that the amendments, waivers and other modifications described in this clause (xii) shall not require the consent of any Lenders other than the Lenders holding the Majority in Interest with respect to any applicable Class, (xiii) modify or extend the maturity date of any Letter of Credit to a date that is later than the Maturity Date applicable to the Revolving Commitments, without the written consent of each Revolving Lender; provided, however, that the amendments, waivers and other modifications described in this clause (xiii) shall not require the consent of any Lenders other than each Revolving Lender, (xiv) amend, waive or modify any of the provisions of this Agreement or any other Loan Document in a manner that subordinates any of the Obligations in right of payment, or the priority of the Liens securing any of the Obligations, to any other Indebtedness (other than any Indebtedness permitted to be senior to the Obligations in accordance with the terms of this Agreement as in effect on the Effective Date and any debtor-in-possession financings that does not roll-up or refinance any Indebtedness that is junior in priority from payments on account of the Collateral proceeds or in right of security or payment to any of the Revolving Facility Obligations) without the written consent of each Lender or (xv) amend, waive or modify any provision of Section 2.11(b), Section 4.02, Section 6.04(w) or Section 9.13(a), amend, waive or modify any provision of Section 2.20 with respect to any Incremental Revolving Commitments or Incremental Revolving Loans, amend or modify the definition of “Material IP”, amend, waive or modify the last two sentences of Section 5.10, or amend, waive or modify any material right of the Revolving Lenders under the Intercreditor Agreement or under any other Approved Intercreditor Agreement, in each case with respect to this clause (xv), without the written consent of the Required Revolving Lenders; provided, further, that (i) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be and (ii) Section 9.04(f) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification.

(~~c~~b) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Amendment, Extended Loans pursuant to an Extension Amendment and any Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment, which, in each case, for the avoidance of doubt, shall not require the consent of the Required Lenders) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, the Term Loans, the Incremental Loans, the Extended Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders, and for purposes of the relevant provisions of Section 2.18(b).

(~~d~~c) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders or Lenders representing a Majority in Interest of any Class directly affected, as applicable, is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity (which is reasonably satisfactory to the Borrower and the Administrative Agent) shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender and (3) any amounts owing to such Lender pursuant to Section 2.12(d). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(~~e~~d) Notwithstanding anything to the contrary herein, (i) if following the Effective Date, the Administrative Agent and any Loan Party shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the applicable Loan Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof, (ii) guarantees, collateral security agreements, pledge agreements and related documents (if any) executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and/or waived with the consent of the Administrative Agent at the request of Parent or any Borrower without the input or need to obtain the consent of any other Lenders if such amendment or waiver is delivered in order (x) to comply with local law or advice of local counsel, (y) to cure ambiguities, omissions or defects or (z) to cause such guarantees, collateral security agreements, pledge agreement or other documents to be consistent with this Agreement and the other Loan Documents and (iii) the Borrower and the Administrative Agent may amend any provision of the Loan Documents to effect any technical, administrative or operational changes reasonably necessary to permit Borrowings in any Agreed Currency other than Dollars and Canadian Dollars, and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Multicurrency Tranche Lenders holding a majority of the outstanding Multicurrency Tranche Commitments and Multicurrency Tranche Revolving Credit Exposure as of such date within five (5) Business Days following receipt of notice thereof.

(~~f~~e) Notwithstanding anything to the contrary herein, in connection with any determination as to whether the Required Revolving Lenders or the Required Lenders, as applicable, have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, otherwise acted on any matter related to any Loan Document, or (B) directed or required the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than (x) any Lender that is a regulated bank, (y) any Revolving Lender as of the Effective Date and (z) any Affiliate of the foregoing) or any of its Affiliates (other than Affiliates that (I) make independent investment decisions, (II) have customary information screens in place (that apply to the Borrower) and (III) have investment policies that are not directed by, and whose investment decisions are not influenced by, the holder or a common Affiliate acting in concert with the holder) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. For purposes of determining whether a Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) notional amounts in other currencies shall be converted to the dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borrower or other Loan Parties or any instrument issued or guaranteed by any of the Borrower or other Loan Parties shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than 5.0% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of Parent, the Borrower or the other Loan Parties (or their respective successors) is designated as a “Reference Entity” under the terms of such derivative transactions, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to the credit quality of any of the Borrower or other Loan Parties other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than 5.0% of the components of such index. In connection with any such determination, each Lender (other than any Lender that is a regulated bank and any Revolving Lender as of the Effective Date) shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and the Administrative Agent that it is not a Net Short Lender.

Section 9.03 Expenses; Indemnity; Damage Waiver. ~~(a)~~ Parent and the Borrower shall (and hereby jointly and severally agree to) pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Lead Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel (other than in-house counsel) for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section 9.03, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, however, that in no event shall Parent or the Borrower be required to reimburse the Lenders for more than one counsel to the Administrative Agent (and up to one local counsel in each applicable jurisdiction and regulatory counsel) and one counsel for all of the other Lenders (and up to one local counsel in each applicable jurisdiction and regulatory counsel), unless a Lender or its counsel determines that it would create actual or potential conflicts of interest to not have individual counsel, in which case each Lender may have its own counsel which shall be reimbursed in accordance with the foregoing.

(~~b~~a) Except in respect of Indemnified Taxes or Other Taxes otherwise covered by Section 2.17(c), Parent and the Borrower shall, and jointly and severally agree to, indemnify the Administrative Agent, the Lead Arrangers, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee (but excluding any Excluded Taxes), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, (ii) the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (iii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Parent or any of its Subsidiaries, or any Environmental Liability related in any way to Parent or any of its Subsidiaries, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether (x) any Indemnitee is a party thereto or (y) such matter is initiated by a third party or by Parent or any of its affiliates; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Related Indemnified Persons, (ii) a material breach in bad faith by such Indemnitee or any of its Related Indemnified Persons of the express contractual obligations under any Loan Document pursuant to a claim made by Parent or the Borrower or (iii) any disputes among the Indemnitees or any of their Related Indemnified Persons (other than in their capacities as Lead Arrangers or Administrative Agent) and not arising from any act or omission by Parent or any of its Affiliates.

(~~c~~b) To the extent that Parent or any Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the Administrative Agent, as the case may be, and each Revolving Lender severally agrees to pay to the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that any Borrower’s failure to pay any such amount shall not relieve such Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(~~d~~c) To the extent permitted by applicable law, (i) neither Parent nor any Borrower shall assert, and each hereby waives, any claim against any Indemnitee for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet) other than damages that are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Indemnified Persons, or (ii) no party hereto shall assert, and each party hereto hereby waives, any claim on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(~~e~~d) All amounts due under this Section 9.03 shall be payable not later than fifteen (15) days after written demand therefor.

Section 9.04 Successors and Assigns. ~~(a)~~ The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) Parent and the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, except in a transaction permitted by Section 6.03 (and any attempted assignment or transfer by Parent or a Borrower without such consent shall be null and void).Subject to the terms and conditions set forth in Sections 9.04(b) through (l) below, any Lender may assign to one or more assignees (other than any Person that is not an Eligible Transferee) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(~~b~~a) ~~(i)~~ Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more “accredited investors” (as defined in regulation D of the Securities Act) (other than (1) Parent and its Affiliates, except to the extent permitted in Sections 2.24, 9.04(j), 9.04(g) and 9.04(k), (2) any natural Person, (3) any Defaulting Lender, (4) a Person that would be a Foreign Lender but is not capable of making the representation contained in Section 2.17(l) on the date it becomes a Lender, (5) any Disqualified Lender or (6) any Net Short Lender) (each, an “Eligible Transferee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A) the applicable Borrower (such consent not to be unreasonably withheld or delayed); provided that such Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof; provided, further, that no consent of the applicable Borrower shall be required for (x) any assignment by any Agent or Lead Arranger (or any affiliate thereof) of Term Loans or related commitments pursuant to the primary syndication of such Term Loans and related commitments or (y) an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (h), (i) or (j) of Section 7.01 has occurred and is continuing, any other assignee;

(B) the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the Issuing Bank and the Swingline Lender (such consent not to be unreasonably withheld or delayed); provided that no consent of the Issuing Bank or the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan or any related commitment.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the applicable Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of Revolving Commitments and Revolving Loans) or $1,000,000 (in the case of a Term Loan) unless each of the applicable Borrower and the Administrative Agent otherwise consent; provided that no such consent of the applicable Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about Parent and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E) without the prior written consent of the Administrative Agent, no assignment shall be made to a prospective assignee that bears a relationship to the applicable Borrower described in Section 108(e)(4) of the Code; and

(F) if, at the time of any assignment, the respective assignee would be entitled to greater increased cost payments pursuant to Section 2.15 than those that apply to the respective assignor, then the respective assignee shall not be entitled to charge the Borrower for any such increased costs which would otherwise by owed to it pursuant to Section 2.15, but in each case only to the extent in excess of those that would have applied to the respective assignor at the time of such assignment.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.04 (and, in the case of an Affiliated Lender or a Person that, after giving effect to such assignment, would become an Affiliated Lender, to the requirements of clause (g) of this Section 9.04), from and after the effective date specified in each Assignment and Assumption (or Affiliated Lender Assignment and Assumption) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and interest on the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(~~c~~b) ~~(i)~~ Any Lender may, without the consent of the applicable Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (excluding (x) Parent and its Affiliates (other than Debt Fund Affiliates) and (y) any Person that is not an Eligible Transferee) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this

Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) Parent, the Borrower and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section 9.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender.

(~~ii~~i) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the applicable Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.17 unless such Participant agrees, for the benefit of the applicable Borrower, to comply with Section 2.17(e), Section 2.17(f), Section 2.17(g), Section 2.17(h) and Section 2.17(k) as though it were a Lender (it being understood that the documentation required under Section 2.17(e), Section 2.17(f), Section 2.17(g), Section 2.17(h) and Section 2.17(k) shall be delivered to the participating Lender). In addition, a Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the applicable Borrower is notified of the participation sold to such Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(~~d~~c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(~~e~~d) In the case of any assignment, transfer or novation by a Lender to a new Lender, or any participation by such Lender in favor of a Participant, of all or any part of such Lender’s rights and obligations under this Agreement or any of the other Loan Documents, such Lender and the new Lender or Participant (as applicable) hereby agree that, for the purposes of Article 1278 and/or Article 1281 of the Luxembourg Civil Code (to the extent applicable), any assignment, amendment, transfer and/or novation of any kind permitted under, and made in accordance with the provisions of, this Agreement or any agreement referred to herein to which any Luxembourg Guarantor is a party (including any Collateral Document), any security created or guarantee given under or in connection with this Agreement or any other Loan Document shall be preserved and shall continue in full force and effect for the benefit of such new Lender or Participant (as applicable).

(~~f~~e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Parent (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) such SPC and the applicable Loan or any applicable part thereof shall be appropriately reflected in the Participant Register. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of Parent or any Subsidiary under the Loan Documents (including its obligations under Sections 2.15 through 2.17), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable (and such Lender shall remain liable for such indemnity or similar payment obligation on behalf of the SPC), and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of any Borrower and the Administrative Agent and with the payment of a processing fee of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(~~g~~f) Any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, an Affiliated Lender through (x) Dutch auctions or other offers to purchase or take by assignment open to all Lenders on a pro rata basis in accordance with procedures determined by such Affiliated Lender in its sole discretion or (y) open market purchase consisting solely of cash on a non-pro rata basis, in each case subject to the following limitations:

(i) Affiliated Lenders will not (A) receive information provided solely to Lenders by the Administrative Agent or any Lender and will not be permitted to attend or participate in conference calls or meetings attended solely by the Lenders and the Administrative Agent, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II or (B) make any challenge to the Administrative Agent’s or any other Lender’s attorney-client privilege on the basis of its status as a Lender;

(ii) each Affiliated Lender that purchases any Loans this subsection (g) shall identify itself as an Affiliated Lender;

(iii) each Lender (other than any other Affiliated Lender) that assigns any Loans to an Affiliated Lender pursuant to this subsection (g) shall deliver to the Administrative Agent and Parent a customary Big Boy Letter;

(iv) the aggregate principal amount of Term Loans of any Class under this Agreement held by Affiliated Lenders at the time of any such purchase or assignment shall not exceed 25% of the aggregate principal amount of Term Loans of such Class outstanding at such time under this Agreement (such percentage, the “Affiliated Lender Cap”); provided that to the extent any assignment to an Affiliated Lender would result in the aggregate principal amount of all Term Loans of any Class held by Affiliated Lenders exceeding the Affiliated Lender Cap, the assignment of such excess amount will be void ab initio;

(v) as a condition to each assignment pursuant to this subsection (g), the Administrative Agent and Parent shall have been provided a notice in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender pursuant to which such Affiliated Lender (in its capacity as such) shall waive any right to bring any action in connection with such Loans against the Administrative Agent, in its capacity as such; and

(vi) the assigning Lender and the Affiliated Lender purchasing such Lender’s Term Loans shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit B-2 hereto (an “Affiliated Lender Assignment and Assumption”).

Notwithstanding anything to the contrary contained herein, any Affiliated Lender that has purchased Term Loans pursuant to this subsection (g) may, in its sole discretion, contribute, directly or indirectly, the principal amount of such Term Loans or any portion thereof, plus all accrued and unpaid interest thereon, to a Borrower for the purpose of cancelling and extinguishing such Term Loans. Upon the date of such contribution, assignment or transfer, (x) the aggregate outstanding principal amount of Term Loans shall reflect such cancellation and extinguishing of the Term Loans then held by such Borrower and (y) such Borrower shall promptly provide notice to the Administrative Agent of such contribution of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

Each Affiliated Lender agrees to notify the Administrative Agent and Parent promptly (and in any event within ten (10) Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agent and Parent promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender. The Administrative Agent may conclusively rely upon any notice delivered pursuant to the immediately preceding sentence or pursuant to clause (v) of this subsection (g) and shall not have any liability for any losses suffered by any Person as a result of any purported assignment to or from an Affiliated Lender.

(~~h~~g) Notwithstanding anything in Section 9.02 or the definition of “Required Lenders,” “Required Revolving Lenders” or “Majority in Interest” to the contrary, for purposes of determining whether the Required Lenders, Required Revolving Lenders and Majority in Interest in respect of a Class of Loans have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 9.04(i), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and, except with respect to any amendment, modification, waiver, consent or other action (x) in Section 9.02 requiring the consent of all Lenders, all Lenders directly and adversely affected or specifically such Lender, (y) that alters an Affiliated Lender’s pro rata share of any payments given to all Lenders, or (z) affects the Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender in the same Class, the Loans held by an Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph) (but, in any event, in connection with any amendment, modification, waiver, consent or other action, shall be entitled to any consent fee, calculated as if all of such Affiliated Lender’s Loans had voted in favor of any matter for which a consent fee or similar payment is offered).

(~~i~~h) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, and each Affiliated Lender Assignment and Assumption shall provide a confirmation that, if a proceeding under any Debtor Relief Law shall be commenced by or against Parent or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans held by it as the Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion

(and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner than the proposed treatment of similar Obligations held by Term Lenders that are not Affiliated Lenders.

(~~j~~i) Although any Debt Fund Affiliate(s) shall be Eligible Transferees and shall not be subject to the provisions of Section 9.04(g), (h) and (i), any Lender may, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to a Person who is or will become, after such assignment, a Debt Fund Affiliate. Notwithstanding anything in Section 9.02 or the definition of “Required Lenders” or “Required Revolving Lenders” to the contrary, for purposes of determining whether the Required Lenders or the Required Revolving Lenders, as applicable, have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Term Loans, Revolving Commitments and Revolving Loans held by Debt Fund Affiliates, as applicable, in the aggregate, may not account for more than 49.9% of the Term Loans, Revolving Commitments and Revolving Loans, as applicable, of consenting Lenders included in determining whether the Required Lenders or Required Revolving Lenders have consented to any action pursuant to Section 9.02.

(~~k~~j) Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Parent or any Subsidiary through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with Auction Procedures or (y) open market purchases consisting solely of cash on a non-pro rata basis; provided that:

(i) (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to Parent or any Subsidiary shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of such Term Loans and (c) Parent or a Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register;

(ii) each Person that purchases any Loans pursuant to this subsection (k) shall identify itself as Parent or a Subsidiary of Parent;

(iii) each Lender (other than an Affiliated Lender) that assigns any Loans to Parent, a Borrower or any Subsidiary of Parent pursuant to this subsection (k) shall deliver to the Administrative Agent and Parent a customary Big Boy Letter; and

(~~l~~k) purchases of Term Loans pursuant to this subsection (l) may not be funded with the proceeds of Revolving Loans.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid (except for Unliquidated Obligations) or any Letter of Credit is outstanding (unless such Letter of Credit has been Cash Collateralized) and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

Section 9.06 Integration; Counterparts; Electronic Signature. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement. Delivery of an executed counterpart of a signature page of this Agreement, and/or any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (an “Electronic Signature”) transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. Nevertheless, upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.

Section 9.07 Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of Parent, any Borrower or any Subsidiary Guarantor against any of and all of the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured; provided that any recovery by any Lender or any Affiliate pursuant to its setoff rights under this Section 9.08 is subject to the provisions of Section 2.18(d). The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process; Foreign Process Agent. ~~(a)~~ This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(~~b~~a) Parent and the Borrower hereby irrevocably and unconditionally submit, for themselves and their property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document (other than any Collateral Documents which specify a different jurisdiction), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(~~c~~b) Parent and the Borrower hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(~~d~~c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Swingline Lender, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and its and their respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction relating to Parent or its Restricted Subsidiaries and their obligations, (g) on a confidential basis to (i) any rating agency in connection with rating Parent or its Subsidiaries or the facilities evidenced by this Agreement or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities evidenced by this Agreement, (h) with the prior written consent of Parent or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 by the disclosing party or its Affiliates or (ii) becomes available to the Administrative Agent, the

Issuing Bank or any Lender on a nonconfidential basis from a source other than Parent or the Borrower. In addition, the Administrative Agent, the Swingline Lender, the Issuing Bank and each of the Lenders may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. For the purposes of this Section 9.12, “Information” means all information received from Parent, the Borrower or their Affiliates relating to Parent, the Borrower or their respective Affiliates and businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Parent or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13 Release of Liens and Guarantees.

(a) A Guarantor (other than Parent and any Borrower) shall automatically be released from its obligations under the Loan Documents upon ~~(i)~~ the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Restricted Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise or ~~(ii)~~ such Guarantor becoming an Excluded Subsidiary; provided that Parent has elected for such Excluded Subsidiary to be released from its Guaranty; provided, further to the extent any such Guarantor becomes an Excluded Subsidiary pursuant to clause (a) of the definition thereof, the transaction resulting in such Guarantor becoming an Excluded Subsidiary shall be (1) with a Person that is not an Affiliate of the Borrower, (2) for a bona fide business purpose in the good faith determination of the Borrower Representative and (3) for fair market value. Upon (a) the occurrence of the Termination Date (as defined in the US Security Agreement), (b) any Disposition (other than any lease or license) by any Loan Party (other than to Parent or any Restricted Subsidiary) of any Collateral (i) in a transaction permitted under this Agreement or (ii) in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII or by the Collateral Agent pursuant to the US Security Agreement, the Intercreditor Agreement or any Approved Intercreditor Agreement, (c) any Disposition by any Loan Party to a Receivables Entity of any Permitted Receivables Facility Assets in connection with a Permitted Receivables Facility, (d) any property of a Loan Party becoming an Excluded Asset or (e) the effectiveness of any written consent to the release of the security interest created under any Collateral Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral shall be automatically released. Any termination or release pursuant to this Section 9.13 shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of Parent or any Subsidiary in respect of) all interests retained by Parent or any Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery of documents pursuant to this Section 9.13 shall be without recourse to or warranty by the Collateral Agent.

(b) The Collateral Agent is irrevocably authorized to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clauses (b), (d) or (h) of the definition of “Permitted Encumbrances” or Section 6.02(c), (d), (e), (g), (h), (k), (l), (m), (o), (p), (r), (y) (to the extent that the relevant Lien is of the type to which the Lien of the Collateral Agent may otherwise be required to be subordinated under this clause (b) pursuant to any of the other exceptions to Section 6.02 that are expressly included in this clause (b)), (bb) or (cc).

Section 9.14 USA Patriot Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA Patriot Act”) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA Patriot Act and the Beneficial Ownership Regulation.

Section 9.15 Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent and the Collateral Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.16 No Fiduciary Relationship. Parent, on behalf of itself and its Subsidiaries, agrees that, in connection with all aspects of the transactions contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) and any communications in connection therewith: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between Parent and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) Parent has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Parent is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Parent, the Borrower or any of their respective Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to Parent, the Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Parent and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to Parent, the Borrower or their respective Affiliates. To the fullest extent permitted by law, Parent and the Borrower hereby agree not to assert any claims that they may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.17 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 9.18 Additional Borrowers.

(a) Parent may designate any wholly-owned Restricted Subsidiary as a Borrower hereunder with respect to the Revolving Facility and/or any Incremental Revolving Commitments (and Incremental Revolving Loans) or any Incremental Term Loan Commitments or Incremental Term Loans (other than Incremental Term Loans that are not Other Term Loans); provided, however, that such wholly-owned Restricted Subsidiary shall be organized under the laws of (i) the same jurisdiction under which any other Borrower is organized or (ii) otherwise, a jurisdiction that is reasonably acceptable to the (x) Administrative Agent and (y)(1) in the case of an Additional Borrower with respect to the Revolving Facility, each of the Lenders under the Revolving Facility and (2) in the case of an Additional Borrower with respect to any Incremental Term Loans that are Other Term Loans, the Incremental Term Lenders with respect to such Incremental Term Loans. Such wholly-owned Restricted Subsidiary shall become an Additional Borrower and a party to this Agreement by delivering to the Administrative Agent an Additional Borrower Joinder, and all references to the “Borrower” shall also include such Additional Borrower, as applicable, upon (a) the receipt by the Administrative Agent of (i) copies, certified by the secretary or assistant secretary of such Additional Borrower, of resolutions of the board of directors or similar governing body of such Additional Borrower approving this Agreement and any other Loan Documents to which such Additional Borrower is becoming a party and performing the obligations thereunder and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization and existence of such Additional Borrower; (ii) an incumbency certificate, executed by the secretary or assistant secretary of such Additional Borrower, which shall identify by name and title and bear the signature of the officers of such Additional Borrower authorized to request Borrowings hereunder and sign this Agreement and the other Loan Documents to which such Additional Borrower is becoming a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by Parent or such Additional Borrower, as applicable; (iii) opinions of counsel to such Additional Borrower, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the laws of its jurisdiction of organization and such other customary matters as are reasonably requested by counsel to the Administrative Agent and addressed to the Administrative Agent and the Lenders; (iv) at least three (3) Business Days prior to such designation, any other instruments and documents reasonably requested by the Administrative Agent and each Lender under applicable “know-your-customer” or similar rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation; and (v)

a certificate from Parent and such Additional Borrower certifying that as of the date of such joinder, the conditions set forth in Section 4.02(a) and (b) shall be met as if a Credit Event were to occur on such date and (b) the Lenders being provided with ten (10) Business Days’ prior notice (or such shorter period of time as the Administrative Agent shall reasonably agree) of any Additional Borrower being proposed to be added pursuant to this Section 9.18(a). This Agreement may be amended as necessary or appropriate, in the reasonable opinion of the Administrative Agent and Parent to effect the provisions of or be consistent with this Section 9.18(a). Notwithstanding any other provision of this Agreement to the contrary, any such deemed amendment may be memorialized in writing by the Administrative Agent with Parent’s consent, but without the consent of any other Lenders and furnished to the other parties hereto.

(b) Notwithstanding anything to the contrary contained in this Agreement, the parties hereto agree that any US Borrower shall only be jointly and severally liable with respect to the US Borrowings and shall not be jointly and severally liable with respect to any Loans and Obligations of any Borrower that is not a US Borrower.

(c) Notwithstanding anything to the contrary contained in this Agreement (but subject to subsection (b) of this Section 9.18), the parties hereto agree that the Borrower Representative shall be a co-borrower with respect to all Loans and other Obligations of any Additional Borrowers hereunder, and each reference herein to the “Additional Borrower(s)” or the “Borrower(s)” with respect to any Loans (other than Revolving Loans and related extensions of credit incurred directly by any Additional Borrower) or Obligations of any Additional Borrower hereunder shall be deemed to be a reference to any Additional Borrower and the Borrower Representative, jointly and severally. Subject to subsection (b) of this Section 9.18, each Additional Borrower and the Borrower Representative shall be jointly and severally liable for all such Loans and other Obligations, regardless of which Borrower actually receives the benefit thereof or the manner in which they account for such Loans and Obligations on their books and records. Upon the commencement and during the continuation of any Event of Default, the Administrative Agent and the applicable Lenders may (in accordance with the terms of this Agreement and the other Loan Documents) proceed directly and at once, without notice, against any Additional Borrower or the Borrower Representative to collect and recover the full amount, or any portion of, such Obligations, without first proceeding against the other Borrower(s) or any other Person, or any security or collateral for such Obligations, subject, however, to subsection (b) of this Section 9.18. Each Additional Borrower and the Borrower Representative consents and agrees that neither the Administrative Agent nor the Lenders shall be under any obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of such Obligations.

Section 9.19 Acknowledgement and Consent to Bail-In of Affected Financial Institution.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 9.20 Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, the Administrative Agent, the Collateral Agent, the Issuing Bank and each Lender hereby acknowledges that the Liens and security interests securing the Secured Obligations, the exercise of any right or remedy by the Collateral Agent under the Loan Documents or with respect thereto, and certain rights of the parties thereto are subject to the provisions of the Intercreditor Agreement and any Approved Intercreditor Agreement that has been entered into by the Administrative Agent and the Collateral Agent pursuant to the terms hereof. In the event of any conflict between the terms of the Intercreditor Agreement or any such Approved Intercreditor Agreement and the terms of this Agreement or any other Loan Document with respect to the priority of any Liens granted to the Collateral Agent or the exercise of any rights and remedies of the Collateral Agent, the terms of the Intercreditor Agreement and such applicable Approved Intercreditor Agreements shall govern and control.

Section 9.21 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of the Administrative Agent, the Collateral Agent and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, this Agreement and the Loan Documents,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, this Agreement and the Loan Documents, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender, for the benefit of the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that none of the Administrative Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, this Agreement and the Loan Documents (including in connection with the reservation of exercise or any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 9.22 Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support; and

(b) As used in this Section 9.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE X

PARENT GUARANTY

Section 10.01 Guaranty. Parent hereby guarantees to each Secured Party as hereinafter provided, as primary obligor and not as surety, the payment of the Secured Obligations in full in cash when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. Parent hereby further agrees that if any of the Secured Obligations are not paid in full in cash when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), Parent will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Secured Obligations, the same will be promptly paid in full in cash when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

Section 10.02 Obligations Unconditional. ~~(a)~~ The obligations of Parent under Section 10.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Secured Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full in cash of the Secured Obligations, other than contingent indemnification, tax gross up, expense reimbursement or yield protection obligations, in each case, for which no claim has been made), it being the intent of this Section 10.02 that the obligations of Parent hereunder shall be absolute and unconditional under any and all circumstances. Parent agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against a Borrower or any other Guarantor for amounts paid under this Article X until such time as the Secured Obligations have been paid in full in cash and the Commitments have expired or terminated.

(~~b~~a) Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of Parent hereunder, which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to Parent the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Secured Obligations shall be done or omitted;

(iii) the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Secured Obligations shall be waived or any other guarantee of any of the Secured Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv) any Lien granted to, or in favor of, the Collateral Agent or any other holder of the Secured Obligations as security for any of the Secured Obligations shall fail to attach or be perfected; or

(v) any of the Secured Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of Parent) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of Parent).

(~~c~~b) With respect to its obligations hereunder, Parent hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, the Collateral Agent or any other holder of the Secured Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or other documents relating to the Secured Obligations, or against any other Person under any other guarantee of, or security for, any of the Secured Obligations.

Section 10.03 Reinstatement. The obligations of Parent under this Article X shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings under any Debtor Relief Law, and Parent agrees that it will indemnify the Administrative Agent and each holder of the Secured Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent or such holder of the Secured Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any proceedings under any debtor relief law.

Section 10.04 Certain Additional Waivers. Parent further agrees that it shall have no right of recourse to security for the Secured Obligations, except through the exercise of rights of subrogation pursuant to Section 10.02 and through the exercise of rights of contribution pursuant to Section 10.06.

Section 10.05 Remedies. Parent agrees that, to the fullest extent permitted by law, as between Parent, on the one hand, and the Administrative Agent, the Collateral Agent and the other holders of the Secured Obligations, on the other hand, the Secured Obligations may be declared to be forthwith due and payable as provided in Section 7.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII) for purposes of Section 10.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Secured Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Secured Obligations being deemed to have become automatically due and payable), the Secured Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by Parent for purposes of Section 10.01. Parent acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the holders of the Secured Obligations may exercise their remedies thereunder in accordance with the terms thereof.

Section 10.06 Rights of Contribution. Parent agrees that, in connection with payments made hereunder, Parent shall have contribution rights against the other Guarantors as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Secured Obligations have been paid in full in cash and the Commitments have terminated.

Section 10.07 Guarantee of Payment; Continuing Guarantee. The guarantee given by Parent, in this Article X is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Secured Obligations whenever arising.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized Responsible Officers as of the date first set forth above.

ENDO FINANCE HOLDINGS, INC., as the Borrower Representative

By:
Name:
Title:

ENDO, INC., as Parent

By:
Name:
Title:

[Signature Page to Credit Agreement]

GOLDMAN SACHS BANK USA, as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender

By:
Name:
Title:

[Signature Page to Credit Agreement]

[LENDER], as a Lender

By:
Name: Title: